Exhibit 4.49

EXECUTION VERSION

REDACTED

Certain identified information, indicated by [*****], has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

2020 CLA AMENDMENT AND RESTATEMENT AGREEMENT

dated

APRIL 2, 2021

by and between

CUREVAC AG

and

GLAXOSMITHKLINE BIOLOGICALS SA

AMENDMENT AND RESTATEMENT AGREEMENT

This Amendment and Restatement Agreement (“Agreement”) is entered into on April 2, 2021 (“Effective Date”)

BY AND BETWEEN

CUREVAC AG, a German cooperation with offices at [*****] (“CureVac”);

AND

GLAXOSMITHKLINE BIOLOGICALS SA, a Belgium corporation with offices at [*****] (“GSK”).

INTRODUCTION

A.	This Agreement is supplemental to and amends and restates a Collaboration and License Agreement dated July 15, 2020 on collaborating in the research, development and commercialization of prophylactic and therapeutic non-replicating mRNA based vaccines and antibodies targeting certain infectious disease pathogens, such pathogens among others not including SARS-CoV-2 (the “2020 CLA”).

B.	On the date of this Agreement, the Parties have also entered into a separate agreement concerning the development of vaccines targeting SARS-CoV-2 (the (“2021 CLA”).

C.	The Parties have consented to the amendments to the 2020 CLA set out in this Agreement, subject to the commencement of the 2021 CLA in accordance with its terms.

NOW THEREFORE, in consideration of the foregoing premises and the following mutual covenants and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	INTERPRETATION

1.1	In this Agreement, unless the contrary intention appears, a paragraph, section, exhibit or schedule is a reference to a section, exhibit or schedule to this Agreement. Schedule 1 forms part of this Agreement.

1.2	Unless otherwise specified in this Agreement, the words and expressions defined in the Amended and Restated CLA (as defined below) shall have the same meanings when used in this Agreement and the rules and principles of interpretation set out in Section 1 of the Amended and Restated CLA shall apply to this Agreement.

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1.3	In this Agreement, “Closing Date” means the date of commencement of the 2021 CLA in accordance with its terms.

1.4	In the event of any conflict or inconsistency between the terms of the Amended and Restated CLA and this Agreement, this Agreement shall prevail.

2.	CONDITION PRECEDENT

This Agreement shall commence only on and from the Closing Date.

3.	AMENDMENT AND RESTATEMENT

3.1	Subject to Section 3.2, the Parties agree that the 2020 CLA will be amended and restated in the form set out in Schedule 1 (the “Amended and Restated CLA”) on and from the Closing Date so that the rights and obligations of the Parties to the 2020 CLA shall, on and from the Closing Date, be governed by and construed in accordance with the provisions of the Amended and Restated CLA.

3.2	The 2020 CLA will remain in full force and effect, except to the extent amended and restated by this Agreement, and each Party’s rights, responsibilities and liabilities relating to any act or omission prior to Closing Date shall continue to be determined by the 2020 CLA.

4.	REPRESENTATIONS AND WARRANTIES

CureVac and GSK each represents and warrants and covenants with respect to itself only as at the Effective Date that:

(a)	the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of such Party, its officers and directors, and does not conflict with, violate, or breach any agreement to which such Party is a party, or such Party’s corporate charter, bylaws or similar organizational documents;

(b)	this Agreement constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable competition, bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies;

(c)	it is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated.

5.	GENERAL PROVISIONS

5.1	This Agreement and all disputes arising hereunder, shall be exclusively governed by, and interpreted and enforced in accordance with Belgian law. The United Nations Convention of International Contracts on the Sale of Goods (the Vienna Convention) does not apply to this Agreement.

5.2	If any provision of this Agreement is determined by any court or administrative tribunal of competent jurisdiction to be invalid or unenforceable, the Parties shall negotiate in good faith a replacement provision that is commercially equivalent, to the maximum extent permitted by Applicable Law, to such invalid or unenforceable provision. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement. Nor shall the invalidity or unenforceability of any provision of this Agreement in one country or jurisdiction affect the validity or enforceability of such provision in any other country or jurisdiction in which such provision would otherwise be valid or enforceable.

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5.3	This Agreement, together with Schedule 1 attached hereto, constitutes the entire agreement between the Parties regarding the subject matter hereof, and supersedes all prior agreements, understandings and communications between the Parties, with respect to the subject matter hereof, including the Confidentiality Agreements. The foregoing may not be interpreted as a waiver of any remedies available to either Party as a result of any breach prior to the Effective Date, by the other Party of its obligations under the Confidentiality Agreements. No modification or amendment of this Agreement shall be binding upon the Parties unless in writing and executed by the duly authorized representative of each of the Parties; this shall also apply to any change of this Section 5.3.

5.4	This Agreement may be executed in any number of counterparts, by original or electronic (including “pdf”) signature, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5.5	The Parties are independent contractors and this Agreement shall not constitute or give rise to an employer-employee, agency, partnership or joint venture relationship among the Parties and each Party’s performance hereunder is that of a separate, independent entity

5.6	None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party which shall be a Third Party beneficiary to this Agreement.

Signature page follows .

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In Witness Whereof, the Parties have executed this Agreement to be effective as at the Effective Date.

Signed on behalf of

GlaxoSmithKline Biologicals S.A.

[*****]

[*****]

Date Signed: April 2, 2021

Signed on behalf of

GlaxoSmithKline Biologicals S.A.

[*****]

[*****]

Date Signed: April 2, 2021

Signed on behalf of

CureVac AG

[*****]

[*****]

Date Signed: April 2, 2021

Signed on behalf of

CureVac AG

[*****]

[*****]

Date Signed: April 2, 2021

SCHEDULE 1

AMENDED AND RESTATED CLA

EXECUTION VERSION

COLLABORATION AND LICENSE AGREEMENT

dated

15 JULY, 2020

(AS AMENDED AND RESTATED 2 APRIL, 2021)

by and between

CUREVAC AG

and

GLAXOSMITHKLINE BIOLOGICALS SA

Table of Contents

1.	DEFINITIONS.	5
2.	LICENSES; EXCLUSIVITY	28
3.	PRODUCT ADJUSTMENTS; REPLACEMENT RIGHT; EXCLUSIVE OPTION	34
4.	RESEARCH AND DEVELOPMENT COLLABORATION.	40
5.	MANUFACTURING AND COMMERCIALIZATION.	47
6.	COMMERCIALIZATION OF PRODUCTS IN THE CUREVAC TERRITORY	50
7.	GOVERNANCE	50
8.	CONSIDERATION AND PAYMENTS	55
9.	INTELLECTUAL PROPERTY	62
10.	ENFORCEMENT AND DEFENSE.	68
11.	CONFIDENTIALITY.	71
12.	COMPLIANCE, QUALITY, INTEGRITY	75
13.	INDEMNIFICATION AND REPRESENTATIONS AND WARRANTIES	79
14.	TERM AND TERMINATION.	83
15.	CONSEQUENCES OF TERMINATION.	84
16.	GENERAL PROVISIONS	90

Exhibits

Exhibit 1.29	List of Collaboration Pathogens and Products
Exhibit 1.44	CureVac Know How
Exhibit 1.50	CureVac Patent Rights
Exhibit 1.70	Excluded Pathogens
Exhibit 1.115	In-Licensing Agreements
Exhibit 2.1.2 Part A	[*****]
Exhibit 2.1.2 Part B	Licensed LNPs
Exhibit 2.1.4	[*****]
Exhibit 3.4	Clearance Template
Exhibit 3.5.2	Reserved Antigens
Exhibit 4.1	First Product R&D Plan
Exhibit 4.2	Second Product R&D Plan
Exhibit 4.3	Other Products R&D Plans
Exhibit 5.2.1	Key Supply Terms
Exhibit 6.2	Key Distribution Terms
Exhibit 8.7.5	Third Party Offset
Exhibit 11.6	Draft Press Release
Exhibit 12.5	Data Protection
Exhibit 13.4	Disclosure Letter
Exhibit 15.4	Post-Termination Royalties

COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (“Agreement”) is entered into on 15 July, 2020 (“Effective Date”) and amended and restated on 2 April, 2021

BY AND BETWEEN

CUREVAC AG, a German cooperation with offices at [*****] (“CureVac”);

AND

GLAXOSMITHKLINE BIOLOGICALS SA, a Belgium corporation with offices at [*****] (“GSK”).

INTRODUCTION

A.	WHEREAS, CureVac is a biotechnology company that is a pioneer and technology leader in mRNA-based prophylactic and therapeutic approaches and discovers, designs and develops first- in-class mRNA therapies for the prevention and treatment of diseases with unmet medical need.

B.	WHEREAS, GSK is a world leading global healthcare company developing, manufacturing and commercializing innovative pharmaceuticals, vaccines and consumer healthcare products worldwide.

C.	WHEREAS, GSK made an equity investment into CureVac pursuant to the terms of the investment and shareholders agreement on or around the date of this Agreement (the “Equity Investment”).

D.	WHEREAS, the Parties wish to collaborate in the research, development and commercialization of prophylactic and therapeutic non-replicating mRNA based vaccines and antibodies targeting infectious disease pathogens.

E.	WHEREAS, the Parties have agreed to amend and restate this Agreement, to amend the list of Excluded Pathogens, to vary the exclusive option granted by CureVac to GSK and to make certain other amendments to align it with the 2021 Collaboration Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the following mutual covenants and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	DEFINITIONS.

For purposes of this Agreement, the following capitalized terms shall have the following meanings, whether used in the singular or plural:

1.1	“2021 Preliminary Agreement” means the preliminary agreement between the Parties regarding CureVac mRNA-based coronavirus vaccines dated 3 February, 2021.

1.2	“2021 Collaboration Agreement” means the collaboration and license agreement between the Parties regarding CureVac mRNA-based SARS-Cov-2 vaccines (and certain other vaccines targeting coronaviruses, in the event of effective Option Exercise under this Agreement, if CureVac elects the profit share option under Section 3.7.3(a)(i)) dated 2 April, 2021.

1.3	“Affiliate” shall mean any corporation or other entity that controls, is controlled by, or is under common control with a Party. A corporation or other entity will be regarded as under the control of another corporation or entity if the latter corporation or entity owns or directly or indirectly controls fifty percent (50%) or more of the voting stock or other ownership interest of the former corporation or other entity, or if the latter corporation or entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the former corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the former corporation or other entity, provided, however, that regarding CureVac, Affiliate shall not include Mr. Dietmar Hopp, dievini Hopp BioTech holding GmbH & Co.KG and/or any other companies controlled by Mr. Dietmar Hopp and/or dievini Hopp BioTech holding GmbH & Co.KG that are not subsidiaries of CureVac.

1.4	“Agreement” shall have the meaning set forth in the Preamble.

1.5	“Alliance Manager” shall have the meaning set forth in Section 7.1.1.

1.6	“Ancillary Agreement” shall mean any of the following agreements between the Parties (or their respective Affiliates) relating to this Agreement: any Clinical Supply Agreement; any Commercial Supply Agreement; any Distribution Agreement; any Quality Agreement and any pharmacovigilance agreement.

1.7	“Antibody” shall mean a molecule, defined by its amino acid sequence, including an engineered [*****].

1.8	“Antibody Combination” shall mean a combination of [*****] Antibodies and so binding to a maximum of [*****] distinct Antigens.

1.9	“Antigen” shall mean any antigen, defined by its amino acid sequence, associated with a Pathogen, together with all Antigen Variants thereof.

1.10	“Antigen Variant” shall mean any variant of an Antigen, including the wild type, naturally occurring variants, engineered variants wherein modifications to the native amino acid sequence have been introduced (for example, mutated versions, derivatives or fragments), provided, however, that any such variant possesses substantially similar biological activity to the naturally occurring antigen.

1.11	“Antigen/Antibody List Rep” shall have the meaning set forth in Section 3.4.

1.12	“Applicable Laws” shall mean all applicable provisions of all national, supranational, regional, state and local, laws, treaties, statutes, rules, regulations, directives, administrative codes, ordinances, decrees, orders, decisions, guidance documents, injunctions, awards, judgments, and permits of or from any court, arbitrator, stock exchange, regulatory authority or governmental authority having jurisdiction over or related to the subject item.

1.13	“Assigned Invention” shall have the meaning set forth in Section 9.4.

1.14	“Background Technology” shall mean the CureVac Background Technology and/or GSK Background Technology, as applicable.

1.15	“Brand IP” shall mean any and all rights and privileges in trade names, domain names, brand names, product names, logos and trade dress (and the goodwill of any business symbolized thereby), including trademarks, service marks, copyrights and design rights for any of the above, and any similar intellectual property right recognized from time to time in any jurisdiction, as well as any and all registrations, applications, recordings and other legal protections to the foregoing.

1.16	“Breaching Party” shall have the meaning set forth in Section 14.4.

1.17	“Business Day” shall mean any day other than Saturday, Sunday, or any day that banks are authorized or required to be closed in Tübingen, Germany or Rixensart, Belgium.

1.18	“Calendar Quarter” shall mean each successive period of three (3) months ending on March 31, June 30, September 30 and December 31 of each Calendar Year; provided, that the first Calendar Quarter under this Agreement will be the period beginning on the Closing Date and ending on the end of the Calendar Quarter in which the Closing Date is encompassed and the last Calendar Quarter of the Term will be the period beginning on January 1, April 1, July 1 or October 1, as applicable, and ending on the effective date of expiry or termination of this Agreement, and “Calendar Quarterly” shall be construed accordingly.

1.19	“Calendar Year” shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31; provided, however, that the first Calendar Year under this Agreement will be the period beginning on the Closing Date and ending on the end of the Calendar Year in which the Closing Date is encompassed and the last Calendar Year of the Term will be the period beginning on January 1 and ending on the effective date of expiry or termination of this Agreement.

1.20	“Clearance Template” shall have the meaning set forth in Section 3.4.

1.21	“Change of Control” shall mean a transaction in which a Party (or any direct or indirect shareholder(s), unitholder(s) or partner(s) together holding (directly or indirectly) over fifty percent (50%) of the voting rights attached to the shares, units or partnership interests in a Party): (i) sells, conveys or otherwise disposes of all or substantially all of the Party’s (or their indirect interest(s) in the Party’s) property, assets or business; or (ii) merges or consolidates with any other entity; or (iii) effects any other transaction or series of transactions; in each case of clause (ii) or (iii), such that the ultimate direct or indirect shareholder(s), unitholder(s) or partner(s)of such Party immediately prior thereto, in aggregate, no longer own, directly or indirectly, beneficially or legally, more than fifty percent (50%) of the voting rights attached to the outstanding voting securities or capital stock of the surviving entity following the closing of such merger, consolidation, other transaction or series of transactions. For the avoidance of doubt, “Change of Control” shall not mean a transaction which, in the case of paragraph (ii) or (iii), results in a person owning, directly or indirectly, beneficially or legally, more than fifty percent (50%) of the voting rights attached to the outstanding voting securities or capital stock of the surviving entity and where there is an agreement or arrangement between that person (or any of its direct or indirect shareholders, unitholders or partners) and the relevant Party (or any of its direct or indirect shareholders, unitholders or partners) to reverse the effects of this transaction or to implement a further transaction so that the ultimate shareholders, unitholders or partners of the relevant Party immediately prior thereto will again own, directly or indirectly, beneficially or legally, more than fifty percent (50%) of the voting rights attached to the outstanding voting shares, units or partnership interests of the relevant Party or surviving entity.

1.22	“Clinical Phase I Study” shall mean a study in humans which provides for the first administration to humans of a product, conducted in healthy volunteers or patients to obtain information on product safety, tolerability, pharmacological activity or pharmacokinetics, as more fully defined in 21 C.F.R. § 312.21(a) or the non-United States equivalent thereof. For the avoidance of doubt, a Clinical Phase I Study may generate sufficient data (if successful) to commence pivotal studies/Clinical Phase III Studies, but it shall not constitute a Clinical Phase II Study.

1.23	“Clinical Phase II Study” shall mean a clinical study (other than a Clinical Phase I Study) in humans of the safety, dose ranging and efficacy of a product, which is prospectively designed to generate sufficient data (if successful) to commence pivotal studies/Clinical Phase III Studies, as further defined in 21 CFR §312.21(b) or the non-United States equivalent thereof.

1.24	“Clinical Phase III Study” shall mean a controlled, and usually multicenter, clinical study in humans of the efficacy and safety of a product, which is prospectively designed to demonstrate statistically whether such product is effective and safe for use in humans in the indication being investigated in a manner sufficient to submit an application to obtain Regulatory Approval to market such product, as further defined in 21 CFR §312.21(c) or the non-United States equivalent thereof.

1.25	“Closing Date” means 15 July, 2020.

1.26	“Clinical Studies” shall mean all Clinical Phase I Studies, Clinical Phase II Studies and Clinical Phase III Studies, including pivotal studies.

1.27	“CMC Development” shall mean all research and development activities conducted in respect of the Manufacture of Products, including chemistry, manufacturing and control (CMC), creation of master and working cell banks, test method development and stability testing, process development, manufacturing scale-up, qualification and validation, quality assurance and quality control processes and techniques.

1.28	“CMO” shall mean a contract manufacturing organization.

1.29	“Collaboration Pathogen” shall mean a Pathogen other than an Excluded Pathogen in relation to which the Parties have agreed to seek to Develop a Product under this Agreement (including any Replacement Product or Optioned Product) for as long as such Product is being Developed and/or Commercialized under this Agreement. As at the Effective Date of this Agreement, Collaboration Pathogen shall mean the Pathogens set out in Exhibit 1.29. For clarity, if GSK replaces a Product pursuant to Section 3.6 or terminates a Program pursuant to Section 14.2, the Pathogen targeted by such Replaced Product or targeted under such terminated Program shall no longer be a Collaboration Pathogen, but shall be an Excluded Pathogen.

1.30	“Combination Product” shall mean a product that is:

(i)	a single pharmaceutical formulation containing Drug Substances associated with a Product and one or more other therapeutically or prophylactically active pharmaceutical ingredients [*****];

(ii)	any combination therapy comprised of a Finished Product and one or more other therapeutically or prophylactically active products, that is (x) priced and sold in a single package containing such multiple products; or (y) packaged separately but sold together for a single price; or

(iii)	comprised of a Finished Product and a companion or complementary diagnostic, priced and sold in a single package containing such multiple products or packaged separately but sold together for a single price, in each case, including all dosage forms, formulations, presentations, line extensions, and package configurations. For clarity, a Pathogen Combination Product shall not be a Combination Product, unless it is (A) combined with another therapeutically or prophylactically active ingredient/product or (B) comprised of a Finished Product and a companion or complementary diagnostic product, as set forth in (i), (ii) or (iii) above.

1.31	“Commercial Supply Agreement” shall have the meaning given in Section 5.2.2.

1.32	“Commercialization” shall mean any and all activities directed to the preparation for sale of, offering for sale of, or sale of a Product, including activities related to marketing, promoting, distributing, importing and exporting of Products, interacting with Regulatory Authorities regarding any of the foregoing and medical affairs functions. For the avoidance of doubt, “Commercialization” shall not include the Manufacture of Products. When used as a verb, to “Commercialize” and “Commercializing” shall mean to engage in Commercialization, and “Commercialized” has a correlative meaning.

1.33	“Confidential Information” shall mean all Know-How, Development Data or other information of a Party whether or not marked confidential or proprietary, including:

(i)	all communications between the Parties or information of whatever kind whether recorded or not and, if recorded, in whatever medium, relating to or arising out of this Agreement, whether disclosed prior to or after entering into this Agreement; and

(ii)	all copies and excerpts of the communications, information, notes, reports and documents in whatever form referred to in paragraph (i) of this definition.

For purposes of the confidentiality obligations set forth herein, (a) GSK Know-How, GSK Materials and GSK Inventions shall be deemed Confidential Information of GSK; and CureVac Know-How, CureVac Materials and CureVac Inventions shall be deemed Confidential Information of CureVac; (b) Confidential Information jointly owned by the Parties shall be deemed Confidential Information of both Parties; and (c) the terms and conditions of this Agreement shall be deemed Confidential Information of both Parties (and both Parties shall be deemed the Receiving Party with respect thereto). “Confidential Information” also includes all information exchanged between the Parties pursuant to the Confidentiality Agreement.

1.34	“Confidentiality Agreement” shall mean that certain Confidential Disclosure Agreement entered into between the Parties as at January 9, 2020.

1.35	“Control” shall mean, with respect to any material, information or intellectual property right, that a Party (i) owns such material, information or intellectual property right; or (ii) has a license to or right to use or grant access to such material, information or intellectual property right, in each case of (i) or (ii), without violating the terms of any agreement or other arrangement with a Third Party, provided that any intellectual property right in-licensed by a Party from the other Party under the 2021 Collaboration Agreement shall not be Controlled by such Party for the purpose of this Section 1.35.

1.36	“Cover” shall mean, (i) with respect to a claim of a Patent Right, that such claim would be infringed, absent a license, by the Development, Manufacture or Commercialization of a Product, or (ii) with regard to Know-How, that the use or disclosure of such Know-How without a license would be actionable.

1.37	“COVID Product” shall have the meaning given to it in the 2021 Collaboration Agreement.

1.38	“CRO” shall mean a contract research organization or a contract development and manufacturing organization.

1.39	“CureVac Alliance Manager” shall have the meaning set forth in Section 7.1.1.

1.40	“CureVac Background Technology” shall have the meaning set forth in Section 9.1.

1.41	“CureVac Elements” has the meaning given in Section 2.7.1.

1.42	“CureVac Indemnified Parties” shall have the meaning set forth in Section 13.1.

1.43	“CureVac Invention” shall have the meaning set forth in Section 9.3.1.

1.44	“CureVac Know-How” shall mean (i) all Know-How within the CureVac Background Technology Controlled by CureVac or its Affiliates as at the Effective Date or during the Term that is necessary or useful for the Parties to Develop, Manufacture and/or Commercialize Products under this Agreement, provided that (x) with respect to Know-How within the CureVac Background Technology owned by a Third Party that is not necessary to ensure freedom to operate for the Development, Manufacture and/or Commercialization of Products in the Field in the Territory and that comes under CureVac’s Control, this shall only include Know-How which is deemed CureVac Know-How pursuant to Section 2.7.1; and (y) this shall not include the Know- How of any Third Party (or such Third Party’s Affiliates) that becomes an Affiliate of CureVac after the Effective Date solely as a result of a Change of Control in CureVac; and (ii) all Know- How Controlled by CureVac or its Affiliates arising or generated during the Research Period in connection with the performance of activities under this Agreement; provided, however, that CureVac Know-How does not include Know-How related to (A) LNP Technology Controlled by a Third Party; and (B) [*****]. CureVac Know-How shall include (i) Know-How comprised in the CureVac Background Technology; and (ii) Know-How related to CureVac Inventions, CureVac’s share in Joint Product Inventions or Joint Other Inventions, (iii) other Know- How generated by CureVac under a Program, (iv) Know-How related to LNP technology owned by CureVac, and (v) Know-How related to CVCMs. Without limiting Section 9.1, the CureVac Know-How existing at the Effective Date is further described in Exhibit 1.44.

1.45	“CureVac Manufacturing Technology” shall mean CureVac Patent Rights and CureVac Know- How that are required for the Manufacture of Products.

1.47	“CureVac Materials” shall mean [*****] that are supplied or otherwise made available by or on behalf of CureVac and/or its Affiliate(s) to GSK hereunder for the purposes of this Agreement (excluding, for clarity, any Confidential Information, or any Product).

1.48	“CureVac mRNA” shall mean the non-replicating mRNA Covered by the CureVac Technology on the Effective Date or during the Term.

1.49	“CureVac mRNA-Based” shall mean, with respect to a vaccine or Antibody, that such vaccine or Antibody is encoded by one or more CureVac mRNAs.

1.50	“CureVac Patent Right(s)” shall mean (i) all Patent Rights within the CureVac Background Technology Controlled by CureVac or its Affiliates as at the Effective Date or during the Term that are necessary or useful for the Development, Manufacture and/or Commercialization of Products under this Agreement, provided that (x) with respect to Patent Rights within the CureVac Background Technology owned by a Third Party that are not necessary to ensure freedom to operate for the Development, Manufacture and/or Commercialization of Products in the Field in the Territory and that come under CureVac’s Control after the Effective Date, this shall only include Patent Rights which are deemed CureVac Patent Rights pursuant to Section 2.7.1; and (y) this shall not include the Patent Rights of any Third Party (or such Third Party’s Affiliates) that becomes an Affiliate of CureVac solely as a result of a Change of Control in CureVac, and (ii) all CureVac Program Patent Right and CureVac’s interest in Joint Patent Rights; provided, however, that CureVac Patent Rights do not include Patent Rights within (A) LNP Technology Controlled by a Third Party; and (B) [*****]. CureVac Patent Rights shall include (i) Patent Rights comprised in the CureVac Background Technology; and (ii) CureVac’s share in Joint Patent Rights, and (iii) CureVac Program Patent Rights, and (iv) Patent Rights related to LNP technology owned by CureVac and CVCMs. The CureVac Patent Rights within the CureVac Background Technology Controlled by CureVac or its Affiliates as at the Effective Date are listed in Exhibit 1.50.

1.51	“CureVac Program Patent Right” shall have the meaning set forth in Section 9.6.1.

1.52	“CureVac Project Leader” shall have the meaning set forth in Section 7.1.2.

1.53	“CureVac Technology” shall mean CureVac Patent Rights and CureVac Know-How.

1.54	“CureVac Territory” shall mean Austria, Germany and Switzerland.

1.55	“CVCM” shall mean CureVac’s next generation mRNA delivery vehicle, also referred to as CureVac Carrier Molecule™, which is disclosed in CureVac’s patent families [*****], that is appropriate for the formulation of Drug Substance.

1.56	“Development” shall mean all research, non-clinical, and clinical testing and drug development activities conducted in respect of the Products, including those necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining Regulatory Approvals and to successfully Develop, Manufacture and Commercialize the Products for use in the Field. “Development” shall include CMC Development, delivery system development, mRNA sequence optimization, protein design, non-clinical testing, mechanism of action studies, toxicology, pharmacokinetics, clinical studies, regulatory affairs activities, statistical analysis and report writing, submission of documents, market research, pharmacoeconomic studies, and epidemiological/real world data studies. Development shall mean both (a) non-clinical and clinical Development; and (b) CMC Development. “Develop” and “Developed” have a correlative meaning.

1.57	“Development Costs” shall mean: (i) demonstrable costs and expenses invoiced by Third Parties for the activities specified in the applicable R&D Plan; and (ii) the costs and expenses of scientific, medical, technical personnel directly engaged in such efforts, which costs shall be determined based on the FTE Rate based on time actually spent performing the applicable activities, in each case as further detailed in the Development budget set out in the applicable R&D Plan.

1.58	“Development Data” shall mean: (i) CMC Development data (including records of Manufactured batches); (ii) any non-clinical or clinical findings, results and other research data relating to the Products, in any format; and (iii) the formal reports of preclinical toxicology studies and Clinical Studies, such data in each case of (i), (ii) and (iii) required for the Development, Manufacture and Commercialization of the Products, including but not limited to, INDs and other regulatory filings and registration dossiers.

1.59	“Development & Regulatory Milestone Event” shall have the meaning set forth in Section 8.3.

1.60	“Development & Regulatory Milestone Payment” shall have the meaning set forth in Section 8.3.

1.61	“Development Transfer Materials” shall have the meaning set forth in Section 4.7.

1.62	“Diligent Efforts” shall mean, with respect to a Party, those efforts, expertise and resources commensurate with efforts, expertise and resources commonly used in the biopharmaceutical industry by a company of comparable size in connection with the development, manufacture and/or commercialization of a comparable pharmaceutical product which is of similar market potential at a similar stage of development or commercialization in light of issues of safety and efficacy, product profile, public health, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the profitability of the applicable products, product reimbursement, and other relevant factors such as technical, legal, scientific, or medical factors. Diligent Efforts shall be determined on a market-by-market and indication-by- indication basis for each Product, and it may change over time.

1.63	“Disclosing Party” shall have the meaning set forth in Section 11.1

1.64	“Disclosure Letter” shall have the meaning set forth in Section 13.4.

1.65	“Distribution Agreement” shall have the meaning set forth in Section 6.2.

1.66	“Drug Product” shall mean, for a given Product, the drug product form thereof, i.e. comprising of one or more Drug Substance(s) of that Product and formulated with a Licensed LNP, an LNP Controlled by CureVac or a CVCM, and any excipients.

1.67	“Drug Substance” shall mean the active ingredient(s) of a Product, being one or more mRNA molecules which contains the genetic information for the relevant Antigen(s) or Antibody(ies).

1.68	“Effective Date” shall have the meaning set forth in the Preamble.

1.69	“EMA” shall mean the European Medicines Agency.

1.70	“Excluded Pathogen” shall mean (i) any of the Pathogens listed in Exhibit 1.70, (ii) in case GSK exercises its Replacement Right pursuant to Section 3.6, any Pathogen targeted by a Replaced Product (unless that Pathogen is targeted by another Product, including any Replacement Product), and (iii) in case GSK terminates a Program for a Product pursuant to Section 14.2, the Pathogen targeted under such terminated Program (unless that Pathogen is targeted under another Program).

1.71	“Exclusive Option” shall have the meaning set forth in Section 3.7.1.

1.72	“Executive Officers” the Chief Executive Officer of CureVac (or a senior executive officer of CureVac designated by CureVac’s Chief Executive Officer) and the President of GSK Vaccines (or a senior executive officer of GSK designated by the President of GSK Vaccines).

1.73	“FDA” shall mean the U.S. Food and Drug Administration.

1.74	“Field” shall mean any and all prophylactic and/or therapeutic uses for the prevention, delay of onset or treatment of infectious disease pathogens, conditions or disorders.

1.75	“[*****] Product” shall have the meaning set forth in Exhibit 1.29.

1.76	“Filled Containers” shall mean, for a given COVID Product, Drug Product, diluted and filled in vials, without labelling or packaging.

1.77	“Financial Partner” shall have the meaning set forth in Section 11.4.1 below.

1.78	“Finished Product” shall mean, for a given Product, the final presentation of such Product, following labelling and packaging of Filled Containers, as registered in the applicable Regulatory Approval.

1.79	“First Commercial Sale” shall mean, on a Product-by- Product and country-by-country basis, the first sale of a Product by or on behalf of GSK or its Affiliates or Sublicensees, such as but not limited to, sales to a Third Party wholesaler, pharmacy, outpatient clinic, inpatient clinic, hospital, dispensing physician or government agency in a given country after necessary Regulatory Approval has been granted with respect to such Product in such country, provided, however, that in the event of a sale of a Product prior to Regulatory Approval which is substantially comparable to a commercial sale effected only after Regulatory Approval is obtained, then the first sale in any such arrangement shall also constitute a First Commercial Sale. For the avoidance of doubt, “treatment IND sales”, “named patient sales” and “compassionate use sales” shall not be construed as a First Commercial Sale if the aggregate, annual Net Sales for all such programs are less than EUR [*****]. For avoidance of doubt, any sale of a Product by GSK to an Affiliate or Sublicensee or subcontractor is not a First Commercial Sale.

1.80	“First Product” shall have the meaning set forth in Exhibit 1.29.

1.81	“First Product R&D Plan” shall have the meaning set forth in Section 4.1.

1.82	“First Regulatory Approval” shall mean, in relation to each Product, unless expressly stated otherwise in this Agreement, the earlier of (i) final marketing authorization for a Product in any jurisdiction of the Territory and (ii) the grant of any conditional authorization for a COVID Product in any jurisdiction of the Territory.

1.83	“Force Majeure” shall have the meaning set forth in Section 16.2.

1.84	“Fourth Product” shall have the meaning set forth in Exhibit 1.29.

1.85	“FTE” shall mean, with respect to a person, the equivalent of the work of one (1) employee full time for one (1) year (consisting of at least [*****] working hours per year (with no further reductions for vacations and holidays)). Overtime, and work on weekends, holidays and the like will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. The portion of a FTE billable by CureVac for one (1) individual during a given accounting period shall be determined by dividing the number of hours worked by said individual on the work to be conducted under the Agreement during such accounting period by the number of FTE hours applicable for such accounting period based on [*****] working hours per year. FTE shall include the employee required to execute the R&D Plans provided however that employees falling under the COGS definition of the Clinical Supply Agreement or the Commercial Supply Agreement shall not be included. FTE shall not include personnel undertaking general corporate activities including, by way of example only, investor relations, business development, legal affairs, and any other activities not supporting activities conducted under this Agreement.

1.86	“FTE Rate” shall mean, for the period commencing on the Effective Date until such time as the Parties mutually agree otherwise, an annual rate of EUR [*****] The FTE Rate shall include all fully loaded costs, including costs of salaries (including overtime), benefits, other employee costs, overhead and supporting general and administration allocations. CureVac may increase the FTE Rate for inflation on an annual basis based upon the percentage increase in the Consumer Price Index for Germany.

1.87	“Force Majeure” shall have the meaning set forth in Section 16.2.

1.88	“GMP Manufacturing Facilities” shall mean a production facility for the manufacture of drug products, including the manufacturing space, the storage warehouse for raw and finished product, and support lab areas, which conforms to GMP.

1.89	“GMP-III Manufacturing Facility” shall mean CureVac’s GMP manufacturing facility at [*****].

1.90	“GMP-IV Manufacturing Facility” shall mean CureVac’s new GMP manufacturing facility currently under construction at [*****].

1.91	“GMP-IV Reservation Fee”shall have the meaning set forth in Section 8.2.

1.92	“Good Clinical Practices” or “GCP” shall mean, in connection with a Clinical Study, current practices set forth in or required by (1) the World Medical Association’s Declaration of Helsinki entitled ‘Ethical Principles for Medical Research Involving Human Subjects’ (2) the principles of International Conference on Harmonization Harmonized Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) E6 and E11; (3) the Directive 2001/20/EC of the European Union and in guidance published by the European Commission in relation to such Directive and any local laws, rules and regulations that implement such Directive and guidance; (4) provisions of Title 21 of the Code of Federal Regulations (including Parts 11, 50, 54, 56, 312, 314, 320, 601 and 610) and all rules, regulations, order and guidance’s published thereunder; and (5) any other country in which the Clinical Study is conducted;

1.93	“Good Distribution Practices” or “GDP” shall mean the current (at a given time) standards, practices and procedures regarding the distribution of pharmaceutical products promulgated or endorsed by a Regulatory Authority and all Applicable Laws with respect thereto, as defined further or otherwise in the Distribution Agreement or a quality agreement ancillary thereto.

1.94	“Good Laboratory Practices” or “GLP” shall mean, at a given time, the current good laboratory practice standards promulgated or endorsed by the US Food and Drug Administration as defined in Part 58 of the Code of Federal Regulations Title 21, or comparable regulatory standards promulgated by the EMA or other applicable Regulatory Authority, as may be updated from time to time, including applicable quality guidelines promulgated under the ICH.

1.95	“Good Data Management Practices” shall have the meaning set forth in Section 12.2.

1.96	“Good Manufacturing Practices” or “GMP” shall mean the current (at a given time) standards, practices and procedures regarding the Manufacturing of human vaccines promulgated or endorsed by a Regulatory Authority and all Applicable Laws with respect thereto, including:

(i)	the standards, rules, principles and guidelines set out in Chapter II of EC Commission Directive 2003/94/EC together with the guidance for the interpretation of the principles and guidelines of good manufacturing practices for medicinal products for human use laid down in Commission Directives 91/356/EEC, as amended by Directive 2003/94/EC and 91/412/EEC, contained in Volume 4 of “The Rules Governing Medicinal Products in the European Union”.

(ii)	Parts 210 and 211 of Title 21 of the Code of Federal Regulations and all related guidance published by the FDA;

(iii)	The International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) Quality Guidelines relating to good manufacturing practice;

(iv)	the “Good Manufacturing Practices for Pharmaceutical Products” promulgated by the World Health Organization (“WHO”),

provided that term may be defined further or otherwise in the Quality Agreements regarding the supply of Drug Products for clinical or commercial purposes entered pursuant to this Agreement.

1.97	“Government Official” (where ’government’ means all levels and subdivisions of governments, i.e. local, regional, national, administrative, legislative, executive, or judicial, and royal or ruling families) shall mean: (a) any officer or employee of a government or any department, agency or instrumentality of a government (which includes public enterprises, and entities owned or controlled by the state); (b) any officer or employee of a public international organization such as the World Bank or United Nations; (c) any officer or employee of a political party, or any candidate for public office; (d) any person defined as a government or public official under Applicable Law (including anti-bribery and corruption laws) and not already covered by any of the above; and/or; (e) any person acting in an official capacity for or on behalf of any of the above. “Government Official” shall include any person with close family members who are Government Officials (as defined above) with the capacity, actual or perceived, to influence or take official decisions affecting either Party’s business.

1.98	“GSK Alliance Manager” shall have the meaning set forth in Section 7.1.1.

1.99	“GSK Background Technology” shall have the meaning as set forth in Section 9.1.

1.100	“GSK Continue Option” shall have the meaning given to it in the 2021 Collaboration Agreement.

1.101	“GSK COVID Continue Option” shall have the meaning given to it in the 2021 Collaboration Agreement.

1.102	“GSK Indemnified Parties” shall have the meaning set forth in Section 13.2.

1.103	“GSK Invention” shall have the meaning set forth in Section 9.3.2.

1.104	“GSK Know-How” shall mean all Know-How Controlled by GSK or its Affiliates as at the Effective Date or thereafter during the Term that (a) is necessary for CureVac to perform the obligations and other activities pursuant to this Agreement, or (b) is used by or on behalf of GSK its Affiliates or Sublicensees to Develop, Manufacture and Commercialize Products under this Agreement. GSK Know-How shall include (i) Know-How comprised in the GSK Background Technology; and (ii) Know-How related to GSK Inventions, Joint Product Inventions or Joint Other Inventions, and (iii) other Know-How generated by GSK under a Program.

1.105	“GSK Materials” shall mean any [*****] that are supplied or otherwise made available by or on behalf of GSK and/or its Affiliate(s) to CureVac for the purposes of this Agreement (excluding, for clarity, any Confidential Information, or any Product).

1.106	“GSK Patent Right(s)” shall mean all Patent Rights Controlled by GSK or its Affiliates as at the Effective Date or thereafter during the Term that (a) are necessary for CureVac to perform the obligations and other activities pursuant to this Agreement, or (b) are used by or on behalf of GSK its Affiliates or Sublicensees to Develop, Manufacture and/or Commercialize Products under this Agreement. GSK Patent Rights shall include Patent Rights comprised in the GSK Background Technology, GSK Program Patent Rights and GSK’s interest in Joint Patent Rights.

1.107	“GSK Program Patent Right” shall have the meaning set forth in Section 9.6.2.

1.108	“GSK Project Leader” shall have the meaning set forth in Section 7.1.2.

1.109	“GSK Technology” shall mean any and all GSK Patent Rights and GSK Know-How.

1.110	“GSK Territory” shall mean all countries of the world other than the countries included in the CureVac Territory.

1.111	“GxP” shall mean the good practice regulations in the pharmaceutical industry, including Good Manufacturing Practices, Good Laboratory Practices, Good Clinical Practices and Good Distribution Practices (GMP, GLP, GCP and GDP).

1.112	“Human Biological Samples” shall mean human biological material (including any derivative or progeny thereof), including any portion of an organ, any tissue, skin, bone, muscle, connective tissue, blood, cerebrospinal fluid, cells, gametes, or sub-cellular structures such as DNA, or any derivative of such biological material such as stem cells or cell lines; and any human biological product, including, but not limited to, hair, nail clippings, teeth, urine, faeces, breast milk, and sweat.

1.113	“IND” shall mean an investigational new drug application filed with, and accepted by, the FDA prior to beginning clinical trials in humans in the United States, or any comparable application to and acceptance by the Regulatory Authority of a country or group of countries other than the USA thereto, including EMA, prior to beginning clinical trials in humans in that country or in that group of countries.

1.114	“In-Licensed IP” shall have the meaning set forth in Section 2.7.1.

1.115	“In-Licensing Agreement” shall mean each of the LNP Agreements, the agreements listed in Exhibit 1.115, and any other agreement with a Third Party pursuant to which CureVac Controls CureVac Technology or LNP Technology.

1.116	“Initial Products” shall mean the [*****].

1.117	“Initial Other Products” shall mean each of the following Products: [*****].

1.118	“Initiation” shall mean, with respect to a Clinical Study, the first administration of the first subject in such Clinical Study.

1.119	“Invention” shall mean an invention or discovery, whether or not patentable, discovered, made, conceived and/or first reduced to practice during the Term by or on behalf of CureVac or GSK or Affiliates of CureVac or GSK, alone or jointly with each other and/or any Third Party, which arise from the performance of activities under this Agreement, including performance of activities under the R&D Plans.

1.120	“IP Sub-Committee” shall mean the sub-committee to be established pursuant to Section 7.4.

1.121	“Joint Product Invention” shall have the meaning set forth in Section 9.3.3.

1.122	“Joint Other Invention” shall have the meaning set forth in Section 9.3.4.

1.123	“Joint Patent Rights” shall have the meaning set forth in Section 10.2.

1.124	“Joint Steering Committee”, and “JSC” shall have the meaning set forth in Section 7.2.

1.125	“Know-How” shall mean all technical, scientific and other information, inventions, discoveries, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, expressed ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, Development Data, results, non- clinical, clinical, safety, process and Manufacturing and quality control data and information (including trial designs and protocols), registration dossiers, in each case, solely to the extent confidential and proprietary and in written, electronic or any other form now known or hereafter Developed.

1.126	“Licensed LNP” shall mean an LNP that is Controlled by CureVac as at the Effective Date or during the Term pursuant to (i) one or more non-exclusive license agreement(s) between CureVac and [*****], as amended from time to time (including by the Amendment Two to the Development and Option Agreement dated July 10, 2020); or (ii) in case GSK exercises its option under the Option LNP Technology pursuant to Section 2.1.4 and upon the execution of the Option LNP Agreement, a non-exclusive license agreement between CureVac and [*****], as amended from time to time (all such agreement(s), as applicable, “LNP Agreement(s)”, and such counterparty, “LNP Provider”). Subject to Section 2.7.1, any amendment to either LNP Agreement made after the Effective Date shall not adversely affect the rights or increase the obligations of GSK or CureVac under this Agreement.

1.127	“LNP” shall mean a lipid nanoparticle system comprised of individual lipid components at specific ratios, which are manufactured in such a manner to encapsulate and deliver mRNA into a target cell.

1.128	“LNP Agreement” shall have the meaning set forth in Section 1.126. For clarity, the use of any LNP Technology under this Agreement in relation to a COVID Product under the 2021 Collaboration Agreement shall not count towards the limit on the number of LNP Licenses under this Agreement.

1.129	“LNP COVID Agreement” shall mean the Non-Exclusive License Agreement between CureVac and [*****]. For clarity, the use of any LNP Technology under this Agreement in relation to a COVID Product shall not count towards the limit on the number of LNP Licenses under the 2020 Collaboration Agreement.

1.130	“LNP License” shall have the meaning set forth in Section 2.1.2.

1.131	“LNP Provider” shall have the meaning set forth in Section 1.126.

1.132	“LNP Technology” shall mean the Patent Rights and Know-How Covering the Licensed LNPs that CureVac Controls pursuant to the LNP Agreements.

1.133	“Major Markets” shall mean [*****].

1.134	“Manufacture” shall mean all manufacturing operations (including for Drug Substance, Drug Product, fill and finish, packaging and labelling) for Products, including all activities related to the preparation and use of master and working cell banks, making, production, processing, purifying, formulating, filling, and finishing, of the Finished Product, or any intermediate thereof, pre-clinical, clinical and commercial production, product, stability testing, quality assurance, and quality control. “Manufacturing” has a correlative meaning.

1.135	“Manufacturing Technology Transfer Materials” shall have the meaning set forth in Section 5.2.3.

1.136	“Materials” shall mean CureVac Materials and GSK Materials.

1.137	“mRNA” shall mean a replicating or non-replicating polynucleotide that is capable of directing the cellular machinery of a cell to produce polypeptide and contains naturally occurring nucleosides (e.g. Cytosine, Guanine, uracil, adenine) or chemical analogues thereof. The term encompasses analogues such as those containing modified backbones.

1.138	“mRNA-Based” shall mean, with respect to a vaccine or Antibody, that the vaccine Antigen or Antibody is encoded by one or more mRNAs.

1.139	“Net Sales” shall mean the gross invoice price of Product sold by GSK or its Affiliates or Sublicensees directly to a Third Party, less the following deductions if and to the extent such deductions to unaffiliated entities are actually allowed and granted:

(i)	trade, quantity, and/or cash discounts, charge-back payments, allowances or rebates, including promotional or similar discounts or rebates, and discounts or rebates to governmental or managed care organizations;

(ii)	discounts provided in connection with coupon, voucher or similar patient programs;

(iii)	credits or allowances given or made with respect to Product by reason of rejection, defects, recalls, returns, rebates, or retroactive price reductions;

(iv)	any tax, tariff, duty or government charge (including any sales, value added, excise or similar tax or government charge, but excluding any income tax) levied on the sale, transportation or delivery of Product and borne by GSK, its Affiliates or Sublicensees without reimbursement from any Third Party;

(v)	any charges for freight, postage, shipping or transportation, or for insurance, in each case to the extent borne by GSK, its Affiliates or Sublicensees without reimbursement from any Third Party; and

(vi)	any administrative fees paid to group purchasing organizations or managed care entities for the sale of Product (provided, however, that such deduction may not exceed two percent (2%) of the gross sales in the corresponding accounting period).

All such discounts, allowances, credits, rebates and other deductions shall be fairly and equitably allocated to the sale of the relevant Product by GSK, its Affiliates or Sublicensees, such that the Product does not bear a disproportionate portion of such deductions as compared to other products sold separately from but with a certain link or other connection to the Product. For the avoidance of doubt, the Net Sales shall be calculated only once for the first bona fide arm’s length sale of the Product by either GSK, its Affiliate or its Sublicensee, to a Third Party which is neither an Affiliate nor a Sublicensee of GSK. Net Sales shall be determined in accordance with International Financial Reporting Standards (IFRS) applied in a consistent manner.

In the event a Product is sold as part of a Combination Product, (either as a separate Finished Product sold together with other products or because the Drug Substances associated with that Product formulated with additional other active pharmaceutical ingredients, [*****], or as a companion or complementary diagnostic), Net Sales of the Combination Product will be calculated, on a country-by-country basis, as follows:

(i)	If (x) the Product and (y) the other product(s) or active pharmaceutical ingredient are also sold separately in the applicable country, Net Sales of the Product portion of the Combination Product will be calculated by multiplying the total Net Sales of the Combination Product by the fraction A/(A+B), where A is the average gross selling price in the applicable country of the Product sold separately in the same formulation and dosage, and B is the sum of the average gross selling prices in the applicable country of all other products or active ingredients in the Combination Product sold separately during the applicable Calendar Quarter.

(ii)	If the Product is sold separately, but the average gross selling price of the other product(s) or active ingredients cannot be determined, Net Sales of the Combination Product shall be equal to the Net Sales of the Combination Product multiplied by the fraction A/C wherein A is the average gross selling price of the Product and C is the average gross selling price of the Combination Product.

(iii)	If the other product(s) or other active ingredients is/are sold separately, but the average gross selling price of the Product cannot be determined, Net Sales of the Combination Product shall be equal to the Net Sales of the Combination Product multiplied by the following formula: one (1) minus B/C wherein B is the average gross selling price of the other product(s) or active ingredients and C is the average gross selling price of the Combination Product.

(iv)	If the average gross selling price of neither the Product, nor the other product(s) or active ingredients, can be determined, e.g., because neither the Product, nor the other product in a Combination Product, are being sold separately, Net Sales of the Combination Product shall be equal to Net Sales of the Combination Product multiplied by A/B wherein A is the number of Products comprised in the Combination Product and B is the sum of “one” for each Product and the relative value of the other product(s) and/or other active pharmaceutical ingredients comprised in the Combination Product, such value to be determined by the patent protection status of the respective products, the development costs of the respective products, and the pricing of comparable products in the Major Markets. For illustration purposes, if there are two additional active ingredients in a Combination Product, one valued at 30 percent of the average price of the Products, and one valued at 50 percent of the average price of the Products, A/B equals 2/2.8, and Net Sales are multiplied by 0.71. The Parties will agree on the respective values in the JSC. If the JSC are unable to agree on the respective values within [*****] of the matter being referred by either Part to the JSC, either Party may refer the matter for resolution in accordance with Section 15.4h, provided that the reference to “fair market value” shall be replaced with the value of the respective Product and the relative value of the other product(s) and/or other active pharmaceutical ingredients. Each Party will bear equally the cost of the experts appointed in accordance with Section 15.4h.

(v)	The average gross selling price for such other product(s) or active ingredients contained in the Combination Product shall be calculated for each [*****] period by dividing the sales amount by the units of such other product(s), as published by IMS or another mutually agreed independent source. In the initial [*****] period during which a Combination Product is sold, forecasted average gross selling prices shall be used for royalty calculation purposes. Any over or under payment due to a difference between forecasted and actual average gross selling prices shall be paid or credited in the second royalty payment of the following [*****] period. In the following Calendar Year the average gross selling price of the previous year shall apply from the second royalty payment on.

To the extent an In-Licensing Agreement existing before the Effective Date disqualifies [*****], the Parties, acting good faith, shall adjust the above mechanism for determining Net Sales of Combination Products to account for the loss suffered by CureVac as a result of the difference in qualification of [*****] between this Agreement and the In-Licensing Agreement in question. CureVac shall, in light of the available data and information regarding [*****], use commercially reasonable efforts to renegotiate such In-Licensing Agreement so that [*****] becomes part of [*****] under such In-Licensing Agreement, provided that if CureVac cannot agree with the counterparty of such In-licensing Agreement on the same mechanism for determining Net Sales of Combination Products as provided for in this Agreement, the Parties will adjust the mechanism for determining Net Sales of Combination Products under this Agreement accordingly to account for the loss suffered by CureVac as a result of the different calculation mechanisms. For the avoidance of doubt, the obligation of CureVac to use commercially reasonable efforts to renegotiate an In- licensing Agreement does not require CureVac to make any financial concessions towards the counterparty of such In-licensing Agreement which are unrelated to the definition of [*****] or the calculation of Net Sales.

1.140	“Non-Breaching Party” shall have the meaning set forth in Section 14.4.

1.141	“Optioned Product” shall have the meaning set forth in Section 3.7.1.

1.142	“Option Exercise Fee” shall have the meaning set forth in Section 3.7.5.

1.143	“Option Exercise Notice” shall have the meaning set forth in Section 3.7.4.

1.144	“Option LNP” shall mean an LNP in respect of which CureVac has Control under the Option LNP Agreement.

1.145	“Option LNP Agreement” shall mean [*****], as amended, supplemented or replaced from time to time (such counterparty, the “Option LNP Provider”).

1.146	“Option LNP Provider” shall have the meaning set forth in Section 1.145.

1.147	“Option LNP Technology” shall mean the Patent Rights and Know-How Covering the Option LNPs.

1.148	“Option Period” shall have the meaning set forth in Section 3.7.1.

1.149	“Option Request” shall have the meaning set forth in Section 3.7.4.

1.150	“Other Product” shall mean (i) each of the [*****] Initial Other Products, (ii) any Product Adjustment, Replacement Product and Optioned Product, (iii) any COVID Product that is the subject of the GSK COVID Continue Option, or the GSK Continue Option, under the 2021 Collaboration Agreement, if applicable; provided, however, that if GSK replaces an Initial Other Product pursuant to Section 3.6 or terminates a Program for an Other Product pursuant to Section 14.2, such Replaced Product or Product developed under the terminated Program, as applicable, shall no longer qualify as an Other Product.

1.151	“Other Product R&D Plan” shall have the meaning set forth in Section 4.3.1.

1.152	“Pandemic Pathogen” shall mean all Coronaviruses and any virus denoted by either, or both, of Part 1 and Part 2 of Exhibit 1.152.

1.153	“Party” shall mean CureVac or GSK (together, “Parties”).

1.154	“Patent Rights” shall mean any and all patents and patent applications, including provisional and non-provisional applications, reissues, extensions, substitutions, confirmations, re-registrations, re- examinations, re-validations, patents of addition, supplementary protection certificates or the equivalents thereof, continuations, continuations-in-part and divisionals thereof and all foreign counterparts, and the like of any of the foregoing.

1.155	“Pathogen” shall mean any infectious disease causing agent such as a virus, bacterium, fungus, protozoan or other type of microorganism.

1.156	“Pathogen Combination Product” shall mean CureVac mRNA-Based vaccines or CureVac mRNA-Based Antibodies targeting two or more different Collaboration Pathogens other than Excluded Pathogens. For the avoidance of doubt, the [*****] Product shall be considered a Pathogen Combination Product. The Parties may decide to work on further Pathogen Combination Products, subject to the availability of licenses under the LNP Technology (if required). For clarity, unless GSK exercises the GSK COVID Continue Option under the 2021 Collaboration Agreement, any Pathogen Combination Product which targets SARS-Cov-2 shall be subject to the 2021 Collaboration Agreement.

1.157	“Person” shall mean an individual, firm, company, corporation, association, trust, estate, state or agency of a state, government or government department or agency, municipal or local authority and any other entity, whether or not incorporated and whether or not having a separate legal personality.

1.158	“Product” shall mean each CureVac mRNA-Based vaccine or CureVac mRNA-Based Antibody targeting one or more Pathogen(s), other than an Excluded Pathogen, which the Parties have agreed to Develop and Commercialize under this Agreement during the Term, which may be in Drug Product or Finished Product form (or precursors thereto), as the case may be, comprising: (i) the First Product, (ii) the Second Product, and (iii) any Other Product (comprising the [*****] Initial Other Products, any Replacement Product and any Optioned Product, if applicable), in each case including any Product Adjustment as adjusted in accordance with Section 3.3.

1.159	“Product Adjustment” shall have the meaning set forth in Section 3.3.

1.160	“Product Adjustment Notice” shall have the meaning set forth in Section 3.3.2.

1.161	“Program” shall mean, on a Product-by-Product basis, any and all Development activities for such Product, including under an R&D Plan, and all Manufacturing and Commercialization activities conducted in respect of a Product.

1.162	“Program Patent Rights” shall mean Patent Rights Covering Inventions.

1.163	“Project Leaders” shall have the meaning set forth in Section 7.1.2.

1.164	“Proof of Concept Data” shall mean [*****].

1.165	“Quality Agreement” shall mean a quality agreement between CureVac and GSK setting out further administrative, technical and quality provisions regarding the Manufacture and supply of a Product (or intermediary version thereof) for Development or Commercialization purposes, as applicable.

1.166	“R&D Plan(s)” shall mean the research and development plans attached hereto, or to be prepared under this Agreement and shall include the First Product R&D Plan, the Second Product R&D Plan and each Other Product R&D Plan.

1.167	“Receiving Party” shall have the meaning set forth in Section 11.1.

1.168	“Recognized Stock Exchange” means any regulated market in the European Union within the meaning of Article 4, paragraph 1, point 14 of Directive 2004/39/EC, the London Stock Exchange, the New York Stock Exchange, NASDAQ or Hong Kong Stock Exchange.

1.169	“Regulatory Approval” shall mean any and all approvals (including supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations or authorizations (including marketing and labeling authorizations) of any national, supra-national, regional, state or local Regulatory Authority, department, bureau, commission, council or other governmental entity, that are necessary for the Development, registration, Manufacture (including formulation), distribution, use, sale, import or export of a Product in a given jurisdiction.

1.170	“Regulatory Authority” shall mean any competent regulatory or governmental authority which regulates any aspect of the Development, Manufacturing or Commercialization of a Product, including those specifically referred to in this Agreement or any Ancillary Agreement.

1.171	“Regulatory Exclusivity” shall mean, on a country-by-country and Product-by-Product basis, an additional protection, other than patent protection, granted by a Regulatory Authority that confers an exclusive period during which a Party or its Affiliates or Sublicensees have the exclusive right to market or sell a Product in such country through a regulatory exclusivity right (e.g., new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity, or any applicable data exclusivity), provided that regulatory exclusivity shall only be deemed to exist in a country if (i) Applicable Laws, and the guidance, policies and practice of the competent Regulatory Authority allow other mRNA-Based products to qualify as generic or biosimilar versions of a Product; and (ii) as a result, absent or after the expiry of the regulatory exclusivity right, such mRNA-Based products can enter the market of the country in question with substantially lower development investment.

1.172	“Replaced Product” shall have the meaning set forth in Section 3.6.2.

1.173	“Replacement Product” shall have the meaning set forth in Section 3.6.1.

1.174	“Replacement Exercise Fee” shall have the meaning set forth in Section 3.6.3.

1.175	“Replacement Notice” shall have the meaning set forth in Section 3.6.2.

1.176	“Replacement Request” shall have the meaning set forth in Section 3.6.2.

1.177	“Replacement Right” shall have the meaning set forth in Section 3.6.1.

1.178	“Reservation Period” shall have the meaning set forth in Section 3.5.2.

1.179	“Reserved Antigen” shall have the meaning set forth in Section 3.5.2.

1.180	“Research Period” shall mean, the period commencing on the Closing Date and ending, on a Program-by-Program basis, at the later of [*****].

1.181	“RNA Printer” shall mean the automation solution for CureVac’s processes of mRNA manufacturing developed by CureVac and Tesla Grohmann Automation Solution GmbH under the Development and Intellectual Property Agreement dated December 22, 2017, including the Know- How licensed from Tesla Grohmann Automation Solution GmbH thereunder.

1.182	“Royalty Term” shall have the meaning set forth in Section 8.7.2.

1.183	“RSV” shall have the meaning set forth in Exhibit 1.70.

1.184	“Sales Milestone Payment” shall have the meaning set forth in Section 8.4.

1.185	“Sanctions & Trade Controls” shall have the meaning set forth in Section 12.8.

1.186	“Second Product” shall have the meaning set forth in Exhibit 1.29.

1.187	“Second Product R&D Plan” shall have the meaning set forth in Section 4.2.

1.188	“Sublicensee” shall mean any Third Party licensee (aside from GSK’s Affiliates and any Third Party contractors used by GSK in the Development, Manufacture or Commercialization of the Products on GSK’s behalf), which obtains rights to the CureVac Technology or LNP Technology under a license granted by GSK, its Affiliates or another Sublicensee, in each case in accordance with Section 2.2.

1.189	“Term” shall have the meaning set forth in Section 14.1.

1.190	“Territory” shall mean the entire world.

1.191	“Third Party” shall mean any Person, other than CureVac or GSK and their respective Affiliates.

1.192	“Third Party Infringement” shall have the meaning set forth in Section 10.2.

1.193	“[*****] Product” shall have the meaning set forth in Exhibit 1.29.

1.194	“[*****] Product R&D Plan” shall have the meaning given in Section 4.3.1.

1.195	“Valid Claim” shall mean either (a) a claim of an issued and unexpired patent within the CureVac Patent Rights or (ii) the LNP Technology which has not been revoked or held permanently unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been found or admitted to be abandoned, disclaimed, denied, invalid or unenforceable through re-examination, reissue or disclaimer or otherwise, or (b) a claim of a pending patent application within (i) the CureVac Patent Rights or (ii) the LNP Technology which application has not been pending for more than [*****] from the date of its priority filing date and which claim has not been irretrievably revoked, irretrievably cancelled, irretrievably withdrawn, held invalid or abandoned by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period), or finally determined to be unallowable in a decision from which an appeal cannot or can no longer be taken. For clarity, a claim of an issued patent that ceased to be a Valid Claim before it issued because it had been pending too long, but subsequently issues and is otherwise described by clause (a), shall again be considered to be a Valid Claim once it issues. The same principle shall apply in similar circumstances such as if, for example (but without limitation), a final rejection of a claim is overcome.

1.196	“VAT and Indirect Taxes” shall mean any value added, sales, purchase, turnover or consumption tax as may be applicable in any relevant jurisdiction, including but not limited to value added tax chargeable under legislation implementing Council Directive 2006/112/EC.

1.197	“WIPO” shall have the meaning set forth in Section 16.5.2.

1.198	Interpretation

In this Agreement, unless the context otherwise requires, a reference to:

(i)	a paragraph, section, exhibit or schedule is a reference to a paragraph, section, exhibit or schedule to this Agreement;

(ii)	any document includes a reference to that document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time;

(iii)	a statute or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(iv)	the singular includes the plural and vice versa, except as it regards the definitions of Party and Parties;

(v)	“written” and “in writing” include any means of reproducing words, figures or symbols in a tangible and visible form, including acknowledged email or facsimile;

(vi)	“include”, “includes” and “including” means including without limitation, or like expression unless otherwise specified, and “for example”, “e.g.”, “such as” and similar words or phrases are descriptive, not limiting; and

(vii)	any reference to “demonstrable” costs and expenses means those costs and expenses can be evidenced in writing.

1.199	2021 Preliminary Agreement

It is agreed by the Parties that all amendments made to this Agreement by the 2021 Preliminary Agreement are null and void.

2.	LICENSES; EXCLUSIVITY.

2.1	License Grants to GSK.

2.1.1	License under CureVac Technology. Subject to the terms and conditions of this Agreement and subject to the disclosures as set forth in items (ii) and (iii) of the Disclosure Letter, on a Product- by-Product basis, CureVac hereby grants to GSK, and GSK hereby accepts: (i) a royalty-free, exclusive license to use the CureVac Technology for the Development and Manufacture of Products for use in the Field in the Territory; and (ii) a royalty-bearing, exclusive license to use the CureVac Technology for the Commercialization of Products for use in the Field in the Territory, subject to CureVac’s rights with respect to the CureVac Territory under Section 6 and the Distribution Agreement. Subject to the disclosures as set forth in items (ii) and (iii) of the Disclosure Letter, the license granted hereunder shall be exclusive as to Third Parties and to CureVac, provided that CureVac retains the right to perform the Development and Manufacturing activities allocated to CureVac under this Agreement.

2.1.2	License under LNP Technology. Subject to the terms and conditions of this Agreement, the terms and conditions set forth in Exhibit 2.1.2 Part A, and subject to the disclosures as set forth in items (ii) and (iii) of the Disclosure Letter, on a Product-by-Product basis, CureVac hereby grants to GSK, and GSK hereby accepts: (i) a royalty-free, non-exclusive sublicense under the LNP Agreements to use the LNP Technology for the Development and Manufacture of the Initial Products and the Initial Other Products for use in the Field in the Territory; and (ii) a corresponding royalty-bearing, non-exclusive license to use the LNP Technology for the Commercialization of the Initial Products and the Initial Other Products for use in the Field in the Territory, subject to CureVac’s rights with respect to the CureVac Territory under Section 6 and the Distribution Agreement (“LNP License”). CureVac shall not (i) grant a sublicense to any Third Party under the LNP Technology for the Development and Manufacture of Products for use in the Field in the Territory, subject to the disclosures as set forth in items (ii) and (iii) of the Disclosure Letter, and (ii) itself carry out any activities under the LNP Technology for the Development and Manufacture of Products for use in the Field in the Territory other than under this Agreement; in each case of (i) and (ii) on a Product-by-Product basis for as long as the respective Product is Developed and/or Commercialized under this Agreement. The LNP License shall:

(i)	as at the Closing Date be limited to Licensed LNP from [*****] for the primary vaccine Antigen and the additional vaccine Antigen for the [*****] as listed in Exhibit 2.1.2 Part B for use as part of the [*****] Product in the Field;

(ii)	within [*****] following the Closing Date, include Licensed LNPs from [*****] for the primary vaccine Antigens and the associated additional vaccine Antigens for the [*****] as listed in Exhibit 2.1.2 Part B for use as part of the corresponding Product in the Field;

(iii)	include a Licensed LNP from [*****] for a primary Antibody and associated additional Antibodies (if any) for the [*****] provided that GSK has provided the Antibody sequence to CureVac before [*****] (and CureVac may suspend activities, to the extent required and acting reasonably, under this Program until GSK has selected such sequence, in light of the potential detrimental effects on the Program and the ownership rights in Inventions of continuing activities without having licensed this LNP), and subject to clearance in accordance with Section 3.4 and, if applicable, Section 3.5.1; it being understood that CureVac shall secure such Licensed LNP within [*****] upon receipt of the confirmation from [*****] that the Antibody(ies) is/are available for licensing; and

(iv)	with respect to a Product Adjustment, include Licensed LNP under a then existing LNP Agreement with [*****] for an additional vaccine Antigen or an additional Antibody, subject to clearance in accordance with Section 3.4 and, if applicable, Section 3.5.1; it being understood that CureVac shall secure the Licensed LNP for such additional vaccine Antigen or an additional Antibody, as applicable, from [*****] in accordance with Section 3.3.2;

(v)	in case GSK exercises the GSK Continue Option or the GSK COVID Continue Option, include Licensed LNP under the LNP COVID Agreement for the COVID Products.

Within [*****] following the Closing Date, the Parties will agree on a redacted copy of this Agreement (excluding any commercially confidential information) that CureVac can provide to the LNP Provider(s) in accordance with its obligations under the LNP Agreements.

2.1.3	Exchange of Licensed LNPs. For a period commencing on the Closing Date and ending on [*****] GSK shall have [*****] cost-free options to exchange for the original LNP Licenses granted under Section 2.1.2 the primary vaccine Antigen or primary Antibody of those LNP Licenses (together with any additional vaccine Antigen(s) or additional Antibody(ies) of those LNP Licenses, if any) for an alternate primary vaccine Antigen or an alternate primary Antibody, with or without one or more additional vaccine Antigen(s) or additional Antibody(ies), as applicable, subject to clearance in accordance with Section 3.4 and, if applicable, Section 3.5.1, and subject the terms and conditions set forth in Exhibit 2.1.2 Part A. GSK can exercise the exchange options granted hereunder, at GSK’s discretion, for Replacement Products or Optioned Products, and can exercise this right either for different original LNP Licenses or multiple times for the same LNP License (or a combination of both), provided that GSK may exercise this exchange option right a maximum of [*****] times. On an option-by-option basis, CureVac shall secure the LNP License for an alternate primary vaccine Antigen or alternate primary Antibody and the additional vaccine Antigen(s) or additional Antibody(ies) in accordance with Section 3.6.2 or 3.7.4, as applicable.

2.14	Option under Option LNP Technology. For a period commencing on the Closing Date and ending on [*****] GSK shall have the cost-free, one-time option to obtain a non-exclusive sublicense under an Option LNP Agreement to use the Option LNP Technology to Develop, Manufacture and Commercialize a Product for use in the Field in the Territory, subject to CureVac’s rights with respect to the CureVac Territory under Section 6 and the Distribution Agreement, and subject to clearance in accordance with Section 3.4 and, if applicable, Section 3.5.1, and the terms and conditions set forth in Exhibit 2.1.4, the terms and conditions of this Agreement and the disclosures set forth in items (ii) and (iii) of the Disclosure Letter. GSK can exercise the option granted hereunder, at GSK’s discretion, for an Initial Product, an Initial Other Product, a Replacement Product or an Optioned Product, provided that GSK may exercise this option [*****] CureVac shall secure the Option LNP for the respective Product from the Option LNP Provider within [*****] upon receipt of the confirmation from the Option LNP Provider that the Antigen(s) are available for licensing.

2.2	Sublicenses.

2.2.1	Right to Sublicense. GSK shall have the right to sublicense its rights under Section 2 to any of its Affiliates. GSK’s right to sublicense any of its Development rights or any of its Manufacturing rights for Development purposes (subject to Section 5) under Section 2.1.1, or any of its rights to the LNP Technology under Section 2.1.2 to any other Third Party shall be subject to CureVac’s prior written consent which CureVac may grant or withhold in its sole discretion. GSK’s right to sublicense (in multiple tiers) any of its Manufacturing rights for commercial purposes (subject to Section 5) and/or Commercialization rights under Section 2.1.1 to a Third Party shall be subject to CureVac’s prior written consent which shall not be unreasonably withheld, conditioned or delayed. For the avoidance of doubt, this Section 2.2.1 shall not restrict GSK or any of its Affiliates to subcontract any of its Development or Manufacturing activities to a CRO, CMO or other service provider to GSK or its Affiliate, subject to Section 5.2.3.

2.2.2	Sublicensing Requirements. The right to sublicense to a Third Party is subject to a written sublicense agreement containing terms and conditions that are consistent with those contained in this Agreement, and shall include, inter alia, provisions regarding confidentiality, non-compete, indemnification, audit, record-keeping, termination and consequences of termination that are consistent with the corresponding terms and conditions provided herein. GSK shall remain liable to CureVac for all obligations under this Agreement, including all payment obligations, and shall send to CureVac a copy of the signed sublicensing agreement within [*****] after its execution, subject to the reasonable redaction of confidential information. CureVac acknowledges that all information provided to CureVac by GSK under this Section 2.2.2 shall be deemed Confidential Information of GSK and shall be subject to the terms and conditions of Section 11.

2.3	Pathogen Exclusivity.

2.3.1	GSK. GSK shall work exclusively with CureVac on the Development, Manufacture and Commercialization of Products targeting a Collaboration Pathogen, and GSK shall not, and shall procure that its Affiliates and Sublicensees holding rights to the CureVac Technology in the Field and in the Territory will not, develop, manufacture or commercialize, solely or with a Third Party, any prophylactic and/or therapeutic mRNA-Based vaccine or mRNA-Based antibody targeting a Collaboration Pathogen other than a Product Developed and/or Commercialized under this Agreement. This Section 2.3.1 and the covenants set forth herein shall not apply to activities of any Third Party (or such Third Party’s Affiliates) that becomes an Affiliate of GSK solely as a result of a Change of Control in GSK, provided that such activities are performed without using the mRNA technology described in the Know-How, or within the scope of the specification of the Patents Rights, Controlled by GSK (excluding, for clarity any CureVac Know-How or CureVac Patent Rights). Notwithstanding the foregoing, GSK shall be permitted to continue development activities targeting the same Collaboration Pathogen immediately prior to the Effective Date, and which accordingly fall within the scope of the exclusivity commitment set out in this Section 2.3.1, for up to [*****] from the Effective Date, whilst GSK carries out an orderly wind-down of those activities.

2.3.2	CureVac. Subject to CureVac’s obligations as set forth in items (ii) and (iii) of the Disclosure Letter, CureVac shall work exclusively with GSK on the Development, Manufacture and Commercialization of Products targeting a Collaboration Pathogens, and CureVac shall not, and shall procure that its Affiliates will not, develop, manufacture or commercialize, solely or with a Third Party, any prophylactic and/or therapeutic mRNA-Based vaccine or mRNA-Based antibody targeting a Collaboration Pathogen other than a Product Developed and/or Commercialized under this Agreement. This Section 2.3.2 and the covenants set forth herein shall not apply to activities of any Third Party (or such Third Party’s Affiliates) that becomes an Affiliate of CureVac solely as a result of a Change of Control in CureVac, provided that such activities are performed without using the CureVac mRNA technology described in the CureVac Know-How or within the scope of specification of the CureVac Patent Rights.

2.3.3	Exclusivity Term.The covenants laid down in this Section 2.3 shall apply for a period commencing on the Effective Date, or in case of a Collaboration Pathogen targeted by a Replacement Product or an Optioned Product, the date of receipt of the Replacement Notice or Option Notice, as applicable, by CureVac until the expiry or termination of this Agreement. For the avoidance of doubt, in case GSK has replaced an Initial Other Product pursuant to Section 3.6 or has terminated a Program pursuant to Section 14.2, the Pathogen targeted by such Replaced Product or under such terminated Program, as applicable, shall no longer qualify as Collaboration Pathogen if that Pathogen is no longer targeted by another Product, and consequently, the exclusivity obligations laid down in this Section 2.3 shall terminate with respect to such Pathogen, unless the respective Pathogen is targeted under another ongoing Program. In relation to the Initial Products only, if the Program for one of the Initial Products is terminated or replaced by a Replacement Product, the covenants laid down in this Section 2.3.3 shall continue to apply with respect to any other Initial Product targeting the same Pathogen, but no longer in relation to the terminated or replaced Initial Product (even though it targets the same Pathogen). For the avoidance of doubt, upon termination or replacement of such Initial Product, all rights and licenses with respect to such Initial Product will return to CureVac subject to and in accordance with Section 15, and GSK will not be allowed to use the CureVac Technology, including the CureVac Know-How, any Joint Product Invention or any Joint Other Invention, unless expressly set forth in Section 15 or unless CureVac has granted a license to GSK under terms to be negotiated.

2.4	Trademarks.

2.4.1	Registration. As between the Parties and their Affiliates, GSK shall be solely authorized to determine the brand, trade name, logo and trade dress under which the Finished Products shall be Commercialized in the Territory. GSK shall have the first right, but not the obligation, to prepare, file, prosecute and maintain, at its own expense, any Brand IP for the Finished Products in the Territory; provided, however, that nothing herein shall grant GSK any right to use any trademark Controlled by CureVac and/or CureVac’s Affiliates. GSK will own all right, title and interest in and to any such trademark it selects in its own name during and after the Term, subject to the licenses granted to CureVac with respect to the CureVac Territory under Section 6.

2.4.2	Restrictions. Subject to any separate agreement(s) amongst the Parties (or their Affiliates), CureVac shall not, and shall cause their respective Affiliates not to, during the Term: (i) use or attempt to use any marks, brands or trade dress identical or similar to those covered by the Brand IP of GSK or its Affiliates, except as permitted by this Agreement or any Ancillary Agreement; (ii) register or attempt to register or procure the registration anywhere in the world of any mark as a trademark for any goods or services or as a domain name that is same as or confusingly similar to the Brand IP for the Finished Products; (iii) use any Brand IP for any of the Finished Products in any way which could tend to allow it to become generic, to lose its distinctiveness, to become liable to mislead the public or which would otherwise be detrimental or inconsistent with the good name, goodwill, reputation or image of the Parties; (iv) challenge the ownership of the Brand IP belonging to GSK or its Affiliates except if Brand IP is prosecuted in breach of this Agreement; or (v) register or attempt to register or procure the registration of or use any mark or domain name that incorporates the letters “[*****]” either as a prefix or a suffix for use in connection with a pharmaceutical product. This Section 2.4.2 and the covenants set forth herein shall not apply to a Third Party (or such Third Party’s Affiliate) that becomes an Affiliate of CureVac solely as a result of a Change of Control in CureVac.

2.5	Documents and Declarations. CureVac shall execute all documents, give all declarations regarding the licenses granted hereunder and reasonably cooperate with GSK to the extent such documents, declarations and/or cooperation are required for the recording or registration of the licenses granted hereunder at the various patent offices in the GSK Territory for the benefit of GSK. GSK shall reimburse CureVac for its reasonable and demonstrable external out of pocket costs associated therewith up to a total amount of EUR 20,000.

2.6	No Implied License. Nothing in this Agreement shall be deemed to constitute the grant of any license or other right to either Party in respect of any technology of the other Party, except as expressly set forth herein, and no license rights shall be created hereunder by implication, estoppel or otherwise. Neither Party shall represent to any Third Party that it enjoys, possesses, or exercises any proprietary or property right or otherwise has any other right, title or interest in the technology of the other Party except for such rights as are expressly set forth herein. Any rights of a Party not expressly granted to the other Party under the provisions of this Agreement shall be retained by such Party.

2.7	In-Licensing Agreements.

2.7.1	Future In-Licensed IP. If during the Term, CureVac obtains, other than by way of a Change of Control, a sublicensable license to any Patent Rights or Know-How Controlled by a Third Party that is useful, but which is not necessary to obtain freedom to operate with respect to the use or exploitation of the mRNA, LNP, CVCM and other technology or information, each as described in the CureVac Know-How or within the scope of the specification of the CureVac Patent Rights (excluding any Invention or Know-How jointly owned by the Parties) (the “CureVac Elements”), for the Development, Manufacture and Commercialization of Products under this Agreement (“In- Licensed IP”), CureVac shall (i) notify GSK of the rights that CureVac has obtained with respect to such In-Licensed IP, (ii) use commercially reasonable endeavors to obtain the right to sub-license those Patent Rights or Know How, and (iii) notify GSK of the applicable financial terms, which shall be non-discriminatory (as between GSK and any other sublicensee of CureVac). GSK shall notify CureVac within [*****] after receipt of such notice whether GSK desires to include such In-Licensed IP under the license granted to GSK by CureVac pursuant to Section 2.1. If GSK notifies CureVac that it desires to include such In-Licensed IP under the license granted to GSK by CureVac pursuant to Section 2.1, then (i) such In-Licensed IP is and shall be automatically included in the definition of CureVac Know-How or CureVac Patent Rights, as applicable, and be licensed to GSK under Section 2.1, and (ii) as a sublicensee of CureVac, GSK will meet all obligations of CureVac that are applicable to GSK’s activities as a sub-licensee (to the extent notified by CureVac to GSK in advance in writing); and (iii) GSK shall reimburse CureVac for additional amounts payable by CureVac under such license to such Third Party to the extent directly arising as a result of (x) the grant of such sublicense to GSK or (y) the use of the In- Licensed IP by the Development, Manufacture or Commercialization of Products by GSK, its Affiliates, and Sublicensees.

2.7.2	Enforcement, Maintenance and Amendment of In-Licensing Agreements. CureVac will reasonably enforce (including in connection with any counterparty’s breach of any representations or warranties under the applicable In-Licensing Agreements), or otherwise take the actions necessary to enable GSK to enforce, CureVac’s rights, benefits and the obligations of the respective counterparties under the In-Licensing Agreements that may impact the rights, benefits and obligations of GSK hereunder, and will inform GSK of any action it may take under the In- Licensing Agreements to the extent such action may impact GSK’s interest under the respective In- Licensing Agreement. CureVac shall: (i) fulfil all of its obligations, including its payment obligations, under the In-Licensing Agreements; and (ii) not take any action or omit to take any action that would materially adversely affect, or would reasonably be expected to materially adversely affect, GSK’s rights, benefits and obligations under this Agreement. CureVac shall reasonably notify GSK of any default, termination or amendment of, the In-Licensing Agreements, to the extent such default, termination or amendment may have an impact of GSK.

3.	PRODUCT ADJUSTMENTS; REPLACEMENT RIGHT; EXCLUSIVE OPTION.

3.1	Product Composition. As between the Parties, subject to Sections 2.1.3 and 2.1.4 with respect to the LNP Technology and subject to the replacement mechanism under Section 3.6, the clearance mechanism under Section 3.4 and Section 3.5, the composition restrictions under Section 3.2, the adjustment mechanism under Section 3.3, and the limitations to GSK’s decision-making rights set forth in Section 7.5.2b(i), GSK shall have the right, in its sole discretion, to determine the composition of a Product, including [*****].

3.2	Composition Restrictions.

3.2.1	General Restriction. Each Product must incorporate CureVac mRNA containing [*****].

3.2.2	Vaccine Restrictions. Initial Products and Other Products (including any Product Adjustments) that are vaccines shall be subject to the following restrictions: each shall consist of a maximum number of [*****]. For each such vaccine Product, GSK shall designate the primary vaccine Antigen and the additional vaccine Antigens as of the Effective Date or upon selection of the Replacement Product.

3.2.3	Antibody Restrictions. For the purposes of this Agreement, (i) the maximum number of Antigens that a single Antibody can bind to is [*****] Antigens and (ii) unless otherwise set forth herein, Antibody shall include an Antibody Combination, as applicable. For each such Antibody Product, GSK shall designate the primary Antibody and the additional Antibodies as of the Effective Date or upon selection of the Replacement Product.

3.3	Product Adjustments.

3.3.1	Product Adjustments. If, further to Section 3.1 and subject to the restrictions laid down in Section 3.1, GSK wishes to only change the additional vaccine Antigen(s) or additional Antibody(ies), but not the primary vaccine Antigen or the primary Antibody of a Product, such change shall constitute a “Product Adjustment” and be handled in accordance with this Section 3.3. Where GSK wishes to change the primary Antigen or the primary Antibody of a Product, with or without changing the Pathogen or combination of Pathogens targeted by such Product, such change shall constitute a Product Replacement and be handled in accordance with Section 3.6.

3.3.2	Product Adjustment Notice. If GSK intends to make a Product Adjustment, GSK shall send a written request to CureVac identifying the details of such Product Adjustment, including, if a change to an LNP License is needed for such Product Adjustment, all details necessary for CureVac to perform the clearance in accordance with Section 3.4 and, if applicable, Section 3.5.1. Within [*****] following receipt of the adjustment request, the Antigen/Antibody List Rep will perform the Antigen/Antibody clearance in accordance with Section 3.4 and, if applicable, Section 3.5.1. Within [*****] upon receipt of the confirmation from the LNP Provider that the additional Antigen or additional Antibody is available for licensing, CureVac shall secure the LNP License for such additional vaccine Antigen or additional Antibody, as applicable, from the LNP Provider, and the Parties will work on an amendment to the R&D Plan for the respective Product.

3.4	Clearance in relation to LNP.

If GSK intends to make a Product Adjustment, exercise its Replacement Right or exercise its Exclusive Option, GSK may request CureVac in writing to perform an Antigen clearance under the LNP Agreement or an Antigen or Antibody clearance under the Option LNP Agreement, such clearance to be conducted in accordance with the following process: First, GSK shall notify a specific representative designated by CureVac in writing that GSK wishes to conduct an Antigen or Antibody clearance (“Antigen/Antibody List Rep”) and shall provide all information required to perform such clearance by using the clearance template attached hereto as Exhibit 3.4 (“Clearance Template“). Second, within [*****] from receipt of such information from GSK, the Antigen/Antibody List Rep shall contact the antigen or antibody list representative of the LNP Provider or the Option LNP Provider, as applicable, to confirm whether the Antigen or Antibody is available for licensing.

3.5	Further Clearance and Reservation.

3.5.1	Clearance. If applicable, GSK may request CureVac in writing to perform an Antigen clearance under CureVac’s pre-existing agreement as listed in paragraph 4 of item (iii) in the Disclosure Letter, such clearance to be conducted in accordance with the following process:

(i)	GSK shall notify the Antigen/Antibody List Rep in writing that GSK wishes to conduct such Antigen clearance, and shall provide all information required to perform such clearance by using the Clearance Template.

(ii)	Within [*****] from receipt of such information from GSK, the Antigen/Antibody List Rep shall verify that the requested Antigen is not associated with an Excluded Pathogen and shall confirm whether the Antigen is available, meaning it has not been reserved previously by the counterparty to a pre-existing agreement as listed in paragraph 4 of item (iii) in the Disclosure Schedule in accordance with its terms.

(iii)	Upon confirmation, the Antigen/Antibody List Rep shall notify GSK thereof, and the Antigen shall become a Reserved Antigen, provided that the maximum number of reserved Antigens may not be exceeded.

3.5.2	Reservation of Antigens. For a term of [*****] after the Closing Date (“Reservation Period”), and, subject to the clearance mechanism under Section 3.5.1, GSK shall have the right to reserve a maximum number of [*****] under the CureVac Technology for use in the Field (each, a “Reserved Antigen”). Subject to the clearance mechanism under Section 3.5.1, GSK may change the Antigens that constitute Reserved Antigens during the Reservation Period. The Antigens listed in Exhibit 3.5.2 shall be deemed Reserved Antigens as at the Closing Date. Without limiting any other obligation of CureVac under this Agreement (including under Section 2.3 and 3.7.6), during the Reservation Period, CureVac, itself or through its Affiliates, may not grant any rights to a Third Party for a Reserved Antigen under the CureVac Technology for use in the Field.

3.6	Replacement of Products.

3.6.1	Replacement Right. Until [*****] subject to the composition restrictions under Section 3.2, the clearance mechanism under Section 3.4 and, if applicable, Section 3.5.1, and subject to Sections 2.1.3 and 2.1.4 with respect to the LNP Technology, GSK has the right to replace any of the then- current Products with a CureVac mRNA-Based vaccine or CureVac mRNA-Based Antibody that consists of a different primary Antigen or primary Antibody respectively, and which may target a different Pathogen or combination of Pathogens, other than an Excluded Pathogen (“Replacement Right”), provided that GSK may exercise its Replacement Right a maximum of [*****] times. GSK may replace a Product with (i) a new CureVac mRNA-Based vaccine or CureVac mRNA- Based Antibody (including for the same Pathogen or combination of Pathogens, but with a different primary Antigen or primary Antibody), or (ii) a CureVac mRNA-Based vaccine or CureVac mRNA-Based Antibody which is, at the time when GSK exercises its Replacement Right, under development by CureVac outside the scope of this Agreement (each, a “Replacement Product”). For the purposes of this Section 3.6, “under development by CureVac” shall mean that CureVac has generated Proof of Concept Data with respect to the Replacement Product.

3.6.2	Replacement Notice. If GSK intends to exercise its Replacement Right, GSK shall send a written replacement request to CureVac (at any time before the expiry of the period specified in Section 3.6.1) identifying: (i) the Product to be replaced (“Replaced Product”); (ii) the Replacement Product that GSK seeks to Develop; (iii) the LNP or CVCM that GSK desires to use for the Replacement Product; and (iv) if applicable, the Antibody and/or Antigens that GSK wishes to clear in accordance with Section 3.4 and Section 3.5 (“Replacement Request”). Within [*****] following the Replacement Request, the Parties will hold a JSC meeting for discussing the details with respect to the Replacement Product and the desired LNP or CVCM for such Replacement Product, and CureVac will provide to GSK all data, documents and information reasonably required by GSK to assess whether it wishes to exercise its Replacement Right with respect to the respective Replacement Product, including the amount of the Replacement Exercise Fee, if any. Within [*****] following this JSC and unless directed otherwise by GSK in writing, the Antigen/Antibody List Rep will perform the requisite Antigen/Antibody clearance in accordance with Section 3.4 and, if applicable, Section 3.5.1, GSK shall exercise its Replacement Right by sending written notice to CureVac within [*****] following the confirmation by the Antigen/Antibody List Rep that the Antibodies and/or Antigens are available to GSK (“Replacement Notice”). Following receipt of the Replacement Notice by CureVac, the Parties shall as soon as reasonable practicable work on an initial R&D Plan for the Replacement Product in accordance with Section 4.3.2, and CureVac shall, if an LNP is selected by GSK and cleared, secure the LNP License from the respective LNP Provider.

3.6.3	Replacement Exercise Fee. If GSK exercises its Replacement Right for an existing Replacement Product, i.e., a CureVac mRNA-Based Vaccine or CureVac mRNA-Based Antibody already under development by CureVac, GSK shall make the following payments to CureVac: (i) GSK shall compensate CureVac for all reasonable, duly documented and demonstrable development costs and expenses exclusively relating to such Replacement Product incurred by CureVac or its Affiliates since (and in respect of the period after) the Closing Date (including in case of a Replacement Product acquired by CureVac from a Third Party that portion of the fee paid to that Third Party that relates to the Replacement Product), provided, however, that with respect to any Replacement Product targeting [*****], such compensation shall also include costs and expenses incurred by CureVac or any of its Affiliates before the Closing Date in the amount specified in Section 3.7.5; and (ii) GSK shall pay to CureVac any milestone payments which would have been due since the Closing Date, if such Replacement Product had been an Other Product as at the Closing Date, if any (the payments under (i) and (ii) together, the “Replacement Exercise Fee”). The Replacement Exercise Fee is to be paid by GSK to CureVac within [*****] after receipt of an invoice from CureVac, with supportive documentation reasonably detailing the costs and expenses incurred by CureVac. By way of example: If GSK exercises its Replacement Right for a Replacement Product under development by CureVac outside the scope of this Agreement for which CureVac has [*****] at the time GSK exercises its Replacement Right, GSK shall reimburse CureVac for any reasonable, duly document Development costs and expenses incurred by CureVac since (and in respect of the period after) the Closing Date and exclusively relating to such Replacement Product and, in addition, shall pay to CureVac accrued, non-refundable and non-creditable Development & Regulatory Milestone Payments in the amounts of [*****].

3.6.4	Replacement. Upon (i) receipt of a Replacement Notice by CureVac, (ii) full payment of the Replacement Exercise Fee from GSK to CureVac, if applicable, and (iii) the Parties having agreed on an initial R&D Plan for the Replacement Product, the relevant Replacement Product shall become an Other Product. The Parties shall Develop such Replacement Product pursuant to Section 4.3.2, and, unless set forth otherwise, all terms and conditions relevant for the Development, Manufacture and Commercialization of Other Products shall apply to such Replacement Product (including licenses, milestone payments and royalties). All rights of GSK with respect to the Replaced Product shall terminate, the Pathogen targeted by the Replaced Product shall become an Excluded Pathogen (unless such Pathogen is targeted by another Product), and Section 14.6 and Section 15.1 shall apply with respect to the replaced Program and the Replacement Product. For the avoidance of doubt, a Product Adjustment shall not constitute a replacement for the purposes of this Section 3.6.

3.7	Exclusive Option.

3.7.1	Option Grant. Until [*****] (“Option Period”), and subject to Sections 3.7.2 and the composition restrictions under Section 3.2, the clearance mechanism under Section 3.4 and, if applicable, Section 3.5.1, and subject to Sections 2.1.3 and 2.1.4 with respect to the LNP Technology, CureVac hereby grants to GSK, and GSK hereby accepts, the exclusive option to obtain exclusive licenses under the CureVac Technology to Develop, Manufacture and Commercialize further CureVac mRNA-Based vaccines (other than the First-Gen COVID Vaccine Product, as defined in the 2021 CLA) or CureVac mRNA-Based Antibodies, in addition to the then- current Products, targeting a different Pathogen or combination of Pathogens other than an Excluded Pathogen in the Field (“Exclusive Option”). GSK may exercise its Exclusive Option only with respect to a CureVac mRNA-Based vaccine or a CureVac mRNA-Based Antibody which is, at the time when GSK exercises its Exclusive Option, under development by CureVac outside the scope of this Agreement (each, an “Optioned Product”). For the purposes of this Section 3.7, “under development by CureVac” shall mean that CureVac has generated Proof of Concept Data with respect to the Optioned Product.

3.7.2

Timing for exercise of Exclusive Option in a pandemic setting. As long as an outbreak of a Pathogen or combination of Pathogens targeted by a Product covered by the Exclusive Option is declared by the WHO of a “public health emergency of international concern” (or equivalent, to the extent the WHO adjusts its system of classifications from time to time), the Option Period for such Product shall expire within [*****] from the later of (i) such declaration or (ii) the date of receipt by GSK of the Proof of Concept Data with respect to the Optioned Product.

3.7.3	Exclusive Option for Pandemic Pathogens. If the Pathogen or combination of Pathogens targeted by a Product covered by the Exclusive Option is or includes a Pandemic Pathogen (other than SARS-CoV-2):

a.	CureVac may elect, within [*****] after receipt of an Option Request, that the Optioned Product shall be subject to either the terms of (i) the 2021 Collaboration Agreement, in which case the Optioned Product shall upon effective Option Exercise be treated as a COVID Product under the 2021 Collaboration Agreement and this Agreement shall no longer apply to that Optioned Product, or (ii) this Agreement, in which case it shall upon effective Option Exercise be treated as an additional Other Product under this Agreement (and, for clarity, the 2021 Collaboration Agreement shall not apply to that Optioned Product);

b.	GSK shall will determine, in relation to each agreement entered into by CureVac with any government or other authority pursuant to the activities permitted pursuant to Section 3.7.8, on or before the effective date of Option Exercise, on whether (i) such agreement will be transferred to GSK, together with a transfer of associated regulatory responsibilities and a supply chain for the relevant Product(s) enabling GSK’s fulfilment of the respective agreement, and subject to CureVac’s rights to Commercialize in the CureVac Territory and consent of the respective Third Party to such assignment and transfer, or (ii) such agreement shall remain with CureVac, and, in that case, on the involvement of GSK in the manufacturing of the relevant Products and the provision by GSK of regulatory services, pharmacovigilance services, quality and supply chain management services required by CureVac to meet its binding obligations under those agreements; the Option Exercise being conditioned upon GSK making a decision as between either (i) or (ii). If GSK elects that any agreement with any government or other authority shall remain with CureVac, any supply of an Optioned Product by CureVac pursuant to that agreement shall, if carried out under this Agreement, be carried out on the terms of a Distribution Agreement in accordance with the terms set out in Exhibit 6.2 (with references to the CureVac Territory replaced, where applicable, with references to the relevant GSK Territory covered by the relevant agreement with such government or other authority). For clarity, this Section 3.7.3b shall not apply in case CureVac elects that the Optioned Product shall be subject to the terms of the 2021 Collaboration Agreement.

3.7.4	Option Exercise Notice. If GSK intends to exercise its Exclusive Option, GSK shall send (at any time before the expiry of the Option Period) a written notice to CureVac identifying the Optioned Product that GSK seeks to Develop (“Option Request”). Within [*****] following receipt of the Option Request, the Antigen/Antibody List Rep will perform an LNP clearance in accordance with Section 3.4. Within [*****] following the request, the Parties will hold a JSC meeting for discussing the details of the envisaged collaboration, and CureVac will notify GSK of the amount of the Option Exercise Fee and will provide to GSK all data, documents and information reasonably required by GSK to assess whether it wishes to exercise its Exclusive Option with respect to the respective Optioned Product. GSK shall exercise its Exclusive Option by sending written notice to CureVac within [*****] following such JSC meeting (“Option Exercise Notice”). Following receipt of the Option Exercise Notice by CureVac, the Parties shall as soon as reasonably practicable work on an initial R&D Plan for the Optioned Product in accordance with Section 4.3.2, and CureVac shall secure the LNP License from the LNP Provider, or in case GSK exercises its option, from the Option LNP Provider.

3.7.5	Option Exercise Fee. If GSK exercises its Exclusive Option, GSK shall make the following payments to CureVac: (i) GSK shall compensate CureVac for all reasonable and demonstrable Development costs and expenses exclusively relating to such Optioned Product incurred by CureVac or its Affiliates since (and in respect of the period after) the Closing Date (including in case of an Optioned Product acquired by CureVac from a Third Party that portion of the fee paid to that Third Party that relates to the Optioned Product), provided, however, that with respect to any Optioned Product targeting [*****], the compensation by GSK shall also include the costs and expenses incurred by CureVac or any of its Affiliates before the Closing Date in the amount of EUR [*****]; and (ii) GSK shall pay to CureVac any milestone payments which would have been due since the Closing Date, if such Optioned Product had been an Other Product as at the Closing Date, if any (the payments under (i) and (ii) together, the “Option Exercise Fee”). The Option Exercise Fee is to be paid by GSK to CureVac within [*****] after receipt of an invoice from CureVac, with supportive documentation reasonably detailing the costs and expenses incurred by CureVac. By way of example: If GSK exercises its Exclusive Option for an Optioned Product under development by CureVac outside the scope of this Agreement for which CureVac has [*****] at the time GSK exercises its Exclusive Option, GSK shall reimburse CureVac for any reasonable, demonstrable and duly documented Development costs and expenses incurred by CureVac since (and in respect of the period after) the Closing Date and exclusively relating to such Optioned Product and, in addition, shall pay to CureVac accrued, non- refundable and non-creditable Development & Regulatory Milestone Payments in the amounts of [*****].

3.7.6	Option Exercise. Upon (i) receipt of an Option Exercise Notice by CureVac, (ii) full payment of the Option Exercise Fee from GSK to CureVac, and (iii) the Parties having agreed on an initial R&D Plan for the Optioned Product, the relevant Optioned Product shall become an additional Other Product. The Parties shall Develop such additional Optioned Product pursuant to Section 4.3.2, and, unless set forth otherwise, all terms and conditions relevant for the Development, Manufacture and Commercialization of Other Products shall apply to such Optioned Product (including licenses, milestone payments and royalties).

3.7.7	Exclusivity during Option Period. Subject to Section 3.7.8, CureVac’s obligations as set forth in items (ii) and (iii) of the Disclosure Letter, during the Option Period, CureVac shall not commercialize, and shall not grant any rights to a Third Party for the development or commercialization of any prophylactic or therapeutic mRNA-Based vaccine or mRNA-Based antibody targeting a Pathogen other than an Excluded Pathogen in the Field without GSK’s express, written waiver of its rights under the Exclusive Option, which GSK may grant or withhold in its sole discretion. For clarity, subject to Section 2.3.2, the Exclusive Option granted to GSK does not prevent CureVac from initiating or continuing internal Development programs for mRNA-Based vaccines or Antibodies.

3.7.8	Exception to Exclusivity for Pre-Pandemic Preparedness Activities. Section 3.7.7 shall not prevent or restrict CureVac from entering into agreements or arrangements with any supranational institution, national government, or any regional state or equivalent authority, or non-governmental organization pursuant to which CureVac provides pre-pandemic preparedness services in relation to any prophylactic or therapeutic mRNA-Based vaccines targeting any Pandemic Pathogen (other than SARS-CoV-2), comprising designing, developing and implementing rapid response vaccine solutions for use in health emergencies, including establishing “ever-warm” manufacturing facilities, development activities for vaccines targeting Pandemic Pathogens that are deemed a potential public health threat by the requesting government, supranational institution or non- governmental organization and the implementation of stockpiling and/or advance purchasing arrangements in connection with such vaccines.

4.	RESEARCH AND DEVELOPMENT COLLABORATION.

4.1	First Product.

The Parties shall collaborate on the further Development of the First Product. The initial Development plan for the First Product that the Parties will implement is attached hereto as Exhibit 4.1, and may be amended from time to time by the JSC in accordance with this Agreement (“First Product R&D Plan”). CureVac will complete preclinical validation and sponsor a Clinical Phase I Study of this First Product, unless the Parties agree on a different clinical Development approach within the JSC. Unless GSK replaces the Product in accordance with Section 3.6 or the Program is terminated, GSK will conduct all subsequent Development activities, including activities to obtain Regulatory Approval for such Product, which CureVac shall support, including by the clinical supply of Products. Each Party will perform the aforementioned activities in accordance with this Agreement and the First Product R&D Plan (as amended from time to time).

4.2	Second Product.

The Parties shall collaborate on the Development of the Second Product. The initial R&D Plan for the Second Product is attached hereto as Exhibit 4.2, and may be amended from time to time by the JSC in accordance with this Agreement (“Second Product R&D Plan”). Subject to the terms and conditions of this Agreement and in accordance with the Second Product R&D Plan, the Parties will perform the following Development activities in respect of the Second Product:

(i)	the Parties will collaborate on the Antigen design and the identification of the precise target;

(ii)	CureVac will perform the mRNA design and formulation and will conduct the pre-clinical validation;

(iii)	CureVac will sponsor a first Clinical Phase I Study, unless the Parties agree on a different clinical development approach within the JSC; and

(iv)	unless GSK replaces the Product in accordance with Section 3.6 or the Program is terminated, GSK will conduct all subsequent Development activities, including regulatory activities to obtain Regulatory Approval for such Product, which CureVac shall support, including by the clinical supply of Products.

4.3	Other Products.

4.3.1	Initial Other Product. The Parties shall collaborate on the Development of the Initial Other Products. An initial R&D Plan for each of these Products is attached hereto as Exhibit 4.3.1(A)- (C), and may be amended from time to time by the JSC in accordance with this Agreement (each, an “Other Product R&D Plan”). Subject to the terms and conditions of this Agreement and in accordance with the respective Other Product R&D Plan, the Parties will perform the following Development activities in respect of each of the Other Products:

(i)	the Parties will collaborate on the Antigen design and the identification of the precise target;

(ii)	CureVac will perform the mRNA design and formulation, and will conduct the pre-clinical validation; and

(iii)	CureVac will sponsor a first Clinical Phase I Study, unless in light of achieving the subsequent clinical development and Regulatory Approval of this Product expediently, the Parties agree on a different clinical development approach within the JSC; and

(iv)	unless GSK replaces the Product in accordance with Section 3.6 or the Program is terminated, GSK will conduct all subsequent Development activities, including regulatory activities to obtain Regulatory Approval for such Product, which CureVac shall support, including by the clinical supply of Products.

4.3.2	Subsequent Other Products. If GSK has exercised its (i) Replacement Right pursuant to Section 3.6, (ii) its Exclusive Option pursuant to Section 3.7, or (iii) the GSK COVID Continue Option or GSK Continue Option under the 2021 Collaboration Agreement, the Parties shall collaborate on the Development of such Replacement Product, Optioned Product or COVID Product, as applicable. As soon as reasonably practicable following the exercise of the Replacement Right, Exclusive Option, GSK COVID Continue Option or GSK Continue Option by GSK, as applicable, the Parties shall jointly work on an R&D Plan for such Replacement Product, Optioned Product or COVID Product, as applicable, and shall submit such draft R&D Plan to the JSC for approval. Following approval of such R&D Plan by the JSC, each Party shall perform the activities allocated to such Party under the respective R&D Plan. The Parties shall jointly work on the Development of such Product up to and including the Clinical Phase I Study and, unless the Program is terminated, GSK will conduct all subsequent Development activities, including activities to obtain Regulatory Approval for such Product, which CureVac shall support, including by the clinical supply of Products, all in accordance with this Agreement and the applicable R&D Plan.

4.4	Development Data, results and records. On a Program-by-Program basis, at such intervals as set forth in the applicable R&D Plan for the respective Program, or in the absence of any such provision in the applicable R&D Plan, at reasonable intervals, the Parties will make available to one another through formal reports for review and discussion within the JSC all Development Data and other results of the Development conducted pursuant to any Program, and will keep such records (paper and electronic) as described herein. The Parties will maintain records of the Development Data and other results in sufficient detail as required by Regulatory Authorities and in good scientific manner appropriate for patent purposes, and in a manner that properly reflects all work done and results achieved in the performance of such Programs.

4.5	Development Funding. GSK shall, subject to the remainder of this Section 4.5, compensate CureVac for the Development Costs CureVac incurs performing the Development activities set forth in each R&D Plan (with FTE calculated at the FTE Rate) in accordance with the budget and assumptions as agreed under that R&D Plan. The Parties shall in good faith consider means of gaining efficiencies in the performance of the R&D Plans that have a positive impact on the associated budget, such as outsourcing of certain research activities to a subcontractor. The compensation is to be paid by GSK to CureVac on a Calendar Quarterly basis. GSK shall make payments to CureVac within [*****] after receipt of an invoice from CureVac, which CureVac shall provide on a Calendar Quarterly basis, with supportive documentation reasonably detailing the composition of the agreed budgeted cost (with FTE calculated at the FTE Rate) for the applicable Calendar Quarter period. CureVac shall notify GSK as soon as reasonably practicable in the event that it becomes aware that Development Costs are expected to deviate from the amounts approved in the Development budget, as a result of a change to the assumptions under the R&D Plan, whereupon the Parties shall discuss the causes of such deviation and evaluate potential mitigation measures relating thereto, and an appropriate adjustment (if any) to the Development budget. The Parties shall refer any Development budget increase amounting to greater than [*****] of the previously approved amount to the JSC for prior approval. Unless such budget increase is approved by the JSC, GSK shall not be liable to compensate any amounts to CureVac in excess of [*****] of the amount set out in the agreed Development budget from time to time. GSK shall not unreasonably withhold its approval to any budget increase which is reasonably required as a result of the change to a budgeting assumption set out in a R&D Plan.

4.6	Materials. CureVac will provide GSK with any CureVac Materials required for Development use in the Programs, including those which comprise, embody or incorporate CureVac Background Technology. Without limiting the foregoing, this shall be carried out in accordance with the respective R&D Plan. GSK will provide CureVac with any GSK Materials required for research and Development use in the Programs, including those which comprise, embody or incorporate GSK Background Technology. Without limiting the foregoing, this shall be carried out in accordance with the respective R&D Plan. GSK will use the CureVac Materials and CureVac will use the GSK Materials, as applicable (i) only in accordance with the terms and conditions of this Agreement; (ii) not in human subjects, in clinical trials, or for diagnostic purposes involving human subjects, or for any animal studies, except as expressly provided for in R&D Plans; and (iii) not reverse engineer or chemically analyze the same except as expressly provided for (if at all) in R&D Plans. The Materials will remain the sole property of the Party supplying them and will be used by the recipient Party in compliance with all Applicable Laws and only to perform activities set forth in R&D Plans. The receiving Party shall not sell, transfer, disclose or otherwise provide access to the other Party’s Materials without the written consent of the providing Party, except that the receiving Party may allow access to the other Party’s Materials to its and its Affiliates’ employees, officers, consultants, subcontractors and Sublicensees who require such access to perform its activities under this Agreement and solely for purposes consistent with this Agreement; provided that such employees, officers, consultants, subcontractors and Sublicensees are bound by agreement to retain and use the Materials in a manner that is consistent with the terms of this Agreement. The Materials are provided “as is”. Except as expressly set out in this Agreement, no representations or warranties, express or implied, of any kind, are given by the providing Party with respect to any of the Materials including their condition, merchantability or fitness for a particular purpose. The receiving Party acknowledges the experimental nature of the Materials and that accordingly, not all characteristics of the Materials are necessarily known. Upon termination or expiry of this Agreement if earlier, any and all remaining Materials will, within [*****] after such event, be returned to the Party supplying them (or destroyed, if the supplying Party shall so specify, with such destruction confirmed in writing). The provision of Materials hereunder will not constitute any grant, option or license to or under such Materials, or any Patent Rights or Know-how of the supplying Party, except as expressly set forth herein.

4.7	Know-How Transfer. As and when required in relation to an R&D Plan (and from time to time during the Term if new Know-How within the CureVac Know-How comes to be Controlled by CureVac) or as soon as reasonably practicable upon GSK’s request, CureVac shall (at its cost and expense) disclose and/or deliver to GSK copies of all Development Data and information in CureVac’s possession relating to the CureVac Know-How which is reasonably required for GSK’s Development activities in accordance with the respective R&D Plan (including for regulatory purposes) (“Development Transfer Materials”), with the exception, however, of all Know-How comprised in the CureVac Manufacturing Technology which shall be made available to GSK or its designee as set forth in Section 5.2.3. The technology transfer to be undertaken under this Section 4.7 and under Section 5.2.3 shall be overseen by the Joint Steering Committee. Any transfer of Know-How pursuant to this Section 4.7 shall be carried out on the basis of a specific technology transfer plan determined in good faith by the Parties and reflected in a technology transfer addendum to this Agreement, detailing at least the following activities together with appropriate timelines: (i) the provision by CureVac of soft copies and, to the extent reasonably required by GSK, hard copies of all Development Transfer Materials; (ii) the procurement by CureVac of the services of such qualified and experienced scientists and technicians, production and quality assurance personnel, engineers, and quality checking personnel as may be reasonably necessary to support the transfer of the Development Transfer Materials. Until completion of the transfer of the Development Transfer Materials, CureVac shall build and maintain a secure, readable, accessible and complete repository of the Development Transfer Materials.

4.8	Regulatory Approvals of Product.

4.8.1	Filing and Transfer of INDs. On a Product-by-Product basis, CureVac shall prepare and file INDs in accordance with the applicable R&D Plans. GSK shall have the right to review and comment on all such filings, and CureVac will take into good faith consideration any such comments provided by GSK within [*****] of GSK’s receipt of such draft filings. As soon as is reasonably practicable after the completion of the [*****] for a Product, and in accordance with the instructions of GSK, CureVac shall (or shall cause its Affiliate to) assign and transfer to GSK the IND for such Product, and all of CureVac’s and its Affiliates rights, interest and title therein, and GSK shall accept such assignment and transfer. GSK and CureVac each agree to use Diligent Efforts to take all actions required by a Regulatory Authority to effect the transfer of such IND and further agree to cooperate with each other in order to effectuate the foregoing transfer of such IND. At GSK’s direction, an IND may also occur by GSK’s filing of a new separate IND for the same Product, cross-referring to the first IND, followed by a later transfer and joining of the first IND, or by a close-out of the first IND. Following the transfer of the IND for a Product, GSK shall reimburse CureVac for all reasonable and demonstrable costs and expenses (including FTE costs at the FTE Rate) incurred by CureVac for the filing and transfer of that IND under the applicable R&D Plan. Until the transfer of an IND for a Product, CureVac shall be responsible for all regulatory interactions, including written communications and meetings with Regulatory Authorities, for any INDs filed by CureVac, provided that GSK shall have the right (i) to participate in meetings with Regulatory Authorities if permissible under Applicable Laws and/or (ii) to prepare and file INDs itself for any Product as set forth above. Furthermore, except in cases where this is not reasonably practicable, e.g. due to a deadline set by a Regulatory Authority, GSK shall have the right to review and comment on any written communications, and CureVac will take into good faith consideration any such comments provided by GSK.

4.8.2	Other Regulatory Filings. GSK has the sole right to prepare and file all new drug applications (or equivalents) and shall own all Regulatory Approvals and be responsible for all decisions in connection with the Regulatory Approvals for Products in the Field and in the Territory, subject to GSK’s diligence obligations under Section 4.10 and the rights granted to CureVac with respect to the Regulatory Approvals relevant for the CureVac Territory under Section 6 and the respective Distribution Agreement. With regard to CMC Development and Manufacturing, CureVac shall contribute the necessary sections for such filings, subject to review by GSK. On request by GSK, CureVac shall review and comment on all such filings and safety related documents, and GSK shall reimburse CureVac’s reasonable FTE costs incurred on account of GSK’s request at the FTE Rate. GSK will share with CureVac any regulatory filings before submission. CureVac shall cooperate in, and provide reasonable assistance to support, these efforts as reasonably requested by GSK. GSK shall provide CureVac with a final copy of each filing.

4.8.3	Communications. Subject to Sections 4.8.1 and 4.8.6, and subject to the rights and obligations of CureVac under Section 6 and the respective Distribution Agreement with respect to the Regulatory Approvals relevant for the CureVac Territory, GSK shall be responsible for all regulatory interactions, including written communications and meetings with Regulatory Authorities, and safety management, including the reporting to the appropriate governmental authorities of all adverse events and any other information concerning the safety of Products. GSK will, as part of its regular updates through the JSC, inform CureVac in writing of any material feedback from Regulatory Authorities relating to any Product. Furthermore, at CureVac’s request, GSK will provide copies of all Regulatory Approvals and material correspondence with Regulatory Authorities in the Major Markets relating to the Clinical Studies with respect to all Products to CureVac. CureVac shall have the right to participate as a silent observer in a meeting with Regulatory Authorities if and to the extent such meeting relates to the CureVac Technology. Furthermore, upon request of GSK, CureVac shall participate in a meeting with a Regulatory Authority, and GSK shall reimburse all of CureVac’s FTE costs (at the FTE Rate) and expenses incurred on account of GSK’s request.

4.8.4	Sharing of information. CureVac will reasonably support GSK, at GSK’s request at reasonable intervals (considering CureVac’s limited personnel resources), on all regulatory matters with respect to the Development and Commercialization of the Products, at GSK’s cost, including by providing data and documents as reasonably required for obtaining Regulatory Approvals and for interactions with Regulatory Authorities regarding the Products, provided that such documents and data will remain the property and Confidential Information of CureVac, and GSK will only use such documents and data in accordance with Section 11. CureVac, on receipt of a request of GSK shall provide to GSK a summary of the safety, reactogenicity and immunogenicity data resulting from the [*****]. Subject to Section 11, any First-Gen COVID Vaccine Products Dossiers/Data (as defined in the 2021 Collaboration Agreement) received from CureVac under the 2021 Collaboration Agreement shall be deemed Confidential Information of CureVac under this Agreement, and GSK may, notwithstanding any restriction under the 2021 Collaboration Agreement, use such data for the Development or Manufacture of Products under this Agreement.

4.8.5	Cross-referencing. To the extent required by GSK, or an Affiliate or Sublicensee of GSK to the Products, CureVac hereby authorizes GSK, its Affiliates and Sublicensees to cross reference to the sections of the regulatory dossiers of the clinical trials related to any other mRNA-Based product in the Field in development by CureVac or its Affiliates to the extent under the Control of CureVac. GSK shall notify CureVac in writing prior to any such cross-referencing. GSK will consider in good faith any request of CureVac or any of its Affiliates to authorize cross-referencing to the sections of the regulatory dossiers of the clinical trials related to the Products.

4.8.6	Pharmacovigilance. The Parties shall have in place and will maintain during the Term (or, as applicable, until the obligations intended to survive termination of this Agreement have been fulfilled) systems, procedures, training programs and documentation needed to perform and comply with their pharmacovigilance regulatory obligations, and each Party shall promptly notify the other Party of any safety issues that may arise and that need to be reported under Applicable Laws. Each Party will ensure that it complies with all Applicable Laws regarding the Products relating to risk management, drug safety and pharmacovigilance. The Parties shall negotiate in good faith and conclude a pharmacovigilance agreement within [*****] as of the Closing Date.

4.9	CureVac Development Diligence. Subject to GSK complying with its obligations under this Agreement, CureVac will conduct all Development activities assigned to it the R&D Plans in a timely manner and in accordance with the R&D Plan, and obtain and maintain sufficient facilities, personnel (with appropriate qualifications and experience), equipment, materials and other resources as are reasonable and adequate to complete the R&D Plans.

4.10	GSK Development and Regulatory Diligence. Subject to CureVac complying with its obligations under this Agreement, GSK will:

(i)	conduct all Development activities assigned to it in the R&D Plans, progress the Products into the next appropriate Clinical Study, and obtain and maintain sufficient facilities, personnel (with appropriate qualifications and experience), equipment, materials and other resources as reasonably required to complete the R&D Plans; and

(ii)	use its Diligent Efforts to secure biologics licensure by the FDA and marketing authorization by EMA following completion of all appropriate Clinical Studies.

4.11	Use of GSK Technology. Subject to the terms and conditions of this Agreement, GSK hereby grants to CureVac, and CureVac accepts, a royalty-free, non-exclusive, license (with the right to sub-license in accordance with Section 4.12) to use the GSK Technology for performing the Development and Manufacturing activities allocated to CureVac under this Agreement (and, subject to the terms of each Ancillary Agreement, under the Ancillary Agreements).

4.12	Right to Sublicense. CureVac shall have the right to sublicense its rights under Section 4.11 to any of its Affiliates, but not to any Third Party, subject only to the right to subcontract as set forth under Section 4.13 below.

4.13	Subcontracts. Subject to the terms and conditions of this Agreement, the Parties may subcontract to Affiliates and Third Parties, including CROs and CMOs, portions of the Programs to be performed. Any subcontractor shall be required to enter into appropriate agreements with respect to non-disclosure of Confidential Information and ownership of any intellectual property developed in the course of subcontracted activities, unless such subcontracting would not require the transfer of the other Party’s Confidential Information to the Affiliate or Third Party subcontractor and there is no reasonable possibility of the creation of new intellectual property. Each Party shall remain liable to the other Party for any act or omission of its subcontractor.

5.	MANUFACTURING AND COMMERCIALIZATION.

5.1	Manufacturing Facility. CureVac shall plan and carry out the completion of the installation and Regulatory Approval of the GMP-IV Manufacturing Facility, with two Drug Substance production lines each with a targeted scale up of five times compared to the current production process established at the GMP-III Manufacturing Facility and targeting a Drug Substance batch size of [*****] and the production of [*****] per year, at its own cost, due for completion by the Initiation of the [*****]. Furthermore, CureVac shall use Diligent Efforts to complete by the same date: (i) in-sourcing and process development of the Drug Product formulation process, including the LNP Technology; (ii) in- sourcing of the capability to produce DNA plasmids using the pDNA technology; and (iii) development of the supply chain for sourcing critical raw materials (the “Manufacturing Facility Enhancements”); provided that if the Parties agree in good faith that a CMO would be better suited to perform any of the activities under (i) and (ii), GSK shall relieve CureVac from its obligations with respect to (i) and/or (ii), as applicable, and provided further that the only and exclusive remedy in case of a breach by CureVac of its obligations to use Diligent Efforts to complete the Manufacturing Facility Enhancements under this Section 5.1 shall be that CureVac covers the costs for a bridging study in humans, if required solely as a result of such breach by CureVac, in the maximum amount of EUR [*****]. Subject to Section 5.2, up to once per quarter, GSK shall have the right to request and assess the plans proposed by CureVac regarding the foregoing and to monitor the progress, provided that, if and to the extent it is necessary for GSK to undertake an on- site visit for this purpose, GSK shall not be permitted to do so more than twice per Calendar Year. GSK may, where relevant and at its discretion, suggest appropriate improvements and provide additional support in connection with enhancement of the Manufacturing Process for Drug Product and the installation of the GMP-IV Manufacturing Facility, which CureVac may freely decide to implement or not. CureVac will reasonably consider to use the [*****] for the Manufacture of the Products; it being understood and agreed between the Parties that GSK may not request the disclosure of any Know-How or any technology transfer from CureVac with respect to the [*****] other than to the extent necessary for any Regulatory Filing for a Product.

5.2	GSK Consultancy. GSK’s assessment and suggestions with respect to enhancements and capacity expansion of Manufacturing of Drug Product in the GMP Manufacturing Facility will be according to GSK’s best understanding at that time of the applicable requirements, practice and quality standards. In no circumstances shall GSK be liable in case of a discrepancy between the plans assessed by GSK and applicable standards, or a competent Regulatory Authority’s disagreement with the proposed plans or a recommendation provided by GSK, nor if CureVac fails to correctly implement the GSK recommendations. Any consultancy provided by GSK under Section 5.1 shall be limited to providing advice and guidance, but shall exclude any activities regarding the actual implementation of such advice or guidance, which shall be CureVac’s sole responsibility.

5.2.1	Clinical Supply. All doses of Products required for use by GSK in accordance with this Agreement for the Development of Products (including for Clinical Studies) shall be Manufactured and supplied by CureVac or its Affiliates, as Drug Product filled in vials (without labelling and packaging or with labels agreed upon by GSK) for use in the Clinical Studies, whereby Drug Product must in each case be Manufactured by CureVac or its Affiliates at a GMP Manufacturing Facility and filling may be subcontracted to a CMO, each in accordance with GMP and Applicable Laws and the terms and conditions of one or more clinical supply agreement(s) and associated clinical Quality Agreement(s) to be negotiated and agreed between GSK and either or both CureVac, the CureVac Affiliate and/or CMO supplying the Products to GSK, no later than [*****] after the Closing Date, and in accordance with the terms and conditions set forth in Exhibit 5.2.1(B). CureVac and its Affiliates will reserve the required capacity for the Manufacture of Products for clinical supply in its GMP Manufacturing Facilities in accordance with the forecasts given under the supply agreement(s).

5.2.2	Commercial Supply. On a Product-by-Product basis, upon the request of GSK, but in any case no later than the [*****] for the respective Product, GSK and CureVac, or the CureVac Affiliate supplying Drug Product to GSK, will negotiate and agree in good faith on a commercial supply agreement (each a “Commercial Supply Agreement”) with respect to such Product (including a Quality Agreement) according to which CureVac or its Affiliates will Manufacture or have Manufactured for GSK, GSK’s demand for bulk of Drug Product in accordance the terms and conditions set forth in Exhibit 5.2.1(A). CureVac shall reserve, or shall procure that its Affiliates will reserve, [*****] of the annual batch capacity of the GMP-IV Manufacturing Facility for the Manufacture of bulk of Drug Product on behalf of GSK for supply in the Territory in accordance with the Commercial Supply Agreements.

5.2.3	Manufacture by GSK. Upon the request of GSK, CureVac shall transfer all Know-How comprised in the CureVac Manufacturing Technology (“Manufacturing Technology Transfer Materials”) to GSK, an Affiliate of GSK or the Third Party CMO designated by GSK and approved by CureVac, as applicable, so that GSK itself, the Affiliate of GSK or the appointed Third Party CMO (approved by CureVac), as applicable, can take over the Manufacture for GSK. In the event of a technology transfer, the JSC shall establish a Manufacturing tech-transfer sub-committee, which shall oversee the Manufacturing technology transfer. GSK will compensate CureVac or, if applicable, its CMO, for such technology transfer provided by CureVac and/or its CMO FTE at the FTE Rate. CureVac’s obligation to reserve [*****] of CureVac’s GMP-IV Manufacturing Facility shall reduce proportionately, on a country-by-country basis, as GSK (or the appointed Third Party CMO) obtains Regulatory Approval for the Manufacture of the Products following completion of the Manufacturing technology transfer, provided that GSK shall in such case use Diligent Efforts to obtain such Regulatory Approval as soon as reasonably practicable, prioritizing the countries with the highest demand for Product, and provided further that CureVac’s obligation to reserve capacity shall terminate in any event [*****] after the completion of the technology transfer. Any transfer of Know-How pursuant to this Section 5.2.3 shall be carried on the basis of a specific technology transfer plan determined in good faith by the Parties and reflected in a technology transfer addendum to this Agreement, detailing at least the following activities together with appropriate timelines: (i) the provision by CureVac of soft copies and, to the extent reasonably required by GSK, hard copies of all Manufacturing Technology Transfer Materials; (ii) the procurement by CureVac of the services of such qualified and experienced scientists, production and quality assurance personnel, engineers, and quality checking personnel as may be reasonably necessary to support the transfer of the Manufacturing Technology Transfer Materials; and (iii) the provision by CureVac to the personnel of GSK or its Affiliate with reasonable access to its facilities to observe the Manufacture at such times as the Parties may agree; provided such access shall be coordinated in a manner to minimize the disruption of CureVac’s activities and CureVac may require any personnel of a Third Party with access to its facilities to sign a confidentiality agreement and to abide by the rules and guidelines applicable to the CureVac facility. Until the completion of the transfer of the Manufacturing Technology Transfer Materials, CureVac shall build and maintain a secure, readable, accessible and complete repository of the Manufacturing Technology Transfer Materials.

5.3	Commercialization of Products; Diligence. Subject to the terms and conditions of this Agreement, GSK shall have the rights and the responsibility, and shall bear all costs associated with the Commercialization of Products in the Field in the GSK Territory. Unless terminated or replaced in accordance with this Agreement, GSK will use Diligent Efforts to Commercialize: (i) the First Product, (ii) the Second Product, (iii) each of the Initial Other Products, and (iv) each Replacement Product and each Optioned Product, as applicable, in each case of (i), (ii), (iii) and (iv) in the Field and in the Major Markets (other than Germany, unless waived by CureVac pursuant to Section 6.1) (subject to obtaining Regulatory Approval in the relevant Major Market). Without limiting the generality of the Diligent Efforts obligations under this Section 5.3, GSK shall:

(i)	on a Product-by- Product basis make the First Commercial Sale of a Product in a country as soon as reasonably practicable following the issuance of the Regulatory Approval for such Product in such country;

(ii)	in addition to the royalty reports provided by GSK to CureVac under Section 8.7, beginning with the First Commercial Sale of the first Product in the Territory and continuing until expiry of the Royalty Term, provide CureVac, at least once annually by March 31 of each Calendar Year, with a confidential, non-binding sales forecast for that Calendar Year for discussion in the JSC (or the commercialization sub-committee, as applicable) of the estimated aggregate (x) sales of Products in the GSK Territory and (y) sales of Products in each Major Market, provided that GSK shall not be required to provide supporting materials in relation to such forecast.

5.4	CureVac Resources: CureVac shall obtain and maintain sufficient facilities, personnel (with appropriate qualifications and experience), equipment, materials and other resources necessary to meet its obligations under this Section 5, in accordance with the timelines specified in and in accordance with this Section 5.

6.	COMMERCIALIZATION OF PRODUCTS IN THE CUREVAC TERRITORY.

6.1	Commercialization in CureVac Territory. CureVac shall have the sole and exclusive right to Commercialize the Products in the Field in the CureVac Territory. On a Product-by-Product basis, until the execution of a Distribution Agreement between the Parties under Section 6.2 for a Product, CureVac shall have the right to waive its right to Commercialize such Product in the CureVac Territory by giving written notice to GSK. Upon receipt of such waiver notice by GSK, with respect to the respective Product, the CureVac Territory shall become part of the GSK Territory, and GSK shall have the right to Commercialize the Product in such extended GSK Territory, and the obligation to use Diligent Efforts to Commercialize the Product in Germany, subject to and in accordance with the terms and conditions of this Agreement.

6.2	Distribution Agreement. On a Product-by-Product basis, upon request of CureVac, but no later than [*****] prior to the estimated First Commercial Sale of the respective Product in the Field in the CureVac Territory, the Parties shall negotiate and agree in good faith on a distribution agreement under which CureVac has the exclusive rights to Commercialize such Product in the Field in the CureVac Territory in accordance with the terms and conditions set forth in the key distribution terms in Exhibit 6.2 (“Distribution Agreement”). CureVac shall comply with all policies, practices, standards, guidelines, codes and requirements generally inferred by the GlaxoSmithKline group on distributors of its products in the CureVac Territory, which shall be further detailed in the Distribution Agreement and compliance with which shall be subject to audit by GSK as specified in the Distribution Agreement.

7.	GOVERNANCE.

7.1	Management.

7.1.1	Alliance Management. Management of the collaborative alliance reflected in this Agreement will be under the responsibility of the individual designated in writing within [*****] of the Closing Date for CureVac (“CureVac Alliance Manager”) and of the individual designated in writing within [*****] of the Closing Date for GSK (“GSK Alliance Manager”, and together with the CureVac Alliance Manager, the “Alliance Managers”). Each Alliance Manager will be the primary point of contact for the other Party on all matters relating to the operation of this Agreement other than Program activities.

7.1.2	Program Management. On a R&D Plan-by-R&D Plan basis, the management of the activities under the Programs will be under the responsibility of the individual designated in writing within [*****] of the Closing Date for CureVac (“CureVac Project Leader”) and of the individual designated in writing within [*****] of the Closing Date for GSK (“GSK Project Leader”, and together with the CureVac Project Leader, the “Project Leaders”). Each Project Leader will be the primary point of contact for the other Party on all matters relating to the R&D Plan.

7.2	Joint Steering Committee.

7.2.1	Establishment. Within [*****] after the Closing Date the Parties will establish a joint steering committee (“Joint Steering Committee” or “JSC”) to oversee the Development, Manufacture and Commercialization of the Products and to facilitate the exchange of information between the Parties. The JSC shall be comprised of two (2) representatives of CureVac and two (2) representatives of GSK, one representative being the Alliance Manager of the respective Party, in each case with appropriate scientific and technical expertise and sufficient seniority within the applicable Party consistent with the scope of the JSC’s responsibilities. Each Party may replace its JSC representatives at any time upon written notice to the other Party, provided, however, that each Party shall use reasonable efforts (obligation de moyen) to ensure continuity on the JSC.

7.2.2	JSC Meetings. The JSC shall meet at least on a quarterly basis, or such other frequency as agreed by the Parties, by teleconference, videoconference or in person, provided that at least every [*****] or such other frequency as agreed by the Parties, the meeting shall be in person (which in- person meeting will be held at alternate facilities of each Party), unless agreed otherwise by the JSC representatives The JSC will have a quorum if at least one (1) representatives of each Party is present or participating. Each Party will be responsible for all of its own expenses of participating in the JSC meetings. The Parties will endeavor to schedule meetings of the JSC at least [*****] in advance. Each Party may call special meetings of the JSC with at least [*****] prior written notice, except in exigent circumstances, to resolve particular matters requested by such Party and within the decision-making responsibility of the JSC. Each Party may invite guest participants to certain items on the agenda of the meetings, with reasonable prior notice, in order to discuss special technical or commercial topics, provided that such guest participants shall be bound by confidentiality and non-use obligations consistent with the terms of this Agreement and shall not have a voting right in such meeting. The chair of the JSC will alternate each Calendar Year, with CureVac to chair the first year. The Party chairing the JSC shall prepare the meeting agenda with input from the other Party.

7.2.3	JSC Minutes. The Alliance Manager of the Party chairing the JSC shall record the minutes of each JSC meeting in writing. Such minutes shall be circulated to the other Party’s Alliance Manager no later than [*****] following the meeting for review, comment and approval of the other Party. If no comments are received within [*****] of the receipt of the minutes by the other Party, unless otherwise agreed, they shall be deemed to be approved by the other Party. Furthermore, if the Parties are unable to reach agreement on the minutes within [*****] of the applicable meeting, the sections of the minutes that have been mutually agreed between the Parties by that date shall be deemed approved and, in addition, each Party shall record in the same document its own version of those sections of the minutes on which the Parties were not able to agree

7.3	JSC Functions and Powers. The JSC will be responsible generally for facilitating the Parties’ interactions under this Agreement and specifically for overseeing the Development, Manufacture and Commercialization of the Products. The JSC has (i) no jurisdiction to make any amendments to this Agreement, which right is reserved to the Parties; and (ii) no jurisdiction over any dispute relating to the validity, performance, construction or interpretation of this Agreement. The principal functions of the JSC will include:

(i)	overseeing the Development of Products in accordance with the R&D Plans;

(ii)	reviewing and approving the R&D Plans in relation to a Product Adjustment, Replacement Product or an Optioned Product;

(iii)	updating the initial R&D Plans to include the further Development work and discussing and approving the annual Development budgets under the R&D Plans;

(iv)	the resolution and approval of any issue and recommendation from the Parties with respect to the modification of the R&D Plans, including but not limited to modifications of the budget and timelines;

(v)	receiving written reports or presentations from GSK and CureVac of their respective progress with the further Development of each Product summarizing their Development activities and the results thereof with respect to the applicable Product and discuss at meetings the status, progress, and results of the Development of the respective Product;

(vi)	exchanging Development Data and other technical information;

(vii)	upon GSK’s request, serving as a forum where CureVac shall inform GSK of new internal development programs covered by GSK’s Exclusive Option;

(vii)	upon GSK’s request, serving as a forum where CureVac shall inform GSK of new internal development programs covered by GSK’s Exclusive Option;

(viii)	creating sub-committees, including the IP Sub-Committee pursuant to Section 7.4, a Commercialization sub-committee for the coordination of Commercialization activities for Products by GSK in the GSK Territory and by CureVac in the CureVac Territory and a Manufacturing sub-committee for discussing Product-related and/or Product-related Manufacturing and supply;

(ix)	serving as a forum where each Party shall inform the other Party of any material feedback received from Regulatory Authorities in relation to any Product;

(x)	informing on material regulatory filings and regulatory interactions related to the Products; (xi) fostering the collaborative relationship between the Parties;

(xii)	resolving disputes between the Parties; and

(xiii)	such other functions as agreed by the Parties.

If the JSC establishes a sub-committee in accordance with this Section 7.3, unless otherwise agreed, the governance provisions of this Section 7 shall apply accordingly to such sub-committee.

In line with the completion of the Programs, the Parties shall, within the JSC, in good faith evolve the composition and operation of the JSC to reflect the change in roles and responsibilities of the Parties in the further Development, Manufacturing and Commercialization of the Products.

7.4	IP Sub-Committee. Within [*****] of the Closing Date the JSC shall establish an IP Sub-Committee comprising up to two patent attorneys of each Party. The IP Sub- Committee shall be the forum for discussion and liaison between the Parties concerning filings to be made for Program Patent Rights and Joint Patent Rights. For the avoidance of doubt, the IP Sub- Committee is not a decision-making forum, except (in the first instance) with respect to matters concerning the maintenance of the Program Patent Rights and Joint Patent Rights, and, in relation to the Program Patent Rights and Joint Patent Rights, the patent term extension strategy, patent litigation, patent defense and enforcement, but serves as a forum for discussion where the Parties may coordinate and consult with each other with respect to any such filings. The IP Sub-Committee shall in particular: (i) convene no less than once every [*****] to facilitate regular interaction regarding the intellectual property matters arising from this Agreement (or any Ancillary Agreement); (ii) exchange information necessary to keep the Parties reasonably informed of each other’s prosecution of patents and trademarks that form part of the intellectual property rights licensed under this Agreement; (iii) review any Invention arising under a Program (including any Joint Product Invention and Joint Other Invention) and determine in good faith the ownership thereof, in accordance with this Agreement; (iv) coordinate intellectual property aspects of publications or presentation of Development Data, in accordance with Section 11.7; (v) cooperatively review and discuss potential material infringements by Third Parties as well as the potential infringement by either Party or its Affiliates of any intellectual property of a Third Party pursuant to Development, Manufacturing or Commercialization under this Agreement; and (vi) escalate any intellectual property-related issue on which the Parties are not in agreement to the JSC.

7.5	JSC Decisions.

7.5.1	Initial Dispute Resolution. Actions to be taken by the JSC and any subcommittee shall be taken only following a unanimous vote, with each Party’s representatives collectively having one (1) vote. If any subcommittee fails to reach unanimous agreement on a matter before it for decision for a period in excess of [*****] the matter shall be referred to the JSC.

7.5.2	Final Decision-Making.

a.	If the JSC fails to reach unanimous agreement on a matter before it for decision for a period in excess of [*****] the matter may be referred by either Party to the Executive Officers, who shall meet in person or via teleconference within [*****] and attempt to resolve such matter in good faith.

b.	If the Executive Officers fail to reach agreement as to such matter for a period in excess of [*****] from their initial meeting, the final decision on such undecided matter shall be made by GSK in good faith with the following exceptions:

(i)	GSK shall not unilaterally reduce its diligence obligations under this Agreement, make material amendments to an R&D Plan (including the budget and the number of FTEs agreed in the R&D Plan) which have an adverse impact on CureVac, adopt a decision that would cause significant delay of the Development timelines as set forth in an R&D Plan or would oblige CureVac to perform additional obligations under this Agreement or an R&D Plan;

(ii)	without limiting any right of GSK at law, GSK shall not unilaterally decide on any matter concerning Joint Patent Rights, Joint Product Inventions or Joint Other Inventions, with the exception of decisions relating to (i) obtaining and maintaining supplementary protection certificates (ii) enforcement against Third Parties in the Territory within the Field in accordance with Section 10;

(iii)	GSK shall not unilaterally decide any matter with respect to the CMC Development and, for so long as CureVac Manufactures a Product under this Agreement, Manufacture of that Product; and

(iv)	GSK shall not unilaterally alter or amend the terms and conditions of this Agreement and shall have no jurisdiction over any dispute relating to the validity, performance, construction or interpretation of this Agreement.

7.6	Information and results. Except as otherwise provided in this Agreement, the Parties will make available and disclose to one another Development Data and other results of work conducted pursuant to each Program prior to and in preparation for the JSC meetings, by the deadline and in the level of detail, form and format to be designated by the JSC; provided, however, that, in any event, each Party shall to the extent reasonably possible provide the other Party with quarterly updates regarding its work pursuant to the Programs preferably [*****] prior to each JSC meeting.

8.	CONSIDERATION AND PAYMENTS.

8.1	Upfront Payment. In partial consideration for the exclusive licenses granted to GSK under the CureVac Technology, GSK shall pay to CureVac a non-refundable and non-creditable fee in the amount of one hundred and twenty million Euro (EUR 120,000,000) within [*****] after GSK’s receipt of an invoice of the respective amount from CureVac.

8.2	GMP-IV Reservation Fee. In consideration for the reservation of Manufacturing capacity in the GMP-IV Manufacturing Facility pursuant to Section 5.2.2, GSK shall pay to CureVac a non- refundable fee in the amount of thirty million Euro (EUR 30,000,000) upon [*****] (“GMP-IV Reservation Fee”). Such payment shall be made within [*****] after GSK’s receipt of an invoice of the respective amount from CureVac. GSK may credit:

(i)	ten million Euro (EUR 10 million) against [*****],

(ii)	ten million Euro (EUR 10 million) against [*****]; and

(iii)	ten million Euro (EUR 10 million) against [*****].

8.3	Development and Regulatory Milestone Payments. In consideration for the exclusive licenses granted to GSK under the CureVac Technology, on a Product-by-Product basis, GSK shall pay to CureVac the one-time, non-refundable, non-creditable development milestone payments set forth in this Section 8.3 (each a “Development & Regulatory Milestone Payment”) upon the first occurrence of the applicable milestone event with respect to any Product, provided that each such milestone payment shall be due only once for each Product (each a “Development & Regulatory Milestone Event”). On a Product-by-Product basis, if any one of the Development & Regulatory Milestone Events is not required for the Development of a Product, such Development & Regulatory Milestone Payment shall become payable upon achieving the Development & Regulatory Milestone Event following the Development & Regulatory Milestone Event which was not required, i.e., upon the achievement of such following Development & Regulatory Milestone Event two Development & Regulatory Milestone Payments become payable hereunder.

8.3.1	First Product. The following Development & Regulatory Milestone Payments shall be made for the First Product:

Development & Regulatory Milestone Event	In EUR million
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

8.3.2	Second Product and Other Products. The following Development & Regulatory Milestone Payments shall be made for the Second Product and for each Other Product (including any Replacement Product and Optioned Product):

Development & Regulatory Milestone Event	In EUR million
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

8.4	Sales Milestone Payments. In consideration for the licenses granted to GSK under the CureVac Technology and the LNP Technology, on a Product-by- Product basis, GSK shall pay to CureVac each of the non-refundable, non-creditable milestone payments set forth in this Section 8.4 (each a “Sales Milestone Payment”) for the Calendar Year in which aggregated annual Net Sales in the GSK Territory of all Products developed from the respective Product meet or exceed for the first time the thresholds set forth below (each a “Sales Milestone Payment”).

8.4.1	First Product. The following Sales Milestone Payments shall be made for the First Product:

Sales Milestone Event	In EUR million
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

8.4.2	Second Product and Other Products. The following Sales Milestone Payments shall be made for the Second Product and for each of the Other Products (including any Replacement Product and Optioned Product):

Sales Milestone Event	In EUR million
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

8.5	Obligation to Inform. GSK shall notify CureVac on the occurrence of a milestone event under Sections 8.3 and 8.4 (other than the milestone events under the control of CureVac) as soon as possible but in any event within [*****] after becoming aware of the occurrence of the relevant milestone.

8.6	Milestone Payment Terms. Each milestone payment shall be due and payable within [*****] after the receipt of the respective invoice by GSK. Notwithstanding the foregoing, each Sales Milestone Payment shall be paid together with the royalty payments for the Calendar Quarter during which the respective milestone has been achieved.

8.7	Royalties.

8.7.1	Royalty Rates. As further consideration for the rights and licenses granted by CureVac to GSK to the CureVac Technology and the LNP Technology under this Agreement, GSK shall pay royalties to CureVac in the amounts set forth below:

(i)	First Product. GSK shall pay to CureVac the following royalties on Net Sales in each Calendar Quarter in the GSK Territory of all Products developed from the First Product in the amounts set forth below:

Annual Net Sales of First Product	Royalty Rate
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

First Product shall include any Product with the same Antigen composition as Developed under the same Program, even if such Product is sold under a different label. For illustration purposes, if the First Product is approved in certain countries for an indication or use associated only with the Second Product, the Net Sales for such Product will still be Net Sales of the First Product.

(ii)	Second Product. GSK shall pay to CureVac the following royalties on Net Sales in each Calendar Quarter in the GSK Territory of all Products developed from the Second Product in the amounts set forth below:

Annual Net Sales of Second Product	Royalty Rate
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

(iii)	Other Products. On a Product-by-Product basis, for each Other Product (including any Replacement Product and Optioned Product), GSK shall pay to CureVac the following royalties on Net Sales in each Calendar Quarter in the GSK Territory of all Products developed from the respective Other Product in the amounts set forth below:

Aggregate annual Net Sales of all Products developed from an Other Product	Royalty Rate
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

8.7.2	Royalty Term. On a country-by-country and Product-by-Product basis, GSK’s royalty obligations as set forth in this Section 8.7 shall begin with the First Commercial Sale of such Product in such country, and shall expire upon the later to occur of:

(i)	the expiry of the last to expire Valid Claim of any Patent Rights Controlled by CureVac (whether alone or jointly with GSK or a Third Party) Covering such Product in such country;

(i)	the earlier of (A) expiry of Regulatory Exclusivity for such Product in such country and (B) twelve (12) years following the First Commercial Sale of such Product in such country; or

(ii)	ten (10) years following the First Commercial Sale of such Product in such country, provided that such Product incorporates CureVac Know-How or CureVac Know-How is required to Develop, Manufacture and/or Commercialize the Product in such country, and provided further that GSK’s royalty obligations under this Section 8.7 with respect to a Product shall expire for all countries of the GSK Territory on the twentieth (20th) anniversary of the First Commercial Sale of such Product in the first country of the GSK Territory (the “Royalty Term”).

8.7.3	Know-How Reduction. During the applicable Royalty Term and on a country-by-country and Product-by- Product basis, the royalty rate for a Product in a country shall be reduced by [*****] of the applicable rate determined pursuant to Section 8.7.1, if such Product is not or no longer Covered by a Valid Claim in such country.

8.7.4	Exhaustiveness. Except as set forth otherwise in this Agreement, the Royalty shall be the exhaustive consideration for the maintenance by CureVac of the CureVac Technology, and CureVac shall be responsible for the payment of any royalties, fees, costs or expenses under the In-Licensing Agreements.

8.7.5	Third Party Offset. Without limiting any other right or remedy of GSK under this Agreement, or any obligation of CureVac, on a country-by-country and Product-by- Product basis, if, during the Term, GSK or any of its Affiliates is required to obtain a license under certain Third Party Patent Rights to obtain freedom to operate with respect to the use or exploitation of any CureVac Elements for the Development, Manufacture and Commercialization of Products under this Agreement and to pay a royalty or other consideration under such license (including milestone payments or any payment in connection with the settlement of a patent infringement claim), then the Parties shall discuss obtaining an FTO license in accordance with Section 10.14. Royalties due to CureVac for the respective Product in the respective country(ies) Covered by the Third Party Patent Rights in- licensed by GSK to obtain at its discretion freedom to operate under this Section 8.7.5 shall, subject to Section 8.7.6, be reduced by: (i) [*****] of the reasonable amount payable by GSK to the Third Party for licenses required in respect of the Patent Right listed in Exhibit 8.7.5 relevant to the Initial Products; and (ii) and [*****] of the amount payable by GSK to the Third Party for any other licenses. For the avoidance of doubt, chemically modified mRNA will not be used by CureVac under this Agreement, and CureVac will therefore not be responsible for, and will not bear any payments to Third Parties with respect to such chemically modified mRNA.

8.7.6	Cumulative Deductions. Notwithstanding the above, any royalty reduction made pursuant to Section 8.7.3 and/or Section 8.7.5 shall in no event reduce the applicable royalty rate for the respective Finished Product in the respective country to less than [*****] of the amounts determined pursuant to Section 8.7.1.

8.7.7	Blended Royalties.

With respect to a potential step down in royalty rates to account for the expiry of certain Patent Rights, the Parties acknowledge and agree that the CureVac Technology and the LNP Technology licensed hereunder may justify royalty rates for sales of Products in the GSK Territory in different amounts, which rates could be applied separately to Products involving the exercise of CureVac Technology and the Licensed LNP (namely in a ratio of [*****]). Furthermore, the Parties acknowledge and agree that the CureVac Technology licensed under this Agreement may justify royalty rates and/or royalty terms of differing amounts for sales of Products in the GSK Territory, which rates could be applied separately to Products involving the exercise of CureVac Patent Rights in the GSK Territory and/or the incorporation of CureVac Know-How, and that if such royalties were calculated separately, royalties relating to the CureVac Patent Rights in the GSK Territory and royalties relating to the CureVac Know-How would last for different terms. For practicality reasons the Parties have agreed on a blended royalty rate. For clarity, this Section 8.7.7 solely explains the rationale behind the royalty rates agreed on by the Parties and does not modify any of the other provisions of this Agreement.

8.7.8	Royalty Payments. Within [*****] after the end of each Calendar Quarter in which any Net Sales occur, GSK shall calculate the royalty payments owed to CureVac and shall remit to CureVac the amount owed to CureVac. All royalty payments shall be computed by converting the Net Sales in each country in the GSK Territory into the currency of Euro, using the monthly exchange rates as customarily used by GSK. All costs and expenses shall be computed by converting the relevant costs and expenses into the currency of Euro, using the monthly exchange rates as customarily used by GSK.

8.8	Reports. Each royalty payment shall be accompanied by a written report describing the Net Sales of each Product sold by or on behalf of GSK, its Affiliates and Sublicensees during the applicable Calendar Quarter for each country in which sales of any Product occurred, specifying: (i) the gross sales (if available) and Net Sales in each country’s currency, including an accounting of deductions taken in the calculation of Net Sales; (ii) the applicable exchange rate to convert from each country’s currency to Euro; and (iii) the royalties payable in Euro. All costs and expenses invoiced by CureVac shall be accompanied by a detailed breakdown of those costs and expenses, together with the applicable exchange rate to convert from the currency in which the costs and expenses were incurred to Euro.

8.9	Records and Audit. Each Party and its Affiliates and/or its Sublicensees shall keep and maintain records of: (i) in the case of GSK, sales of the Product(s) so that the royalties payable and the royalty reports may be verified; and (ii) in the case of CureVac, all costs and expenses incurred by it which are reimbursable under this Agreement, so that the costs and expenses reimbursable may be verified, and, where applicable, decisions and communications relating to the operation of the clearance process as set out in Section 3.5.1 to the extent carried out by CureVac or its external counsel. Such records shall upon reasonable written notice be open to inspection during business hours for a [*****] period after the Calendar Quarter to which such records relate, but in any event not more than once per Calendar Year, by a nationally recognized independent certified public accountant selected by the auditing Party and retained at the auditing Party’s expense. Said accountant shall have the right to audit the records kept pursuant to this Agreement for a period covering not more than [*****]. If said examination of records reveals any underpayment(s) or over payment(s) of any amounts payable, then the audited Party shall promptly pay or credit the balance due to the auditing Party, and if the underpayment(s) or overpayment(s) is/are more than [*****] then the audited Party shall also bear the expenses of said accountant (and if no further payments are due, shall be refunded or paid by the audited at the request of the auditing Party).

8.10	Payment Terms.

8.10.1	All payments by GSK to CureVac shall be made by wire transfer payment in Euro and shall be remitted to the following bank account:

[*****]:

Invoices shall be issued to GSK on a Program-by-Program basis. Electronic invoicing is GSK’s preferred method for receiving invoices. [*****] is GSK’s e-invoicing partner for submitting electronic invoices. The Parties shall collaborate to sign CureVac up to such platform to allow for electronic invoicing.

All invoices should include the following information: Invoice Date, Number and Amount; Sender’s Address, and Phone Number; Purchase Order Number; Tax Identification Number; Agreement Reference No (if applicable).

8.10.2	If any sum payable by GSK under this Agreement is subject to a good faith dispute between GSK and CureVac: (i) GSK shall, pay to CureVac, by the due date, all amounts not disputed in good faith by GSK; (ii) GSK shall notify CureVac, within [*****] after the due date, of any disputed amounts and shall, as soon as reasonably practicable after it has provided that notification, describe in reasonable detail its reasons for disputing each amount; and (iii) the Parties shall seek to resolve the dispute in accordance with Section 16.5. When any dispute regarding the amounts payable under this Agreement is resolved, GSK shall pay any sum which is agreed or determined (in accordance with Section 16.5) to be payable by GSK within [*****] after the date of resolution of that dispute (or such other period as is agreed between the Parties or determined by arbitration pursuant to Section 16.5), plus interest thereon at the interest rate set forth in Section 8.10.3 from the time such payment was due.

8.10.3	Any undisputed payments not paid within [*****] after the due date under this Agreement shall bear interest at an annual rate of [*****] above the three-month- EURIBOR rate of the respective currency for the time period in which such amount is outstanding, as disclosed from time to time by the European Central Bank which applied on the due date. Calculation of interest will be made for the exact number of days in the interest period based on a year of 360 days (actual/360).

8.11	Taxes.

8.11.1	Each Party shall be responsible for its own income taxes assessed by a tax or other authority except as otherwise set forth in this Agreement. The Parties agree, in accordance with Section 16.10, that the relationship between the parties is one of independent contractors and does not constitute a partnership or joint venture, and agree not to take (or cause any person to take) any position on any tax return or in the course of any audit, examination or other proceeding inconsistent with such treatment, unless otherwise required by Applicable Laws and except upon a final determination of the applicable tax authority.

8.11.2	The Parties acknowledge and agree that it is their mutual objective and intent to optimize, to the extent feasible and in compliance with Applicable Laws, taxes payable with respect to their collaborative efforts under this Agreement and that they shall use reasonable efforts to cooperate and coordinate with each other to achieve such objective.

8.11.3	If any taxes are required to be withheld under Applicable Laws, from any payment to be made by GSK to CureVac under this Agreement, GSK shall (a) deduct such taxes from the payment to be made to CureVac, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to CureVac with an explanation of payment of such taxes within [*****] following such payment. For purposes of this Section 8.11.3, each Party shall provide the other with reasonably requested assistance which assistance includes provision of any tax forms and other information that may be reasonably necessary for GSK or CureVac not to withhold tax.

8.11.4	All payments due to the terms of this Agreement are expressed to be exclusive of VAT and Indirect Taxes. VAT and Indirect Taxes shall be added to the payments due to the terms if legally applicable.

9.	INTELLECTUAL PROPERTY.

9.1	Background Technology. As between the Parties, all right, title and interest in and to all CureVac Patent Rights and CureVac Know-How Controlled by CureVac at the Effective Date or generated or acquired by or on behalf of CureVac during the Term outside the scope of this Agreement (“CureVac Background Technology”) shall remain under the Control of CureVac; and all right, title and interest in and to all Patent Rights and Know-How Controlled by GSK at the Effective Date or generated or acquired by or on behalf of GSK during the Term outside the scope of this Agreement (“GSK Background Technology”) shall remain under the Control of GSK. As between the Parties, each Party shall have the sole right, in its sole discretion and at its sole expense, to prosecute, maintain and defend Patent Rights within its Background Technology; provided, however, that CureVac shall consider in good faith the interests of GSK in the prosecution, maintenance and defense of the CureVac Patent Rights within CureVac Background Technology.

9.2	Disclosure of Inventions. During the Research Period, on a Product-by-Product basis, each Party shall as soon as reasonably practical disclose to the other Party (including representatives of the IP Sub-Committee), the discovery, making, conception, or reduction to practice of any Inventions. After the Research Period, each Party shall as soon as reasonably practical disclose to the other Party (including representatives of the IP Sub-Committee) if it is continued after the Research Period, or otherwise through the Alliance Manager, the making, conception, or reduction to practice of any Invention that may be owned in part or in whole by the other Party pursuant to this Section 9.

9.3	Ownership of Inventions. The Parties agree that all right, title and interest in any and all Inventions (including all Patent Rights resulting from such Inventions and all Know-How embodied in such Inventions) shall be owned as follows, and CureVac and GSK will notify each other and determine in good faith which of the below categories such Invention falls within:

9.3.1	CureVac Inventions. Subject to Section 9.3.3, CureVac shall own all right, title and interest in and to

(i)	all Inventions that are invented by or on behalf of CureVac or GSK (or jointly by CureVac and GSK) and improve the CureVac Background Technology (other than any intellectual property rights subsisting in a Product), the LNP Technology or the CureVac Elements, and cannot be practiced independently of such CureVac Background Technology, the LNP Technology or the CureVac Elements, as applicable, and such Inventions shall become part of the CureVac Background Technology or the LNP Technology, as applicable;

(ii)	subject to Section 9.3.1(i), all Inventions that are invented as part of the GSK consultancy under Section 5.1 or 5.2 by or on behalf of CureVac or GSK (or jointly by CureVac and GSK) as long as, and to the extent that, CureVac or its Affiliates Manufacture the Products, and are involved, used or exploited in the Manufacture of the Products and/or CMC Development Data;

(iv)	subject to Section 9.3.2(i), all Inventions that are invented by or on behalf of CureVac, alone or in collaboration with a Third Party (each, a “CureVac Invention”).

9.3.2	GSK Inventions. Subject to Section 9.3.3, GSK shall own all right, title and interest in and to

(i)	all Inventions that are invented by or on behalf of GSK or CureVac (or jointly by GSK and CureVac) and improve the subject matter of any GSK Background Technology, and cannot be practiced independently of such GSK Background Technology, and such Inventions shall become part of the GSK Background Technology; and

(ii)	subject to Sections 9.3.1(i), (ii) and (iii), all Inventions that are invented by or on behalf of GSK, alone or in collaboration with a Third Party (each, a “GSK Invention”).

9.3.3	Joint Product Inventions. All Inventions that are invented by or on behalf of GSK and/or CureVac that are incorporated in any Product shall be jointly owned by the Parties (a “Joint Product Invention”).

9.3.4	Other Inventions. With respect to all other Inventions that do not fall within the categories described in Sections 9.3.1, 9.3.2 or 9.3.3, each Party shall own the Inventions invented solely by or on behalf of such Party (and such other Inventions shall become part of the CureVac Inventions or the GSK Inventions, as applicable), and all Inventions jointly invented by or on behalf of the Parties shall be jointly owned by the Parties (each, a “Joint Other Invention”).

9.3.5	Cross-Licenses under Joint Other Inventions. Except to the extent either Party is restricted by other terms of this Agreement, either Party may freely practice, exploit and license to Affiliates its interest in the Joint Other Inventions, and any resulting Joint Patent Rights and related Know-How, in connection with the use or exploitation of the respective Party’s Background Technology and any consent or license from the other Party as may be required under Applicable Law for a Party to practice and exploit such Joint Other Inventions, Joint Patent Rights and related Know-How in connection with the use or exploitation of the respective Party’s Background Technology shall hereby be given by the other Party. Without limiting the exclusive rights granted to CureVac pursuant to Section 15.4e, CureVac hereby grants to GSK, and GSK accepts, a perpetual, irrevocable, royalty-free, non-exclusive license to freely practice and exploit (including sublicensing to Affiliates, but not to Third Parties) all intellectual property rights owned by CureVac pursuant to Sections 9.3.1(ii) that are invented by or on behalf of GSK (or together with a Third Party), or jointly by CureVac and GSK.

9.4	Assignment and transfer of Inventions. To give effect to the ownership principles described in Section 9.3 each Party shall assign and transfer, and hereby assigns and transfers, to such other Party or such other Party’s designee all or a [*****] share, as the case may be, of its present and future rights, interest and title to any such Invention that is to vest in the other Party pursuant to the ownership principles described in Section 9.3, and the other Party shall accept and hereby accepts such assignment and transfer (“Assigned Invention”). At the written instruction of the other Party, the transferring Party agrees to make or procure all such assignments from its employees, consultants and subcontractors as are necessary to give effect to the provisions of this Section 9.4 and to assist the transfer in every way reasonably required by the transferee (i) to obtain Patent Rights to such Assigned Invention in any and all countries for which Patent Rights are being sought; and (ii) to maintain and defend Patent Rights in all Assigned Inventions which have been or may be assigned as provided above. The transferring Party shall execute and deliver, and cause its employees, consultants and subcontractors to execute and deliver, all such documents, instruments and other papers and take all such other action which the transferee may reasonably request in order to give effect to the provisions of this Section 9.4.

9.5	Cooperation. Each Party represents and agrees that all its employee(s), contractor(s) and agent(s) will be obligated under a binding written agreement or otherwise to assign to such Party all Inventions discovered, created, conceived, developed or reduced to practice by such employee(s), contractor(s) or agent(s) in connection with this Agreement.

9.6	Filing, Prosecution, Maintenance and Defense.

9.6.1	CureVac Program Patent Rights. CureVac shall have the first right, but not the obligation, at its sole expense, to file, prosecute, maintain and defend the Patent Rights Covering a CureVac Invention (each, a “CureVac Program Patent Right”) throughout the Territory. At the latest [*****] before filing, CureVac shall give GSK an opportunity to review and comment upon the text of any application with respect to any CureVac Program Patent Right, shall consult with GSK with respect thereto, shall not unreasonably refuse to address any of GSK’s comments and supply GSK with a copy of the application as filed, together with notice of its filing date and serial number. CureVac shall keep GSK, through the IP Sub-Committee, reasonably informed of the status of the actual and prospective prosecution, maintenance and defense, including but not limited to any substantive communications with the competent patent offices that may affect the scope of such filings, and CureVac shall to the extent reasonably possible give GSK a timely, prior opportunity to review and comment upon any such substantive communication and shall consult with GSK with respect thereto, and shall not unreasonably refuse to address any of GSK’s comments. Notwithstanding the above, prior to filing any application for a CureVac Invention that may disclose, in part or in full, a GSK Invention, a Joint Product Invention or Joint Other Invention, CureVac shall provide GSK with a copy of the draft application and provide GSK with at least [*****] to review and comment upon the text of such draft application. If GSK notifies CureVac within the above [*****] deadline that GSK has decided to file an application for a GSK Invention, Joint Product Invention or Joint Other Invention, the Parties shall coordinate the filing of the application for a CureVac Invention with the filing of GSK’s application for such GSK Invention, Joint Product Invention or Joint Other Invention so that CureVac’s application and GSK’s application are filed on the same day or otherwise filed in a way that secures and protects each of the Parties’ interest. For the avoidance of doubt, CureVac will not include a GSK Invention, Joint Product Invention or Joint Other Invention in a separate patent claim of a patent application to be filed by CureVac without GSK’s prior written consent. CureVac shall promptly give notice to GSK of the grant, lapse, revocation, surrender or invalidation of any CureVac Program Patent Rights. CureVac shall as soon as reasonably practicable give notice to GSK of any final decision to not file patent applications claiming CureVac Program Patent Rights or to cease prosecution and/or maintenance and/or defense of CureVac Program Patent Rights on a country by country basis and, in such cases, shall permit GSK, in GSK’s sole discretion, to file such patent applications or to continue prosecution or maintenance or defense of such CureVac Program Patent Rights (in which case thereafter they will be deemed a GSK Program Patent Right) at its own expense and in its own name.

9.6.2	GSK Program Patent Rights. GSK shall have the sole right, but not the obligation, at its sole expense, to file, prosecute, maintain and defend the Patent Rights Covering a GSK Invention (each, a “GSK Program Patent Right”) throughout the Territory in good faith consistent with its customary patent policy and its reasonable business judgment and shall consider in good faith the reasonable interests of CureVac in so doing. GSK shall keep CureVac, through the IP Sub- Committee, reasonably informed of the status of the actual and prospective prosecution, maintenance and defense, of all GSK Program Patent Rights. Notwithstanding the above, prior to filing any application for a GSK Invention that may disclose, in part or in full, a CureVac Invention, Joint Product Invention or Joint Other Invention, GSK shall provide CureVac with a copy of the draft application and provide CureVac with at least [*****] to review and comment upon the text of such draft application. If CureVac notifies GSK within the above [*****] deadline that CureVac decides to file an application for a CureVac Invention, the Parties shall coordinate the filing of the application for a GSK Invention with the filing of CureVac’s application for such CureVac Invention so that CureVac’s application and GSK’s application are filed on the same day or otherwise filed in a way that secures and protects each of the Parties’ interest. For the avoidance of doubt, GSK will not include a CureVac Invention, Joint Product Invention or Joint Other Invention in a separate patent claim of a patent application to be filed by GSK without CureVac’s prior written consent. CureVac shall as soon as reasonably practicable give notice to GSK of any desire to cease prosecution and/or maintenance and/or defense of GSK Program Patent Rights on a country by country basis and, in such cases, shall permit CureVac, in CureVac’s sole discretion, to continue prosecution or maintenance or defense of such GSK Program Patent Rights (in which case thereafter they will be deemed a CureVac Program Patent Right) at its own expense and in its own name.

9.7	Joint Patent Rights. GSK shall have the first right, but not the obligation, to file, prosecute, maintain and defend Patent Rights relating to Joint Product Inventions or Joint Other Inventions (“Joint Patent Rights”) throughout the Territory, at its sole expense, and GSK shall give timely notice to CureVac, and, if during the Research Period, with a copy to the IP Sub-Committee, of any final decision to not file patent applications claiming Joint Patent Rights or to cease prosecution and/or maintenance of Joint Patent Rights on a country-by-country basis and, in such cases, shall permit CureVac, in CureVac’s sole discretion, to file such patent applications or to continue prosecution, maintenance or defense of such Joint Patent Rights at its own expense. At the latest [*****] before filing, the prosecuting Party shall give the non-prosecuting Party an opportunity to review and comment upon the text of any application with respect to such Joint Patent Right, shall consult with the non-prosecuting Party with respect thereto, shall not unreasonably refuse to address any of the non-prosecuting Party’s comments and supply the non- prosecuting Party with a copy of the application as filed, together with notice of its filing date and serial number. The prosecuting Party shall keep the non-prosecuting Party reasonably informed of the status of the actual and prospective prosecution, and maintenance, including but not limited to any substantive communications with the competent patent offices that may affect the scope of such filings, and the prosecuting Party shall give the non-prosecuting Party a timely, prior opportunity to review and comment upon any such substantive communication and shall consult with such non-prosecuting Party with respect thereto, and shall not unreasonably refuse to address any of such non-prosecuting Party’s comments.

9.8	Patent Term Extension and Supplementary Protection. The IP Sub-Committee shall decide on any patent term extensions, including supplementary protection certificates and any other extensions, including pediatric extensions, for a Product that are now or become available in the future, wherever applicable, in order to secure the optimal protection for the Products available under Applicable Laws. The Party holding the marketing authorization for the Product Covered by any Patent Rights shall have the obligation for applying for any such extension or supplementary protection certificate, and such Party shall keep the other Party fully informed of its efforts to obtain such extension or supplementary protection certificate. The other Party shall provide prompt and reasonable assistance, as requested by the applying Party. GSK shall pay all expenses for obtaining and maintaining any extension or supplementary protection certificate in respect of a Product in the GSK Territory.

9.9	Development Data. Except to the extent the Development Data enter the public domain pursuant to Section 11.7, the Development Data shall be treated as Confidential Information of the Party or Parties owning it. Each Party may use, and allow its Affiliates to use, the Development Data for the purpose of obtaining adequate protection and prosecution of their respective Know-How and Patent Rights, or as provided for otherwise in accordance with this Agreement, provided that in each case it provides the other Party with prior written notice of its intent to use the Development Data for such purpose. The other Party may, within a reasonable time following receipt of such notice, request the notifying Party to delay the use of the Development Data, in order to safeguard the protection and prosecution of other Know-How and Patent Rights. Following such request, the Parties shall cooperate in good faith to align the protection and prosecution of each Party’s Know- How and Patent Rights. For the avoidance of doubt, the terms and conditions of this Article 9 shall govern the intellectual property rights of the Parties in the Development Data.

9.10	Challenges. If GSK or any of its Affiliates (directly or indirectly, individually or in association with any other person or entity) intends to challenge the validity of the CureVac Patent Rights or the Patent Rights included in the LNP Technology, or supports a Third Party in the challenge of a CureVac Patent Right or a Patent Right included in the LNP Technology in such legal proceeding, it shall promptly, and in no event later than [*****] prior to initiating such challenge (or such shorter period as required due to a court’s, patent office’s or other filing deadline associated with the relevant triggering event giving rise to the challenge, but in any event not less than [*****] prior to initiating such challenge), notify CureVac hereof. If CureVac or any of its Affiliates (directly or indirectly, individually or in association with any other person or entity) intends to challenge the validity of the GSK Patent Rights in a legal proceeding, or supports a Third Party in the challenge of a GSK Patent Right in such legal proceeding, it shall promptly, and in no event later than [*****] prior to initiating such challenge (or such shorter period as required due to the court or other filing deadline associated with the relevant triggering event giving rise to the challenge, but in any event not less than [*****] prior to initiating such challenge), notify GSK thereof. The Parties, through the IP Sub-Committee, shall promptly discuss any such issue in good faith, including the grant of a freedom to operate license at terms to be negotiated, and, if they cannot find an agreement, escalate the issue to the Executive Officers. If the Executive Officers despite good faith negotiations cannot find a solution, and a CureVac Patent Right or Patent Right within the LNP Technology is not granted or is declared invalid upon a successful challenge by GSK or any of its Affiliates (either alone or with a Third Party), such CureVac Patent Right or Patent Right within the LNP Technology shall be deemed to have been granted or shall be deemed valid until the expiry of regular patent protection for such CureVac Patent Right that would have applied if such CureVac Patent Right or Patent Right within the LNP Technology had been granted or had not been successfully declared invalid for the purposes of Section 1.195 (Valid Claim) and Section 8.7.2 (Royalty Term).

9.11	Challenges to Third Party Patent Rights. If either Party or any of its Affiliates (directly or indirectly, individually or in association with any other person or entity) intends to challenge the validity of any Third Party Patent Rights potentially Covering the Development, Manufacture or Commercialization of a Product (including, but not limited to, any request for, or filing or declaration of, any invalidity proceedings, interference, deviation proceeding, opposition, inter partes review, post-grant review, third party observations or re-examination), it shall, prior to initiating such challenge, notify the other Party through the IP Sub-Committee. The Parties, through the IP Sub-Committee shall discuss the strategy for such challenge. If the Parties agree to pursue a joint challenge, (i) the Parties shall collaborate with respect to such challenge, (ii) the Parties shall consult with each other regarding, and agree on, strategic decisions and their implementation in connection with such challenge, and (iii) the Parties shall [*****] all costs and expenses of such challenge, provided that if the total costs and expenses exceed [*****], any additional costs require prior approval of the JSC. Either Party and its Affiliates shall also be entitled, if agreed by the Parties, or if the IP Sub-Committee does not agree on a joint challenge, without the other Party, to challenge the validity of any Third Party Patent Rights. In this case, the Party bringing the challenge (i) shall have no obligation to consult with the other Party regarding its strategy and (ii) shall bear all the costs and expenses of such challenge.

10.	ENFORCEMENT AND DEFENSE.

10.1	Enforcement.

10.2	Notice. Each Party shall promptly provide the other Party with written notice reasonably detailing any known or alleged infringement by a Third Party of any CureVac Patent Rights, GSK Patent Rights or Joint Patent Rights which competes with the Development, Manufacture or Commercialization of Products in the Territory (collectively “Third Party Infringement”).

10.3	GSK Rights. Subject to Section 10.4, GSK shall have the primary right to determine and control a course of action designed to curtail a Third Party Infringement in the Field in the Territory at its own expense. GSK shall keep CureVac closely informed as to any legal courses of action it pursues pursuant to this Section 10.3, and the Parties shall consult with each other, and agree on strategic decisions and their implementation in connection with such action.

10.4	CureVac Rights. On a Product-by-Product basis, for as long as CureVac holds the exclusive right to Commercialize a Product in the CureVac Territory pursuant to Section 6, CureVac shall have the primary right to determine and control a course of action designed to curtail a Third Party Infringement in the Field in the CureVac Territory at its own expense. CureVac shall keep GSK closely informed as to any legal courses of action it pursues pursuant to this Section 10.3, and the Parties shall consult with each other, and agree on strategic decisions and their implementation in connection with such action.

10.5	Taking over. If the Party having the primary right to enforce its rights against such Third Party Infringement pursuant to Sections 10.3 or 10.4, respectively, elects not to enforce its rights against such Third Party Infringement or not to further pursue the enforcement of its rights, such Party shall notify the other Party of such decision as soon as reasonably practicable and in any event within [*****] after receipt of the Third Party Infringement notice or after the decision not to further pursue the enforcement of its rights. If after the expiry of the [*****] period (or, if earlier, the date upon which the Party which has the primary right to enforce its rights against such Third Party Infringement provides written notice that it has decided not to or to no longer enforce its rights against such Third Party Infringement), the Party which has the primary right to enforce its rights against such Third Party Infringement has neither obtained a discontinuance of the Third Party Infringement, nor filed suit with regard to such Third Party Infringement, then the other Party shall have the right, but not the obligation, to take action or bring suit with respect to such Third Party Infringement at its own expense.

10.6	Collaboration. If such course of action includes litigation, the enforcing Party shall notify the non- enforcing Party of the commencement of that litigation and shall have the right and standing to use and sue in the other Party’s name. Notwithstanding the first sentence of this paragraph, irrespective of which Party brings an action with respect to a Third Party Infringement hereunder, (i) the Parties shall collaborate with respect to such action; (ii) the non-enforcing Party shall have the right, at its own expense, to be represented by independent counsel in any such litigation; and (iii) the Parties shall consult with each other regarding, and agree on strategic decisions and their implementation in connection with such action. Except as set forth otherwise herein, the Party bringing the action shall bear all costs and expenses of such action.

10.7	Recoveries. Any recoveries obtained by either Party as a result of any proceeding with regard to a Third Party Infringement under this Section 10.1 shall be allocated as follows:

(i)	such recovery shall first be used to reimburse each Party for all reasonable costs incurred in connection with such proceeding;

(ii)	such recovery shall then be used to compensate each Party for the respective damages suffered from the Third Party Infringement (in the case of damage suffered by CureVac, as calculated at the Royalty Rate), provided that in the event the remaining portion of the recovery is not sufficient to compensate each Party’s damages, such compensation shall be shared on a pro- rata basis depending on the amount of the respective damages suffered; and

(iii)	the remaining portion of such recovery, if any, shall be [*****] between CureVac and GSK.

10.8	Settlements. Neither Party shall settle any claim or demand in any such litigation that materially negatively impacts the other Party’s rights or interests under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. In addition to the foregoing, to the extent any action initiated by GSK involves any infringement of CureVac Patent Rights and/or Joint Patent Rights, as the case may be, and is reasonably likely to relate to CureVac’s products and/or technologies other than a Product, GSK will consult with CureVac regarding issues relating to such CureVac Patent Rights, Joint Patent Rights, and/or CureVac’s products and technologies, and the Parties will mutually agree on strategic litigation decisions regarding such issues.

10.9	Assistance. The non-enforcing Party shall provide such assistance as the enforcing Party reasonably requests in connection with any action or suit hereunder to prevent or enjoin a Third Party Infringement at the enforcing Party’s cost. At the request of the enforcing Party, the non- enforcing Party shall provide reasonable assistance to the enforcing Party, at the enforcing Party’s expense, in connection with such enforcement, including by executing reasonably appropriate documents, and joining as a party to the action. The Parties agree that, irrespective of which Party brings the action or suit pursuant to this Section 10.1, the Parties will update each other as to the status of such actions through the IP Sub-Committee and the enforcing Party will not unreasonably reject comments from the other Party relating to the management of such litigation.

10.10	Defense.

10.11	Notice. If the Development, Manufacture or Commercialization of any Product in any country in accordance with this Agreement or other activity of either of the Parties pursuant to the Agreement is alleged by a Third Party to infringe a Third Party’s Patent Right, the Party becoming aware of such allegation shall promptly notify the other Party.

10.12	Control. CureVac has the first right, but not the obligation, to control any defense of any such claim involving an alleged infringement of Third Party rights by (i) the exploitation or use of the CureVac Technology, where such alleged infringement is allegedly not caused solely by the Development, Manufacturing or the Commercialization of one or more Products or (ii) CureVac’s activities under this Agreement (including Development, Manufacturing or the Commercialization of one or more Products, and the Commercialization of Products in the CureVac Territory), at its own expense and by counsel of its own choice, and GSK may, at its own expense, choose to be represented with respect to any such claim by counsel of its own choice. GSK has the first right, but not the obligation, to control any defense of any such claim other than where CureVac has the first right to control the defense of a claim, at its own expense and by counsel of its own choice, and CureVac may, at its own expense, choose to be represented with respect to any such claim by counsel of its own choice.

10.13	Assistance. Upon the defending Party’s request and cost, the non-defending Party shall provide reasonable assistance to the defending Party with respect to a defense and/or shall join in any action if reasonably required by the defending Party in order to defend such claim or to assert all available defenses and claims, and shall reasonably cooperate with the defending Party. The defending Party shall not enter into a settlement that imposes a financial obligation upon the non-defending Party or which limits the scope or invalidates any Patent Right of the other Party without such Party’s prior written consent, which consent shall not be unreasonably withheld or delayed, and in any settlement the defending Party shall always take into consideration the interest of the non-defending Party.

10.14	FTO Licenses. Without prejudice to other provisions of Section 13.4, and the rights and remedies of GSK thereunder, where a Party reasonably concludes that use or exploitation of: (i) in the case of GSK, any CureVac Elements; or (ii) in the case of CureVac, any mRNA technology or other technology used by or on behalf of GSK, its Affiliates or Sublicensees to Develop, Manufacture and/or Commercialize Products under this Agreement that is described in the Know-How, or within the scope of the specification of the Patents Rights, Controlled by GSK (excluding, for clarity any CureVac Know-How or CureVac Patent Rights), in each case for the Development, Manufacturing or Commercialization of Products, infringes Third Party rights and will require a freedom-to- operate license from such Third Party, the Parties will discuss the issue and the strategy for obtaining a sublicensable license in the IP Sub-Committee, with final endorsement by the JSC. Upon request of such Third Party or the other Party, the requested Party will consider in good faith whether and how it may support obtaining a freedom-to-operate license, e.g., by granting a cross- license under its Background Technology to such Third Party. If the Third Party rights are reasonably expected to affect the Products as well as other products, and if they are necessary to obtain freedom to operate with respect to any CureVac Elements, CureVac shall reasonably consider obtaining such freedom-to-operate license, and that license, if sublicensable, will become an additional In-Licensing Agreement as set forth in Section 2.7.1 at no additional cost to and with no further consideration payable by GSK. If such license is obtained by GSK and required to obtain freedom-to-operate under CureVac Elements, as between the Parties, any costs shall be borne in accordance with Section 8.7.5. If such license is required to obtain freedom-to-operate with respect to a Product (but not under any CureVac Elements), the costs will be borne by GSK.

11.	CONFIDENTIALITY.

11.1	Obligation of Confidentiality. As at and after the Effective Date, all Confidential Information disclosed, revealed or otherwise made available to one Party or its Affiliates (“Receiving Party”) by or on behalf of the other Party (“Disclosing Party”) under, or as a result of, this Agreement is made available to the Receiving Party solely to permit the Receiving Party to exercise its rights, and perform its obligations, under this Agreement and the 2021 Collaboration Agreement. The Receiving Party shall not use any of the Disclosing Party’s Confidential Information for any other purpose, and shall not disclose, reveal or otherwise make any of the Disclosing Party’s Confidential Information available to any other person, firm, corporation or other entity, without the prior written authorization of the Disclosing Party, except as explicitly stated in this Section 11. Without limiting the foregoing no Receiving Party shall be permitted under this Agreement to share any Confidential Information supplied by a Disclosing Party with (i) any Third Party (or such Third Party’s Affiliates) that becomes an Affiliate of that Receiving Party solely as a result of a Change of Control in that Receiving Party or (ii) in the case of CureVac, any Third Party sublicensee under the CureVac Technology (including those identified in item (iii) of the Disclosure Letter).

11.2	Additional Obligations.

11.2.1	Appropriate Safeguards. In furtherance of the Receiving Party’s obligations under Section 11.1 hereof, the Receiving Party shall take all reasonable steps, and shall implement all appropriate and reasonable safeguards, to seek to prevent the unauthorized use or disclosure of any of the Disclosing Party’s Confidential Information. The Parties will jointly agree a protocol with information security measures to be implemented to safeguard secured exchange of Confidential Information and personal information, within [*****] following the Closing Date.

11.2.2	Unauthorized Use or Disclosure. The Receiving Party shall furnish the Disclosing Party with written notice immediately of it becoming aware and indicating details of any unauthorized use or disclosure of any of the Disclosing Party’s Confidential Information by any employee, officer, director, consultant, CRO, CMO, contractors, agent(s), consultant(s), and Sublicensees, or Financial Partner of/the Receiving Party, and shall take all actions reasonably required in order to prevent any further unauthorized use or disclosure of the Disclosing Party’s Confidential Information. Notwithstanding the foregoing, the Receiving Party remains responsible and liable for any unauthorized use by any employee, officer, director, consultant, CRO, CMO, contractors, agent(s), consultant(s), and Sublicensees, or Financial Partner of the Receiving Party.

11.3	Limitations. The Receiving Party’s obligations under Sections 11.1 shall not apply to the extent that the Receiving Party can demonstrate by competent written evidence that any of the Disclosing Party’s Confidential Information:

(i)	is known by the Receiving Party at the time of its receipt, and not through a prior disclosure by or on behalf of the Disclosing Party under this Agreement;

(ii)	is in the public domain by use and/or publication before its receipt from the Disclosing Party, or thereafter enters the public domain through no fault of the Receiving Party;

(iii)	is subsequently disclosed to the Receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality regarding the Confidential Information; or

(iv)	is developed by the Receiving Party independently of Confidential Information or material received from the Disclosing Party.

11.4	Authorized Disclosures.

11.4.1	Necessary Disclosures. Each Party may disclose the other Party’s Confidential Information as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:

(i)	disclosure to judicial, governmental or other regulatory agencies or authorities in connection with the filing, prosecution, maintenance and defense of Patent Rights as permitted by this Agreement;

(ii)	disclosure to judicial, governmental or other regulatory agencies or authorities to gain or maintain approval, authorizations or the like to Develop, Manufacture or Commercialize a given Product that such Party has a license or right to Develop, Manufacture or Commercialize hereunder in a given country or jurisdiction;

(iii)	prosecuting or defending litigation as permitted by this Agreement;

(iv)	disclosure to its and its Affiliates’ employees, officers, directors, consultants, CROs, CMOs, contractors, agent(s), consultant(s), to Sublicensees (in the case of GSK) or permitted sublicensees (in the case of CureVac) or the LNP Provider, in each case on a need-to-know basis for the purposes as expressly authorized and contemplated by this Agreement, including for the Development, Manufacturing and/or Commercialization of the Products (or for such entities to determine their interest in performing such activities) in accordance with this Agreement, on the condition that such Affiliates or Third Parties agree to be bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement;

(v)	disclosure to such Party’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to the Receiving Party, on the condition that such attorneys, independent accountants and financial advisors agree to be bound by the confidentiality and non-use obligations contained in this Agreement; or

(vi)	disclosure to any bona fide potential or actual investor, insurer, acquirer, merger partner, Sublicensee (in the case of GSK), or permitted sublicensees (in the case of CureVac) or other bona fide potential or actual financial partner or funding source (“Financial Partner”) solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, license or collaboration, and to any related persons directly connected with such activity being contemplated with the Financial Partner, such as an advisory firm or investment bank; provided that in connection with such disclosure, the Disclosing Party shall notify each disclosee of the confidential nature of such Confidential Information and disclosure shall be subject to the agreement of each disclosee to be bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement.

11.4.2	Required Disclosures. If a Party is required by judicial, governmental or administrative process, including to comply with Applicable Laws (including stock exchange rules) or pursuant to Section 11.4.1 to disclose Confidential Information that is subject to the non-disclosure provisions of Section 11.1, such Party shall to the extent reasonably possible provide the other Party with reasonable advance notice of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial, governmental or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Section 11, and the Party disclosing Confidential Information pursuant to judicial, governmental or administrative process shall take all steps reasonably necessary, including to seek an order of confidentiality, to ensure the continued confidential treatment of such Confidential Information.

11.5	Survival. All of the Receiving Party’s obligations under this Section 11 hereof, with respect to the protection of the Disclosing Party’s Confidential Information, shall for a period of [*****] survive the expiry or termination of this Agreement for any reason whatsoever.

11.6	Public Announcements, Press Releases. The Parties shall issue a press release in the form attached hereto as Exhibit 11.6 at an agreed time promptly after the Closing Date. Thereafter, except as otherwise expressly permitted in this Agreement, and except as may be required by Applicable Law, including the listing standards or agreements of any national or international securities exchange, neither Party shall issue any press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party, not to be unreasonably withheld, conditioned, or delayed. Each Party may repeat any information relating to this Agreement that has already been publicly disclosed in accordance with this Section 11.6, provided such information continues as of such time to be accurate.

11.7	Publication of Development Data. The Parties acknowledge the merit of publishing Development Data regarding the Products (other than CMC Development data) in searchable, peer-reviewed scientific literature in accordance with international scientific publishing practices and standards (including regarding the recognition of contribution and authorship). Either Party may request the other Party to discuss and determine in good faith a joint publication strategy for the Development Data regarding the Products, which shall be effective upon endorsement by the IP Sub-Committee and the respective Alliance Managers. As between the Parties, the Party by whom or on whose behalf the experiment or study generating such Development Data has been conducted, shall be responsible for the publication of such Development Data, unless defined otherwise in a joint publication strategy. Any intended publication of Development Data regarding a Product (including presentations to Third Parties or publication in intellectual property filings) shall be notified to the IP Sub-Committee by the relevant Party as soon as reasonably practicable and in any event at least [*****] before the final decision to publish, to allow the other Party to review and comment on the publication. The other Party may demand that the publication of the proposed presentation or publication is delayed for a period of [*****] in order to assess whether the Development Data intended to be published is patentable. If the other Party decides to pursue patent protection, it may request the publishing Party to further delay the publication of the proposed presentation or publication for a time not exceeding [*****] from the date of the publishing Party’s notification, to enable adequate protection and prosecution of Patent Rights by either Party or their Affiliates.

With respect to any agreements between a Party and Third Parties (including clinical investigators) that a Party enters into after the Closing Date relating to the Development of any Product or otherwise relating to Development activities under this Agreement, such Party shall use reasonable efforts to include publication provisions regarding results of the experiments and studies for such Products that allow such Party to receive and provide a copy of any proposed publications or public presentations to the other Party, which such Party shall submit to the other Party with a reasonable amount of time for review as described in this Section 11.7.

Subject to the above review, a Party shall have the right as required by Applicable Law or its policies and standard operating procedures to (a) publish protocol summaries, results summaries, protocols, clinical study reports, plain language summaries and other study documents of all Clinical Studies conducted by or on behalf of such Party during the Term of this Agreement in any clinical trial register, including any of its own clinical trial registers; (b) publicly disclose results from other Clinical Studies where that Party determines that the results are scientifically important or relevant for patient care; and (c) make any other public disclosures of clinical Development Data that become required by GSK or CureVac due to Applicable Laws.

12.	COMPLIANCE, QUALITY, INTEGRITY

12.1	Legal Compliance. Each Party shall procure that it and its personnel performs this Agreement in accordance with Applicable Laws.

12.2	GxP. GSK and CureVac shall undertake the Development activities regarding the Products, in compliance with GxP. With regard to any Clinical Studies conducted by CureVac under this Agreement, GSK may require CureVac to comply with the policies and standards of the GSK regarding the human subject research conducted to its benefit, and shall in this respect allow GSK, at its request, to review and approve at least the protocol and informed consent forms associated with such Clinical Studies.

12.3	Data Integrity. GSK and CureVac shall carry out their respective Development activities under this Agreement, and collect and record any data generated therefrom, in a manner consistent with the following good data management practices: (i) Development Data shall be generated using sound scientific techniques and processes; (ii) Development Data shall be analyzed appropriately, without bias and in accordance with good scientific practices; and (iii) Development Data shall be accurately recorded in accordance with good scientific practices by the individuals performing the research and in accordance with the ALCOA CCEA data integrity principles: (A) Attributable: data are traceable to the originator, (person and/or a computerized system, a device, an instrument), including any changes made to data, i.e. who performed an action and when, so that key decisions made during the conduct of the research, presentations made about the research and conclusions reached in respect of the research can be easily demonstrated and reconstructed; (B) Legible: data are readable and understandable; (C) Contemporaneous: data are recorded at the time they are generated or observed as per regulatory requirements; or in absence of regulatory requirements, local business practices; (D) Original (true copy): data as the file or format in which it was first generated, e.g. first paper record of manual observation, or electronic raw data file from a computerized system as per regulatory requirements; or in absence of regulatory requirements, local business practices; (E) Accurate: data, including error corrections and edits, are correct, truthful and to the appropriate precision; (F) Complete: all expected elements of the data are present (i.e., no unexplained gaps in the data) and the full meaning and context is preserved with the data; (G) Consistent: all elements of the record follow in the expected sequence; (H) Enduring: data are recorded in a permanent medium (paper or electronic) and continue to be retained in a human readable format for as long as specified in applicable record retention requirements; and (I) Available: data are maintained securely in such a way that they are accessible and retrievable in reasonable times (“Good Data Management Practices”). Each Party shall maintain written policies and standards related to Good Data Management Practices and shall ensure appropriate, documented training of its relevant personnel with respect to Good Data Management Practices.

12.4	Human Biological Samples. If the Parties wish to source Human Biologicals Samples on each other’s behalf or exchange Human Biological Samples between them, such exchange shall be recorded in separate addendums to this Agreement setting forth further terms and conditions for the specific purpose. GSK and CureVac undertake that the Human Biological Samples used or collected in connection with the Development have been obtained and will be stored, transferred, used and disposed of in accordance with all Applicable Laws and any generally accepted ethical guidelines regarding the collection, use, transport and disposal of human tissue, including with regard to consents from patients, volunteers and other donors.

12.5	Privacy; Information Security. The Parties shall comply with Data Protection Laws (as defined in Exhibit 12.5), including those concerning medical confidentiality and privacy in relation to human subjects of the Development activities regarding the Products. The Parties acknowledge that they do not intend that one Party processes personal information for and on behalf of the other Party. If personal information is transferred between the Parties (as between controllers) pursuant to the performance of this Agreement or any Ancillary Agreement, the Parties shall comply with Exhibit 12.5, which may be amended from time to time by the Parties as is required by Applicable Laws. The Parties will enter into further data protection agreements if required by Applicable Laws.

12.6	Ethical Care of Animals. The Parties shall comply with all Applicable Laws for the care, welfare and ethical treatment of animals in the country where animal testing or animal research is performed. The Parties shall implement the “3Rs” Principles – reducing the number of animals used, replacing animal with non-animal methods whenever possible and refining the research techniques used. All work shall be performed in adherence to the core principles for animals identified below. Local customs, norms, practices or laws may be additive to the core principles, but each Party agrees to comply and shall procure and ensure that those acting for or on behalf of such Party (including its subcontractors) comply, as a minimum, with these core principles: (i) access to species appropriate food and water; (ii) access to species specific housing, including species appropriate temperature and humidity levels; (iii) provision of humane care and a program of veterinary care through guidance of a veterinarian; (iv) animal housing that minimizes the development of abnormal behaviors; (v) adherence to principles of replacement, refinement and reduction in the design of in vivo or ex vivo studies with processes to optimize animal use and to ensure effective population management; (vi) supported by a relevant scientific justification/rationale, approved by an institutional ethical review process and subjected to independent scientific review; (vii) commitment to minimizing pain and distress during in vivo and ex vivo studies; and (viii) work is performed by personnel documented as trained and competent to conduct the procedures for which they are responsible. Each Party agrees that all protocols involving animal research or animal testing for in connection with the Products shall undergo an ethical review, whether or not required by Applicable Law, and that written documentation confirming ethical review shall be maintained by such Party until [*****] after the completion of the experiment or test, demonstrating that the review was completed. If a Party is currently accredited by AAALACi, such Party agrees to make commercially reasonable efforts to maintain its AAALACi accreditation during the life of this Agreement. Each Party shall have procedures in place to assess and approve its external suppliers and distributors who supply animals to it to: (i) ascertain and confirm the quality of the animals supplied; (ii) ensure legal requirements for the care and welfare of animals are met; and (iii) ensure that only purpose bred animals are used to perform the animal testing or research. The distance of suppliers from the test facility shall be minimized (where practicable) and transport processes (e.g. stocking densities, carrying crates, food and water) shall ensure minimum stress. On arrival, each Party shall ensure checks are in place to confirm only healthy animals are used. Each Party shall document the approval of its animal suppliers and distributors, which documentation shall be made available to the other Party upon request. GSK shall have the right, but not the obligation, to approve any supplier of non-human primates or other animals, which right may be invoked upon notice to CureVac.

12.7	Environment, Health and Safety. CureVac shall: (i) maintain an “EHS” (environment, health and safety) policy and risk-based management system with a commitment to provide a safe and healthy workplace and protect the environment surrounding its operations; (ii) ensure there is at least one senior executive with responsibility for EHS and the organization has access to technical expertise to support the company in meeting EHS obligations; (iii) provide relevant information, education and training to workers on the hazards, risks and controls associated with their job; (iv) provide the physical infrastructure, workplace and engineering controls necessary to ensure safe storage, handling and processing of materials and waste in order to protect people, the environment and local communities from harm; and (v) provide and maintain emergency detection systems and an effective response and healthcare capabilities.

12.8	Sanctions and export controls. The Parties represent and warrant that they are aware of, and undertake in carrying out their obligations under this Agreement and the agreements referred to within this Agreement that they will not violate and prevent becoming exposed to penalties under, all sanctions, export control, and anti-boycott laws, regulations, orders, directives, designations, licenses, and decisions of the European Union, the United Kingdom, the United States of America, and of any other country with jurisdiction over activities undertaken in connection with this Agreement, if applicable (“Sanctions & Trade Controls”). Each Party undertakes that, at all times, in the performance of their obligations under this Agreement and the agreements referred to within this Agreement, they will not take any action that causes the other Party to violate or otherwise become exposed to penalties under any Sanctions & Trade Controls. Neither Party shall be required to take or refrain from taking any action, nor shall it be required to furnish any information, that would be prohibited under any Sanctions & Trade Controls (as defined above).

12.9	Anti-bribery and corruption. Each Party shall comply fully at all times with all Applicable Laws, including but not limited to anti-corruption laws, and represents and warrants that it has not, and covenants that it will not, in connection with the performance of this Agreement, directly or indirectly, make, promise, authorize, ratify or offer to make, or take any act in furtherance of any payment or transfer of anything of value for the purpose of influencing, inducing or rewarding any act, omission or decision to secure an improper advantage; or improperly assisting in obtaining or retaining business, or in any way with the purpose or effect of public or commercial bribery, and warrants that it has taken reasonable measures to prevent subcontractors, agents or any other Third Parties, subject to its control or determining influence, from doing so. For the avoidance of doubt this includes facilitating payments, which are unofficial, improper, small payments or gifts offered or made to Government Officials to secure or expedite a routine or necessary action to which a Party is legally entitled. Either Party shall be entitled to terminate this Agreement immediately on written notice to the other Party, if the other Party fails to perform its obligations in accordance with this Section 12.9. A Party shall have no claim against the other Party for compensation for any loss of whatever nature by virtue of the termination of this Agreement in accordance with this Section 12.9. Either Party shall inform the other Party in writing, if, during the course of this Agreement, it is convicted of or pleads guilty to a criminal offence involving fraud or corruption, or becomes the subject of any government investigation for such offenses, or is listed by any government agency as debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for government programs. Either Party shall ensure that all transactions under the Agreement are properly and accurately recorded in all material respects on its books and records and each document upon which entries such books and records are based is complete and accurate in all material respects. Either Party must maintain a system of internal accounting controls reasonably designed to ensure that it maintains no off-the-books accounts.

12.10	Changes to Compliance Framework. At any time during the term of this Agreement, either Party may suggest reasonable amendments to this Section 12 and the clauses of this Agreement referencing this Section 12, or any provision of any Ancillary Agreement concerning compliance, quality, safety or integrity, where such Party reasonably believes such changes are required to ensure compliance with Applicable Laws, or such Party’s interpretation of Applicable Laws as reflected in the values, quality, integrity, safety or compliance framework of the group to which that Party belongs. The other Party shall not unreasonably refuse or delay its agreement to such amendments. In case of any conflict between the Parties’ interpretation of frameworks, the more stringent interpretation or framework shall be reflected in the amendment.

12.11	Breaches. Each Party shall promptly notify the other Party of any significant deficiencies impacting the performance of this Agreement having regard to its compliance with this Section 12 and any corrective actions taken.

12.12	Audit. GSK or its nominee shall have the right to enter the CureVac’s manufacturing facilities and any of CureVac’s other offices, facilities, records and information systems to carry out an audit to verify and monitor CureVac’s compliance with Section 12 [*****] per Calendar Year, save any For Cause audits. The scope of the audit may include, but need not be limited to, a tour of the facility, the opportunity to view relevant standard operating procedures (SOPs), training records, building management records, animal health records, ethical review documents, and any other documents reasonably necessary to assess compliance by CureVac. The duration of the inspection shall be at the sole reasonable discretion of GSK. Audits conducted under this Section 12.12 shall require reasonable prior notice of at least [*****], except in case of For Cause audits (as defined below), in which case such limitation a prior notice of [*****] shall suffice. Audits conducted under this Section 12.12 shall be scheduled in such a manner so as not to impact the production schedule or CureVac’s normal business activities and shall be conducted during regular business hours. For the purposes of this Section 12.12, a “For Cause” audit shall be an audit conducted based on a substantiated suspicion by GSK of a material lack of compliance with Section 12, in respect of which GSK has shared with CureVac documentation substantiating its suspicion prior to the audit. Persons conducting the on-site audits shall be required to comply with reasonable CureVac rules applicable to the site and GSK shall ensure that any person involved in any audit (including a document-only inspection) shall be bound by an obligation of confidentiality. CureVac shall use commercially reasonable efforts to ensure that the same audit rights for GSK as described in this Section 12.12 apply with respect to the premises of any subcontractors authorized in accordance with this Agreement.

13.	INDEMNIFICATION AND REPRESENTATIONS AND WARRANTIES.

13.1	Indemnification by GSK. GSK will defend, indemnify and hold CureVac and its Affiliates and their directors, officers, employees, consultants, agents, permitted sublicensees and contractors (the “CureVac Indemnified Parties”) harmless from and against any and all losses, liabilities, claims, suits, proceedings, expenses, fees, recoveries and damages, including reasonable and demonstrable legal expenses and costs including attorneys’ fees, resulting or arising out of any claim by any Third Party resulting or arising from (i) the negligence or willful misconduct of GSK, any of its Affiliates or Sublicensees, or any of their respective directors, officers, employees, agents or contractors; (ii) the Development, Manufacturing and/or Commercialization of the Products by or on behalf of GSK (other than as conducted by CureVac), any of its Affiliates or any of their respective Sublicensees or (iii) any breach of this Agreement by GSK, any of its Affiliates or any of their Sublicensees; except, in each case, to the extent caused by the negligence or willful misconduct of any of the CureVac Indemnified Parties.

13.2	Indemnification by CureVac. CureVac will defend, indemnify and hold GSK and its Affiliates and their directors, officers, employees, consultants, agents, Sublicensees and contractors (the “GSK Indemnified Parties”) harmless from and against any and all losses, liabilities, claims, suits, proceedings, expenses, fees, recoveries and damages, including reasonable and demonstrable legal expenses and costs including attorneys’ fees, resulting or arising out of any claim by any Third Party resulting or arising from (i) the negligence or willful misconduct of CureVac, any of its Affiliates, or any of their respective directors, officers, employees, consultants, agents or contractors (including an approved subcontractor or approved CMO); or (ii) the Development, Manufacture and/or Commercialization of any of the Products, if any, by or on behalf of CureVac (other than as conducted by GSK), any of its Affiliates, or their approved subcontractors or approved other CMOs); or (iii) any breach of this Agreement by CureVac, or any of its Affiliates; except, in each case, to the extent caused by the negligence or willful misconduct of any of the GSK Indemnified Parties.

13.3	Indemnification Procedures. The indemnified Party will give the indemnifying Party prompt notice of any such claim or lawsuit. Such notice shall include a reasonable identification of the alleged facts giving rise to such claim for indemnification. The failure to deliver written notice to the indemnifying Party within a reasonable time after the commencement of any action with respect to a claim shall only relieve the indemnifying Party of its indemnification obligations if and to the extent the indemnifying Party is actually and materially prejudiced thereby. The indemnifying Party shall notify the indemnified Party of its intentions as to the defense of the claim in writing within [*****] after the indemnifying Party’s receipt of notice of the claim from the indemnified Party. If the indemnifying Party assumes defense of the claim, the indemnified Party may participate in, but not control, the defense of such claim using attorneys of its choice and at its sole cost and expense (i.e., with such cost and expense not being covered by the indemnifying Party). The indemnified Party shall reasonably cooperate with the indemnifying Party in its defense of the claim at the indemnifying Party’s reasonable, pre-approved expense. The indemnifying Party will have the right to compromise, settle or defend any such claim or lawsuit; provided that (i) no offer of settlement, settlement or compromise by the indemnifying Party shall be binding on the indemnified Party without its prior written consent, not to be unreasonably withheld, conditioned or delayed, unless such settlement fully releases the indemnified Party without any liability, loss, cost or obligation incurred by the indemnified Party and in no event shall any settlement or compromise admit or concede that any aspect of any Patent Right owned or Controlled by the indemnified Party is invalid or unenforceable or adversely affect the scope of any Patent Right owned or Controlled by the indemnified Party; and (ii) the indemnifying Party shall not have authority to admit any wrongdoing or misconduct on the part of the indemnified Party except with the indemnified Party’s prior written consent. If the indemnifying Party does not agree to assume the defense of the claim asserted against the indemnified Party (or does not give notice that it is assuming such defense), or if the indemnifying Party assumes the defense of the claim in accordance with this Section 13.3, but yet fails to defend or take other reasonable, timely action, in response to such claim asserted against the indemnified Party, the indemnified Party shall have the right to defend or take other reasonable action to defend its interests in such proceedings, and shall have the right to litigate, settle or otherwise dispose of any such claim; provided, however, that no Party shall have the right to settle a claim in a manner that would adversely affect the rights granted to the other Party hereunder, or would materially conflict with this Agreement, without the prior written consent of the Party entitled to control the defense of such claim, which consent shall not be unreasonably withheld, delayed or conditioned.

13.4	CureVac Representations and Warranties. Subject to the disclosures in the attached Exhibit 13.4 (“Disclosure Letter”) CureVac represents and warrants to GSK as at the Effective Date, that:

(i)	it is the sole and exclusive owner of the Patent Rights listed in Exhibit 1.50 or otherwise Controls such Patent Rights;

(ii)	to CureVac’s knowledge, it has the full right, power and authority to grant the rights and licenses it purports to grant hereunder;

(iii)	neither CureVac nor any of its Affiliates has granted any Third Party any rights or licenses that would interfere or be inconsistent with GSK’s rights and licenses hereunder;

(iv)	CureVac has received no written notice of or any written demand relating to any threatened or pending litigation, and no other matters are within CureVac’s knowledge, which would reasonably lead it to believe that GSK’s exercise of any rights purported to be granted by CureVac under this Agreement will infringe any Patent Rights or infringe or misappropriate any other intellectual property right of any Third Party;

(v)	there is no currently pending administrative proceedings or litigation and no administrative proceedings or litigation seeking to invalidate or otherwise challenge any CureVac Patent Right(s) has been threatened in writing;

(vi)	CureVac has not given any written notice to any Third Party asserting infringement by such Third Party of any of the CureVac Technology or LNP Technology and, to CureVac’s Knowledge, there is no unauthorized use, infringement or misappropriation of the CureVac Technology;

(vii)	the CureVac Technology is free and clear of all encumbrances, security interests, options, and charges of any kind;

(viii)	to CureVac’s knowledge, the In-Licensing Agreements are valid and effective and CureVac has not received a written notice of termination for any of these In-Licensing Agreements;

(ix)	to CureVac’s knowledge, there is no ongoing litigation in respect of, litigation reasonably in prospect in connection with, and no reasonable prospect of termination under the In-Licensing Agreements by the respective counterparties under those agreements ahead of the respective expiry dates of such In-Licensing Agreements;

(x)	to CureVac’s knowledge, the information and documents set forth in or referred to in the Disclosure Letter are true, complete and accurate in all material respects;

(xi)	to CureVac’s knowledge, the information and documents regarding the In-Licensing Agreements, CureVac’s portfolio of Patent Rights, toxicology studies, clinical data, process and analytical information, manufacturing process information, material filing and correspondence with Regulatory Authorities, disclosed in the [*****] e-data room prior to the Effective Date as a part of GSK’s due diligence, is true, complete and accurate in all material respects; and

(xii)	CureVac has disclosed to GSK any written correspondence sent to or received from Regulatory Authorities, all drug safety monitoring board meeting minutes and internal safety review committee meeting minutes for the [*****] as of its Initiation.

13.5	LNP Warranties. To the extent permitted under the applicable LNP Agreement, CureVac hereby warrants to GSK on a pass-through basis each matter which is the subject of any representation or warranty given by each LNP Provider to CureVac under each applicable LNP Agreement.

13.6	Representations, Warranties of the Parties to Each Other. CureVac and GSK each represents and warrants and covenants with respect to itself only as at the Effective Date that:

(i)	the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of such Party, its officers and directors, and does not conflict with, violate, or breach any agreement to which such Party is a party, or such Party’s corporate charter, bylaws or similar organizational documents;

(ii)	this Agreement constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable competition, bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies;

(iii)	it is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated.

13.7	Due Diligence. Prior to the execution of any Ancillary Agreement, other than the Clinical Supply Agreement, GSK shall be entitled to perform further due diligence regarding CureVac’s capabilities to perform in accordance with terms defined herein for such agreement. Without prejudice to the Parties’ other rights and remedies, the Parties shall in good faith cooperate to address and remedy any issue identified during the due diligence referred to in this Section. For the avoidance of doubt, if GSK discovers a material issue regarding CureVac’s capabilities to comply with such agreement, GSK may in addition to its other rights and remedies suspend the execution of any such agreement until such ground has been remedied by CureVac.

13.8	Disclaimer Except as expressly set forth in this Agreement, each Party expressly disclaims, waives, releases, and renounces any representation or warranty of any kind, express or implied either in fact or by operation of law, by statute or otherwise, whether written or oral, or arising from course of performance, course of dealing or usage of trade, including any representation or warranty with respect to non-infringement, value, adequacy, freedom from fault, quality, efficiency, suitability, characteristics or usefulness, or merchantability or fitness for a particular purpose.

13.9	Limitation of Liability. Except in the case of any breach of Section 11 or in case of willful misconduct or gross negligence, neither Party shall be liable to the other Party for any indirect, punitive or consequential damages, or for damages for loss of profits or loss of business opportunity, whether based on contract or tort, or arising under Applicable Laws or otherwise.

14.	TERM AND TERMINATION.

14.1	Term. The term of this Agreement will commence on the Closing Date and end on the expiry of all applicable royalty payment obligations to CureVac under this Agreement, unless terminated earlier according to the terms and conditions of this Agreement (“Term”).

14.2	Termination at Will by GSK. GSK may terminate this Agreement in its entirety or on a Program- by-Program basis, at any time without cause upon [*****] prior written notice to CureVac.

14.3	Termination for Cause by Either Party in respect of a Program before First Commercial Sale.

On a Program-by-Program basis before the First Commercial Sale of a Product under a Program in a Territory, if either Party (“Breaching Party”) commits a material breach or default of any of its obligations hereunder, such breach to include a material breach by GSK of its diligence obligations under Section 4.10 with respect to a Product, the other Party hereto (“Non-Breaching Party”) may give the Breaching Party written notice of such material breach or default, and shall request that such material breach or default be cured as soon as reasonably practicable. If the Breaching Party fails to cure such breach or default within [*****] after the date of the Non- Breaching Party’s written notice thereof, the Non-Breaching Party may terminate this Agreement in part in relation to the relevant Program by giving written notice of termination to the Breaching Party. If the Breaching Party indicates in writing that it will be unable or is unwilling to cure the breach, this Agreement may be terminated in part, in relation to the relevant Program (but not any other Program), by the Non-Breaching Party with immediate effect.

14.4	Termination for Cause by Either Party in respect of a Program after First Commercial Sale.

On a Program-by-Program basis after the First Commercial Sale of a Product under a Program in a Territory, if: (i) GSK fails to pay any amount payable under Section 8 or any Ancillary Agreement; (ii) CureVac fails to pay any amount payable under any Ancillary Agreement; (iii) either Party commits any willful and material breach of the restrictions on any license granted to that Party pursuant to this Agreement; (iv) either Party commits a material breach of the non-compete obligations under Section 2.3; (v) GSK commits a material breach of its diligence obligations under Section 5.3, or (vi) either Party commits any persistent and material breach of Section 11, and the Party in breach of this Agreement (the “Breaching Party”) fails to cure such breach or default within [*****] after the date of the written notice thereof from the other Party (“Non-Breaching Party”), the Non-Breaching Party may terminate this Agreement in relation to the relevant Product(s) (but not any other Program) by giving written notice of termination to the Breaching Party. If the Breaching Party indicates in writing that it will be unable or is unwilling to cure the breach, this Agreement may be terminated in relation to the relevant Product(s) by the Non-Breaching Party with immediate effect.

14.5	Termination in respect of Anti-bribery and Corruption. Either Party shall be entitled to terminate this Agreement in the circumstances specified in Section 12.9.

14.6	Termination in Part and Program Replacement. If either Party terminates this Agreement with respect to a specific Program under this Section 14, or if GSK replaces a Program under Section 3.6, the rights and obligations of the Parties hereunder with respect to the specific Program shall terminate as at the effective date of such termination and the consequences set forth in Section 15 shall apply on a Program-by-Program basis.

14.7	Non-exclusive remedy. Termination of this Agreement or in relation to a Program in accordance with Sections 14.3, 14.4, or 14.5 shall not affect or impair the Non-Breaching Party’s right to pursue any legal remedy, including the right to recover damages, for any harm suffered or incurred by the Non-Breaching Party as a result of such breach or default.

15.	CONSEQUENCES OF TERMINATION.

15.1	Election by CureVac on Termination by GSK at Will or Termination by CureVac for Cause.

CureVac shall notify GSK in writing within [*****] of notice of termination in accordance with Sections 14.2, 14.3, 14.4, or 14.5 if CureVac wishes to:

a.	cease the Development and Commercialization of the relevant Product(s) under the relevant Program(s) and decline the transfer of any rights in relation to the Development, Manufacture and Commercialization of the relevant Products under this Agreement (the “CureVac Cease Option”); or

b	continue, itself or with a Third Party, with the Development and Commercialization of the relevant Product(s) under the relevant Program(s) (the “CureVac Continue Option”).

15.2	Election by GSK on Termination by GSK for Cause. GSK shall notify CureVac in writing within [*****] of notice of termination in accordance with Sections 14.3, 14.4, or 14.5 if GSK wishes to:

a	cease the Development and Commercialization of the relevant Product(s) under the relevant Program(s) and decline the transfer of any rights in relation to Development, Manufacture and Commercialization of the relevant Products under this Agreement, (the “GSK Cease Option”); or

b.	continue with the Development and Commercialization of the relevant Product(s) under the relevant Program(s) (the “GSK Continue Option”).

15.3	Specific consequences of CureVac Cease Option and the GSK Cease Option. If CureVac elects the CureVac Cease Option or GSK elects the GSK Cease Option, then with regard to the Program(s) in question:

a.	Reversion of Rights: At the effective date of termination, all of CureVac’s rights to the CureVac Technology and LNP Technology shall automatically revert back to CureVac and all of GSK’s rights to the GSK Technology shall automatically revert back to GSK.

b.	Wind-Down: Each Party shall, at its own cost (subject to Sections 15.3c and 15.3d), use all reasonable endeavors to wind-down any on-going activities and commitments in connection with this Agreement and the Ancillary Agreements by the effective date of termination.

c.	Costs (On Termination by GSK at Will): If CureVac elects the CureVac Cease Option following a termination of a Program by GSK in accordance with Section 14.2 while the R&D Plan for that Program has not been completed, GSK shall reimburse CureVac for the Development Costs set forth in the respective R&D Plan until the effective date of termination.

d.	Costs (On Termination by CureVac for Cause): If CureVac elects the CureVac Cease Option following a termination of a Program by CureVac for cause in accordance with Section 14.3, 14.4 or 14.5, GSK shall reimburse CureVac for the Development Costs set forth in the respective R&D Plan until the effective date of termination and reimburse CureVac for its demonstrable stranded costs arising from the early termination of the R&D Plan. CureVac shall use reasonable endeavors to mitigate those stranded costs.

15.4	Specific consequences of the CureVac Continue Option. If CureVac elects the CureVac Continue Option, then with regard to the Program(s) in question, the following shall apply:

a.	Transition: The JSC shall promptly meet to devise a transition plan, which provides for an orderly and cost-effective transition of, and which sets forth the responsibilities and a timetable for transferring, all Development, Manufacturing and Commercialization responsibilities to CureVac or a Third Party selected by CureVac for this purpose (the “Transition Plan”). Each Party will bear its own costs to agree and implement the Transition Plan unless CureVac has terminated this Agreement with respect to a specific Program for cause in accordance with Section 14.3, 14.4 or 14.5, in which case GSK shall reimburse CureVac for its reasonable and demonstrable direct costs incurred to implement the Transition Plan.

b.	Reversion of Rights: All of CureVac’s rights to the CureVac Technology and LNP Technology shall automatically revert back to CureVac, except that if the date of termination occurs after the First Commercial Sale of the relevant Product, (i) the termination of the rights and obligations of the Parties, and the transfer and/or return of rights pursuant to this Section 15, shall take effect on a country-by-country basis, at time as CureVac is able to take over the Commercialization of the Product in such country where that Product is sold with no adverse impact on the continuous availability of Products in that country (the “Cut-Over Date”) and (ii) until such date in such country, the licenses granted to GSK under this Agreement (including Article 2) and any rights and obligations associated with such licenses (including GSK’s payment obligations under Section 8) shall survive.

c.	Transfer of Development Data and Regulatory Approvals. CureVac shall have the right to request in writing, as part of the Transition Plan:

(i)	a complete copy of all Development Data Controlled by GSK to be provided in original form and access to all other Know-How in GSK’s possession or under its Control relating to the Products, such Development Data and other Know-How to be provided within [*****] of such request; and

(ii)	the transfer of Regulatory Approvals held by GSK, its Affiliates or Sublicensees, and if Regulatory Approvals have not been obtained by GSK, its Affiliates or Sublicensees, CureVac may require that GSK transfers to CureVac the status of any application for the Regulatory Approvals and notifies the competent Regulatory Authority thereof and supplies CureVac with all documents and clinical data already prepared by GSK, its Affiliates or Sublicensees for the filing of applications for Regulatory Approvals (with GSK using its good faith efforts to promptly undertake such actions).

d.	GSK Trademark License: As part of the Transition Plan, on receipt of a written request from CureVac, GSK grants to CureVac an exclusive (even as to GSK), cost-free, perpetual and worldwide license (with the right to sublicense in multiple tiers) under the trademarks Controlled by GSK and used for the Products in the relevant jurisdiction(s) for the Manufacture and Commercialization of the Products in the Territory, excluding, however, any such trademarks – or such parts of a trademark - that include, in whole or part, any corporate name or logo of GSK, its Affiliates or Sublicensees, and excluding any trademark – or such part of a trademark - which contains the letters [*****] as prefix or suffix (in which case GSK will not oppose any application by CureVac to register a trademark which is similar to any trademark owned by GSK but does not use the letters [*****] as prefix or suffix).

e.	GSK Technology License. On a Product-by-Product and country-by-country basis effective from the Cut-Over Date, GSK grants to CureVac (i) an exclusive (even as to GSK), perpetual and worldwide license (with the right to sublicense in multiple tiers) under GSK’s interest in Joint Product Inventions and Joint Other Inventions, and, upon CureVac’s election, to be exercised no later than [*****] after the effective date of termination, (ii) a non- exclusive royalty-bearing, perpetual and worldwide license (with the right to sublicense in multiple tiers) under the other GSK Technology which has been used by GSK for the Development, Manufacture and/or Commercialization of the terminated Products and is required for the further Development, Manufacture and/or Commercialization of such Products, in each case of (i) and (ii) for the continued Development, Manufacture and Commercialization of the Products in the Territory.

f.	Post-Termination Financial Terms (Termination by GSK at Will): If GSK terminates this Agreement in its entirety or with respect to a specific Program in accordance with Section 14.2 and CureVac elects the CureVac Continue Option and the license to the GSK Technology under Section 15.4e(ii), then, on a Product-by-Product and country-by-country basis effective from the Cut-Over Date, in consideration of the licenses granted in Section 15.4e(ii), CureVac shall pay GSK royalties as forth in Exhibit 15.4.

g.	Post-Termination Financial Terms (Termination by CureVac for Cause): If CureVac terminates this Agreement with respect to a specific Program for cause in accordance with Section 14.3, 14.4 or 14.5, CureVac shall pay GSK the fair market value for acquisition by CureVac of the Program(s) and the associated rights and benefits pursuant to this Section 15.4, provided that CureVac may, if CureVac claims or seeks to claim damages in relation to breach of this Agreement by GSK, suspend the payment of such fair market value until the amount of damages suffered or incurred by CureVac has been agreed between the Parties or determined by an arbitration panel in accordance with Section 16.5, at which point those damages (if any) shall be set off against such fair market value payment (and any fair market value payment which would remain outstanding after the set off of damages shall become due and payable within [*****] after the agreement or determination of the amount of damages).

h.	For the purposes of Section 15.4h, the “fair market value” shall be agreed by the Parties, or if the Parties are unable to agree within [*****] from the date of election in accordance with Section 15.1, either Party may refer the matter to be determined by a panel of experts in accordance with this Section 15.4h. The Parties shall agree on the appointment of the panel of experts, comprising three members experienced in the biopharmaceutical sector, in transactions within the biopharmaceutical sector, and the valuation of technology of the biopharmaceutical sector, and shall agree with the experts the terms of their appointment. If the Parties are unable to agree on the identity of the experts within [*****] after expiry of the aforementioned term of [*****], or if any of the persons proposed is unable or unwilling to act, then each Party shall nominate one expert, which two experts shall together select the third and final expert, who shall preside the expert panel. The experts shall act on the following basis: (i) on their appointment, the experts shall confirm their neutrality, independence and the absence of conflicts in determining the fair market value for the rights granted pursuant to this Section 15; (ii) the experts shall act as experts and not arbitrators; (iii) the experts’ determination shall (in the absence of manifest error) be final and binding on the Parties and not subject to appeal; (iv) the experts shall decide the procedure to be followed in the determination in accordance with this Agreement; (v) the costs of the determination, including the fees and expenses of the experts (but excluding the parties’ own costs which shall be borne by the Party incurring those costs), shall be borne by GSK; and (vi) the expert determination and all matters connected with it shall be held in complete confidence by each of the Parties and shall not be disclosed to any other person except as permitted under Section 11.

15.5	Specific Consequences of the GSK Continue Option.

If GSK terminates this Agreement or a Program under Sections 14.3, 14.4 or 14.5, the rights and obligations of the Parties hereunder shall terminate as at the effective date of such termination (or, if later, the Cut-Over Date) and the consequences set forth in this Section 15 shall apply:

a.	Survival of licenses: The licenses granted to GSK under this Agreement (including under Section 2) and any rights associated with such licenses shall survive the termination of this Agreement.

b.	Post-Termination Financial Terms: All payment obligations under Section 8 shall remain in effect, provided that with respect to milestones and royalties arising after the effective date of termination, GSK may, if GSK also claims or seeks to claim damages in relation to breach of this Agreement by CureVac, suspend the payment of such milestone and royalty payments until the amount of damages suffered or incurred by GSK has been agreed between the Parties or determined by an arbitration panel in accordance with Section 16.5, at which point those damages (if any) shall be set off against such milestone and royalty payments (and any milestone or royalty payment which would remain outstanding after the set off of damages shall become due and payable within [*****] after the agreement or determination of the amount of damages).

c.	Costs (On Termination by GSK for Cause): CureVac shall undertake (at its own cost and without the right to be reimbursed) the transfer of Know-How in accordance with Sections 4.7 and 5.2.3, and shall reimburse all reasonable and demonstrable direct costs and expenses incurred by GSK in connection with those activities.

15.6	General Consequences of Expiry and Termination.

On any termination of this Agreement in its entirety or on a Program-by-Program basis the rights and obligations of the Parties hereunder shall terminate as at the effective date of such termination (unless stated otherwise in this Section 15) and the following shall apply:

a.	Reversion of Rights on Expiry: Upon expiry of this Agreement in a country and provided and to the extent that this Agreement is not terminated after such expiry by CureVac in accordance with Section 14.3, Section 14.4, or Section 14.5, or by GSK pursuant to Section 14.2, the licenses granted to GSK under Section 2 for such country shall become a fully paid-up, perpetual, and non-exclusive license.

b.	Reversion of Rights on Termination: Except as set forth in this Section 15, the rights and obligations of the Parties under this Agreement shall automatically lapse as at the effective date of the termination in question.

c.	Return of Information: No later than [*****] days after the effective date of termination, each Party shall return or cause to be returned to the other Party or, at the other Party’s option, destroy (and certify in writing the destruction of), all Confidential Information of the Disclosing Party in tangible form received from the other Party and all copies in any medium thereof; provided, however, that each Party may retain any Confidential Information reasonably necessary for such Party’s continued Development, Manufacture or Commercialization of the Products pursuant to this Section 15, and may retain the Confidential Information solely for the purpose of ensuring its compliance with this Agreement and Applicable Law by electronic files created in the ordinary course of business during automatic system back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information so long as such electronic files are (i) maintained only on centralized storage servers (and not on personal computers or devices), (ii) not accessible by any of its personnel (other than its information technology specialists), and (iii) are not otherwise accessed subsequently except with the written consent of the other Party or as required by law. Such retained copies of documents and Confidential Information shall remain subject to the confidentiality and non-use obligations set forth in this Agreement.

d.	Settlement of Outstanding Sums: Each Party shall pay all amounts then due and owing as at the termination effective date.

e.	Continuation of Ongoing Clinical Trials: In any event of termination, each Party may complete any clinical trial involving a Product it has initiated prior to the termination of this Agreement in accordance with the protocol for such trial, at its cost and such Party shall be granted by the other Party a cost-free, non-exclusive, sublicensable (as set forth in this Agreement), worldwide license under the CureVac Technology and the LNP Technology or respectively the GSK Technology to complete such clinical trials in accordance with their protocols.

15.7	Effect of Expiry or Termination; Survival. Expiry or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiry or termination. Any expiry or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiry or termination. The provisions of Sections 1, 2.6, 4.6, 4.8.6, 8.9, 9.1, 9.3, 9.4, 11, 13.1, 13.2, 13.3, 13.8, 13.9, 15, 16.3, 16.4, 16.5, 16.7, 16.8, 16.11 and 16.12 and all other provisions contained in this Agreement that by their explicit terms or from which it is clear from the context survive expiry or termination of this Agreement, and any schedules contained in this Agreement to which reference is made in any surviving term, shall survive the expiry or termination of this Agreement. In the event of a termination of this Agreement with respect to only one of the Programs, and continuation of other Programs under this Agreement, the termination and consequences of termination provisions only apply to the terminated Program, and the Agreement will remain in full force and effect with respect to the continuing Programs.

16.	GENERAL PROVISIONS.

16.1	Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, each of the Parties may, without such consent, but with notification, assign this Agreement and its rights and obligations hereunder to any of its Affiliates or in connection with the transfer or sale of all or substantially all of the portion of its business to which this Agreement relates or in the event of its merger or consolidation with a Third Party. Any permitted assignee will assume all obligations of its assignor under this Agreement in writing concurrent with the assignment. Any purported assignment in violation of this Section 16.1 will be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assignors under this Section 16.1.

16.2	Force Majeure. If the performance of any part of this Agreement by either Party, or any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the Party liable to perform, unless conclusive evidence to the contrary is provided, the Party so affected shall, upon giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected Party shall use commercially reasonable efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise and persist for a period of at least sixty (60) calendar days, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

16.3	Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by e-mail, sent by internationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

(i)	if to CureVac, addressed to:

CureVac AG

Attention:	CEO and General Counsel

with copy to: General Counsel

Address:	[*****]

Email:	[*****]

(ii)	if to GSK, addressed to:

GlaxoSmithKline Biologicals S.A.

	Attention:	President of GSK Vaccines

with copy to: Vaccines General Counsel

	Address:	[*****]

	Email:	[*****]

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by e-mail on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) on the Business Day after dispatch if sent by nationally-recognized overnight courier; or (c) on the [*****] following the date of mailing, if sent by mail.

16.4	Governing Law. This Agreement and all disputes arising hereunder, shall be exclusively governed by, and interpreted and enforced in accordance with Belgian law. The United Nations Convention of International Contracts on the Sale of Goods (the Vienna Convention) does not apply to this Agreement.

16.5	Dispute Resolution.

16.5.1	Unless otherwise set forth in this Agreement, in the event of any dispute arising out of or in connection with this Agreement, including any alleged breach under this Agreement or any dispute relating to the validity, performance, construction or interpretation of this Agreement, the Parties shall refer such dispute to the CEO (or its C-level delegate) of CureVac and the President of Vaccines (or another member of the global corporate execute team) of GSK. If the dispute has not been settled pursuant to the said rules within [*****] following the reference of the dispute to the senior management representatives of the Parties, either Party may submit the dispute to final and binding arbitration.

16.5.2	Any dispute arising out of or in connection with this Agreement, including any issue relating to the validity, performance, construction or interpretation of this Agreement, which cannot be resolved amicably between the Parties after following the procedure set forth in Section 16.5.1, shall be submitted to and settled by arbitration in accordance with the arbitration rules of the World Intellectual Property Organization (the “WIPO”) in effect on the date of the commencement of the arbitration proceedings. The existence, nature and details of any such dispute(s), and all communications between the Parties related thereto, shall be considered Confidential Information of the Parties and shall be treated in accordance with the terms of Section 11 above. Any Confidential Information may be disclosed by either Party to counsel, experts or other advisors on the arbitration under obligations of confidentiality. The decision of the arbitrators shall be final and binding upon the Parties. The location of arbitration will be Zurich, Switzerland. The arbitration will be heard and determined by three (3) arbitrators, with one arbitrator being appointed by each Party and the third arbitrator being appointed by the WIPO. The language of the arbitration proceeding will be English. Notwithstanding the provisions of this Section 16.5.2, each Party shall have the right to seek interim injunctive relief in any court of competent jurisdiction as such Party deems necessary to preserve its rights and to protect its interests.

16.6	Severability. If any provision of this Agreement is determined by any court or administrative tribunal of competent jurisdiction to be invalid or unenforceable, the Parties shall negotiate in good faith a replacement provision that is commercially equivalent, to the maximum extent permitted by Applicable Law, to such invalid or unenforceable provision. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement. Nor shall the invalidity or unenforceability of any provision of this Agreement in one country or jurisdiction affect the validity or enforceability of such provision in any other country or jurisdiction in which such provision would otherwise be valid or enforceable.

16.7	Entire Agreement and Amendments. This Agreement, together with all Exhibits attached hereto, constitutes the entire agreement between the Parties regarding the subject matter hereof, and supersedes all prior agreements, understandings and communications between the Parties, with respect to the subject matter hereof, including the Confidentiality Agreements. The foregoing may not be interpreted as a waiver of any remedies available to either Party as a result of any breach prior to the Effective Date, by the other Party of its obligations under the Confidentiality Agreements. No modification or amendment of this Agreement shall be binding upon the Parties unless in writing and executed by the duly authorized representative of each of the Parties; this shall also apply to any change of this Section 16.7.

16.8	Waivers. The failure by either Party hereto to assert any of its rights hereunder, including the right to terminate this Agreement due to a breach or default by the other Party hereto, shall not be deemed to constitute a waiver by that Party of its right thereafter to enforce each and every provision of this Agreement in accordance with its terms.

16.9	Counterparts. This Agreement may be executed in any number of counterparts, by original or electronic (including “pdf”) signature, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.10	Independent Contractors. The Parties are independent contractors and this Agreement shall not constitute or give rise to an employer-employee, agency, partnership or joint venture relationship among the Parties and each Party’s performance hereunder is that of a separate, independent entity.

16.11	Third Parties. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party which shall be a Third Party beneficiary to this Agreement.

16.12	Costs. Except as is otherwise expressly set forth herein, each Party shall bear its own expenses in connection with the activities contemplated and performed hereunder.

16.13	Insurance. Each Party will procure and maintain during the Term and for [*****] after termination or expiry of this Agreement, insurance in line with industry standards. GSK will be permitted to satisfy any or all of its obligations under this Section 16.13 through a program of self-insurance. Such insurance policies will be primary and non-contributing with respect to any other similar insurance policies available to the other Party or its Affiliates. Any deductibles for such insurance will be assumed by insured Party. Each Party will provide the other Party with evidence of such insurance upon the other Party’s request and prior to expiry of any one coverage. Any insurance will not be construed to create a limit of the insured Party’s liability with respect to its indemnification obligations under this Agreement.

☐☐ Signature page follows ☐☐

In Witness Whereof, the Parties have executed this Agreement to be effective as at the Closing Date.

Signed on behalf of
GlaxoSmithKline Biologicals S.A.

[*****] [*****]
Date Signed: July 15, 2020

Signed on behalf of
GlaxoSmithKline Biologicals S.A.

[*****] [*****]
Date Signed: July 15, 2020

Signed on behalf of
CureVac AG

[*****]
[*****]
Date Signed: July 15, 2020

Signed on behalf of
CureVac AG

[*****]
[*****]
Date Signed: July 15, 2020

Exhibit 1.29
List of Collaboration Pathogens and Products

[*****]

Exhibit 1.44
CureVac Know How

[*****]

Exhibit 1.50
CureVac Patent Rights

[*****]

Exhibit 1.70
Excluded Pathogens

[*****]

Exhibit 1.115

In-Licensing Agreements

[*****]

Exhibit 1.152
Pandemic Pathogens

[*****]

Exhibit 2.1.2 PART A

[*****] Terms

[*****]

Exhibit 2.1.2 PART B
Licensed LNP as at the Effective Date

[*****]

Exhibit 2.1.4

[*****] Terms

[*****]

Exhibit 3.4
Clearance Template

1. Vaccine Products

For vaccine Products, the below table must be used for the clearance of Antigens. For each clearance, the primary vaccine Antigen must be reported in the first row, and any additional vaccine Antigens (if any) must be reported in the subsequent rows.

Organism naturally encoding Target (e.g. virus, bacterium)	Transcript Identifier: NCBI Refseq transcript ID	Gene Identifier: NCBI Refseq Gene ID	Gene Name and Synonyms	DNA Sequence coordinates or locus	Protein Amino Acid Sequence: FASTA format

2. Antibody Products

For Antibody Products each clearance request shall (i) designate the primary Antibody and any additional Antibody(ies) (if any) of such Antibody Product, and (ii) contain for each Antibody the following information:

(A)          the common name for such Antibody and any known synonyms, if applicable;

(C)           a reference amino acid sequence for the baseline protein (i.e., the protein from which variants are established); and

(D)           a description of the biological activity of interest of such Antibody. In case the Antibody binds to a non-human protein or a non-human antigen the identity of the non-human protein or non-human antigen should be identified using the above table as for Vaccine Products.

Exhibit 3.5.2
Reserved Antigens

[*****]

Exhibit 4.1

First Product R&D Plan

[*****]

Exhibit 4.2

Second Product R&D Plan

[*****]

Exhibit 4.3.1(A)

[*****] Product R&D Plan

[*****]

 Exhibit 4.3.1(B)

[*****] Product R&D Plan

[*****]

 Exhibit 4.3.1(C)

[*****] Product R&D Plan

[*****]

Exhibit 5.2.1
Key Supply Terms

Part (A)

(for commercial supply)

[*****]

Part (B)

(for clinical supply)

[*****]

Exhibit 6.2

Key Distribution Terms

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Exhibit 8.7.5
Third Party Offset

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Exhibit 11.6
Draft Press Release

PRESS RELEASE

For media and investors only

Issued: [DAY + MONTH] 2020, London UK; Tübingen, Germany/ Boston, MA, USA

GSK and CureVac announce strategic mRNA technology collaboration

•	Companies to collaborate on mRNA vaccine and monoclonal antibody research programmes in infectious diseases

•	GSK to make equity investment of £130m (€150m) in CureVac, and an upfront payment of £104m (€120m)

GlaxoSmithKline plc (LSE/NYSE: GSK) and CureVac today announced the signing of a strategic collaboration agreement for the research, development, manufacturing and commercialisation of up to five mRNA-based vaccines and monoclonal antibodies (mAbs) targeting infectious disease pathogens. The collaboration complements GSK’s existing mRNA capabilities with CureVac’s integrated mRNA platform.

mRNA (messenger RNA) technology is a rapidly progressing, cutting-edge platform for the development of new vaccines and medicines, potentially expanding the range of diseases which can be prevented or treated, while also promising to significantly speed up development and manufacturing. mRNA enables protein synthesis in the human body, carrying the genetic code required for cells to manufacture and express proteins. By using mRNA technology in vaccines and medicines, specific proteins, or antigens, can be produced by the body’s own cells, enabling the human immune system to prevent or fight disease.

CureVac’s leadership in mRNA technology, along with its mRNA manufacturing capability, complements GSKs existing scientific leadership in vaccines, including GSKs own self-amplifying mRNA (SAM) vaccine technology platform, and further builds on GSKs growing capability in mAbs innovation, aligned to its R&D focus on the science of immunology. Advancing mRNA-based vaccine and treatment technologies is also expected to play a role in further improving response against future pandemics.

Roger Connor, President GSK Vaccines, said: “GSK’s self-amplifying mRNA (SAM) vaccine technology has shown us the potential of mRNA technology to advance the science of vaccine development, and CureVac’s experience complements our own expertise. Through the application of mRNA technology, including SAM, we hope to be able to develop and scale up advanced vaccines and therapies to treat and prevent infectious diseases quicker than ever before.”

Dr. Franz-Werner Haas, acting Chief Executive Officer of CureVac, added: “We are delighted to partner with GSK. With this collaboration, we are gaining a world-class partner whose expertise and global footprint will allow us to further develop and translate the value of our platform into potential products for the world.”

The companies will combine their mRNA expertise on development opportunities across a range of infectious disease pathogens, selected with the potential to best leverage the advantages of this platform technology, while addressing significant unmet medical need and economic burden. CureVac’s existing COVID-19 mRNA and rabies vaccines research programmes are not included in the collaboration announced today.

Under the terms of the deal, GSK will make an equity investment in CureVac of £130m (€150m), representing an approximate 10%,stake, an upfront cash payment of £104m (€120m) and a one-time reimbursable payment of £26m (€30m) for manufacturing capacity reservation, upon certification of CureVac’s commercial scale manufacturing facility currently under construction in Germany.

CureVac will be eligible to receive development and regulatory milestone payments of up to £277m (€320m), commercial milestone payments of up to £329m (€380m) and tiered royalties on product sales.

GSK will fund R&D activities at CureVac related to the development projects covered by the collaboration. CureVac will be responsible for the preclinical- and clinical-development through Phase 1 trials of these projects, after which GSK will be responsible for further development and commercialization. CureVac will be responsible for the GMP manufacturing of the product candidates including for commercialization, and will retain commercialization rights for selected countries for all product candidates.

About GSK

GSK is a science-led global healthcare company with a special purpose: to help people do more, feel better, live longer. For further information please visit www.gsk.com/about-us.

About CureVac’s mRNA technology platform

CureVac’s mRNA technology platform has shown potential in the development and production of mRNA based vaccines and therapeutics. CureVac’s RNAoptimizer platform aims to optimize the properties of mRNA medicines based on its three core pillars: protein design, mRNA optimization and mRNA delivery. The technology can be tailored to induce varying degrees of immune responses against specific protein antigens of choice, potentially providing potent prophylactic vaccines for the prevention of infectious diseases, such as Rabies, as well as immunotherapies for the treatment of cancer. The technology can also be adapted to avoid immune activation for purposes of protein therapy and antibodies, thereby providing potential new therapeutic modalities for patients suffering from a vast range of diseases.

About CureVac

CureVac is a leading clinical stage biotechnology company in the field of messenger RNA (mRNA) technology with 20 years of expertise in developing and optimizing this versatile molecule for medical purposes. The principle of CureVac’s proprietary technology is the use of mRNA as a data carrier to instruct the human body to produce its own proteins capable of fighting a wide range of diseases. The company applies its technologies for the development of cancer therapies, antibody therapies, the treatment of rare diseases, and prophylactic vaccines. CureVac has received significant investments, amongst others from dievini Hopp BioTech holding and the Bill & Melinda Gates Foundation. In June 2020, the German Federal Ministry of Economics and Energy announced its commitment to invest 300 million Euros in CureVac through the Kreditanstalt für Wiederaufbau (KfW). CureVac has also entered into collaborations with multinational corporations and organizations, including Boehringer Ingelheim, Genmab, CRISPR Therapeutics, the Bill & Melinda Gates Foundation, CEPI and others. CureVac is headquartered in Tübingen, Germany with sites in Frankfurt and Boston, USA.

For more information, please visit www.curevac.com/ or follow CureVac on Twitter at @CureVacAG.

GSK media enquiries:

	Simon Steel	+44 (0) 20 8047 5502	(London)
	Simon Moore	+44 (0) 20 8047 5502	(London)
	Kristen Neese	+1 804 217 8147	(Philadelphia)
	Kathleen Quinn	+1 202 603 5003	(Washington DC)

Analyst/Investor enquiries:	Sarah Elton-Farr	+44 (0) 20 8047 5194	(London)
	Danielle Smith	+44 (0) 20 8047 0932	(London)
	James Dodwell	+44 (0) 20 8047 2406	(London)
	Jeff McLaughlin	+1 215 751 7002	(Philadelphia)
	Frannie DeFranco	+1 215 751 4855	(Philadelphia)

CureVac enquiries:

Media enquiries:

Thorsten Schüller, Corporate

Communications

CureVac AG, Tübingen,

Germany

T: +49 7071 9883-1577

thorsten.schueller@curevac.com

Investor enquiries:

Dr. Sarah Fakih, Vice President

Investor Relations

CureVac AG, Tübingen,

Germany

T: +49 7071 9883-1298

sarah.fakih@curevac.com

Cautionary statement regarding forward-looking statements

GSK cautions investors that any forward-looking statements or projections made by GSK, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Such factors include, but are not limited to, those described under Item 3.D “Risk Factors” in the company’s Annual Report on Form 20-F for 2019 and any impacts of the COVID-19 pandemic.

Registered in England & Wales:

No. 3888792

Registered Office:
980 Great West Road
Brentford, Middlesex
TW8 9GS

Exhibit 12.5
Data Protection Terms

The Parties agree that the processing of Personal Information under or in connection with this Agreement shall be in accordance with this Exhibit, including all Annexes.

1.	Definitions

In this Exhibit:

“CureVac” means CureVac as defined in the Agreement and its Affiliates.

“Data Protection Authority” means each person having regulatory or supervisory authority over GSK or CureVac in the area of protection of Personal Information;

“Data Protection Laws” means: (a) the GDPR; and (b) all other laws concerning the processing of Personal Information;

“GDPR” means the General Data Protection Regulation (EU) 2016/679 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data;

“GSK” means GSK as defined in the Agreement and its Affiliates.

“Party” or “Parties” means CureVac and GSK as defined in this Exhibit.

“Personal Information” means information relating to an identified or identifiable individual;

“Personal Information Breach” means any actual breach of security leading to the accidental or unlawful destruction, loss, alteration, unauthorised disclosure of, or access to, Personal Information transmitted, stored or otherwise processed; and

“Transferred Personal Information” means any Personal Information that is transferred pursuant to this Agreement (i) that is transferred to CureVac by GSK operating in the European Union; or (ii) that is transferred to GSK by CureVac operating in the European Union.

2.	Data Processing

a.	Status of each Party under Data Protection Laws

GSK and CureVac acknowledge that the status of each Party is a question of fact determined under Data Protection Laws. Without limiting the foregoing, GSK and CureVac each understand that, in relation to the Transferred Personal Information, GSK and CureVac independently determine how and why Transferred Personal Information is processed (and accordingly each acts as a controller) and all processing of Transferred Personal Information shall be undertaken in accordance with Annex 1 (Controller Terms) to this Exhibit 12.5.

b.	Description of processing

The Parties will document the following information in writing (including in electronic form)

Duration, nature and purpose of processing
Duration of processing	[to be documented]
Nature and purpose of processing	[to be documented]
Personal Information
Individuals may include any of:	[to be documented]
Categories of Personal Information may include any of:	[to be documented]
Special categories of Personal Information may include any of:	[to be documented]

3.	Termination or expiry

On termination or expiry of this Agreement, this Exhibit shall survive and continue in full effect for as long as Transferred Personal Information is processed by the other Party.

4.	Further Assurance

a.	If any Data Protection Authority adopts revised standard contractual clauses for the matters addressed in this Exhibit (including any Annex) and one Party notifies the other Party that it wishes to incorporate any element of those standard contractual clauses into this Exhibit, the other Party shall agree to changes (limited only to the extent of the requirement under such revised standard contractual clauses) as reasonably requested by such Party.

b.	Both Parties agree that, upon the request of any Party, they shall execute any specific form of data transfer agreement as reasonably requested by such Party to enable the other Party to comply with applicable Data Protection Laws or the requirements of any Data Protection Authority.

ANNEX 1 TO EXHIBIT 12.5 - CONTROLLER TERMS

1.	General terms

a.	Subject to the remaining provisions of this Annex 1, in relation to the processing of all Transferred Personal Information, each Party:

i.	shall comply with its obligations under Data Protection Laws; and

ii.	acknowledges that, except as expressly stated otherwise under this Annex 1 or otherwise in the Agreement, it is (as between the Parties) solely responsible for meeting all of its obligations under Data Protection Law.

2.	Legal basis and privacy notices

a.	Unless expressly agreed otherwise in writing, each Party shall be responsible for the lawfulness of the collection and disclosure to the other Party of the Transferred Personal Information, in particular, for obtaining any consent required by law from all individuals to whom the Transferred Personal Information relates in respect of all processing undertaken by that Party (including any disclosure to the other Party).

b.	If the transferring Party obtains consent for the processing of Transferred Personal Information, such consent shall cover the transfer and the further processing of Transferred Personal Information by the other Party for the purposes identified in this Exhibit.

c.	Unless expressly agreed otherwise in writing, each Party shall be responsible for providing privacy notices to all individuals to whom the Transferred Personal Information relates in respect of all processing undertaken by that Party. If either Party expressly agrees in writing to provide a privacy notice on behalf of the other Party, it shall ensure that the relevant privacy notices effectively address all information required to be provided under Data Protection Laws and take account of any reasonable proposals by the other Party.

3.	Communications

a.	If either Party receives any communication from a Data Protection Authority which relates directly or indirectly to:

i.	the other Party’s processing of Transferred Personal Information; or

ii.	a potential failure to comply with Data Protection Laws in relation to the processing of Transferred Personal Information,

the receiving Party, shall, to the extent permitted by Applicable Laws, promptly forward the communication to the other Party and provide the other Party with reasonable cooperation and assistance in relation to the same.

4.	Handling of transferred personal information

a.	Each Party shall ensure that Transferred Personal Information supplied to it by or on behalf of the other Party:

i.	is only used for the purposes for which it was collected;

ii.	is not disclosed to any of its staff unless those persons that have committed themselves to confidentiality and have undergone appropriate training in data protection;

iii.	is transferred to another Party or Third Parties only: in accordance with Applicable Laws; and

iv.	is kept securely, including by application of the measures set out in Annex 2 (Information Security) to this Exhibit 12.5.

5.	Rights of individuals

If an individual makes a written request to either Party to exercise any of their rights under Data Protection Laws in respect of Transferred Personal Information, the receiving Party shall respond to that request in accordance with Data Protection Laws. To the extent the request concerns processing of Transferred Personal Information undertaken by the other Party, the receiving Party shall: (i) promptly forward the request to the other Party; and (ii) cooperate and provide reasonable assistance in relation to that request to enable the other Party to respond in accordance with Data Protection Laws.

6.	Personal information breach

a.	Without limiting any provision of Annex 2 (Information Security) to this Exhibit 12.5, if a Party becomes aware of a Personal Information Breach affecting Transferred Personal Information supplied to it by the other Party, the Party shall:

i.	notify the other Party without undue delay, and provide the other Party with a reasonable description of the Personal Information Breach without undue delay as such information becomes available; and

not publish any communication concerning the Personal Information Breach without first consulting the other Party, save that it may disclose a breach to the extent required by Applicable Laws (e.g. to Data Protection Authority or to individual(s)).

ANNEX 2 TO EXHIBIT 12.5 – INFORMATION SECURITY

[to be completed as soon as reasonably practicable after the Closing Date]

Exhibit 13.4
Disclosure Letter

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 Exhibit 15.4

Post-Termination Royalties

Where this Exhibit 15.4 applies, CureVac shall pay GSK, on a Product-by-Product and country-by-country basis, the royalty payments set forth below for Net Sales by CureVac, its Affiliates, or Sublicensees of such Product, depending in what stage of development that Product finds itself at the effective date of termination. With respect to any payments to be made by CureVac to GSK, the definition of “Net Sales” in Section 1.132 and the provisions of Sections 8.7.2, 8.7.3, 8.7.8, and 8.8 to 8.11 shall apply mutatis mutandis.

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